UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

XTANT MEDICAL HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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PRELIMINARY INFORMATION STATEMENT—SUBJECT TO COMPLETION

NOTICE OF ACTION BY WRITTEN CONSENT AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To Our Stockholders:

This Information Statement is furnished to inform holders of shares of common stock of Xtant Medical Holdings, Inc. (the “Company,” “our,” “we” or “us”) that the Board of Directors and the holders of a majority of the voting power of the outstanding shares of common stock of the Company entitled to vote as of the record date of August 7, 2020 (collectively, the “Majority Stockholders”) have approved the following:

1.	an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock from 75,000,000 shares to 300,000,000 shares (the “Charter Amendment”); and

2.	the exchange by the Company of shares of our common stock for approximately $40.8 million of the aggregate outstanding principal amount of loans outstanding held by OrbiMed Royalty Opportunities II, LP and ROS Acquisition Offshore LP, as lenders, under the Second Amended and Restated Credit Agreement, dated as of March 29, 2019, by and among the Company, Bacterin International, Inc., Xtant Medical, Inc., X-spine Systems, Inc., and the Lenders, as amended (the “Second A&R Credit Agreement”), as well as, without duplication, approximately $21.1 million of the outstanding amount of PIK Interest (as defined in the Second A&R Credit Agreement) (such loans and PIK Interest, the “Exchanging Loans”), plus all other accrued and unpaid interest on the Exchanging Loans outstanding as of the closing date, at an exchange price of $1.07 per share, resulting in the issuance of approximately 57.8 million shares of our common stock (the “Share Issuance”).

Pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) and Section 1.10 of the Company’s Second Amended and Restated Bylaws, stockholder action may be taken by written consent without a meeting of stockholders. By written consent without a meeting on August 7, 2020, the Majority Stockholders approved the Charter Amendment and the Share Issuance. This Information Statement also constitutes notice to you under Section 228 of the DGCL of the actions taken by written consent by the Majority Stockholders without a meeting of stockholders.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM THE MAJORITY STOCKHOLDERS BY WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER APPROVAL REQUIREMENT FOR THESE ACTIONS UNDER THE DGCL AND NYSE AMERICAN RULES AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED, OR ARE BEING SOLICITED, TO APPROVE THE CHARTER AMENDMENT AND THE SHARE ISSUANCE.

This Information Statement is being furnished to all holders of our common stock pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, solely for the purpose of informing stockholders of these corporate actions before they take effect.

The record date for determining our stockholders who were entitled to notice of those matters was August 7, 2020, the date that the Board of Directors of the Company took prior action in connection therewith. In accordance with Exchange Act Rule 14c-2, the stockholder consent will become effective no sooner than 20 calendar days following the mailing of this Information Statement. This Information Statement is being mailed on or about                     , 2020 to stockholders of record as of August 7, 2020. Therefore, these actions will be effective on or about                   , 2020.

Holders of our common stock do not have appraisal or dissenters’ rights under the DGCL in connection with the matters described in this Information Statement and approved by the Majority Stockholders.

You are urged to read this Information Statement carefully in its entirety, including any information incorporated by reference into this Information Statement. However, no action is required on your part in connection with this document.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C, AND PURSUANT TO SECTION 228 OF THE DGCL.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We thank you for your continued support.

Sincerely,

Jeffrey Peters Chairman of the Board	Sean E. Browne President and Chief Executive Officer

Belgrade, Montana

                                     , 2020

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ANNEXES

Annex A – Form of Charter Amendment

Annex B – Restructuring and Exchange Agreement

Annex C – Opinion of Duff & Phelps, LLC

ii

PRELIMINARY INFORMATION STATEMENT—SUBJECT TO COMPLETION

XTANT MEDICAL HOLDINGS, INC.

664 Cruiser Lane

Belgrade, Montana 59714

(406) 388-0480

INFORMATION STATEMENT

We are required to deliver this Information Statement to holders of shares of common stock, par value $0.000001 per share (“common stock”), of Xtant Medical Holdings, Inc. (the “Company,” “our,” “we” or “us”) in order to provide notice that certain holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote as of the record date set forth below (collectively, the “Majority Stockholders”), without holding a meeting of stockholders at which holders of our common stock would be entitled to vote, have provided written consent to certain actions that would normally require such a meeting.

THE ACCOMPANYING MATERIAL IS BEING PROVIDED TO YOU FOR INFORMATIONAL PURPOSES ONLY. NO VOTE OR OTHER ACTION OF OUR STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Information Concerning the Action by Written Consent

This Information Statement is being mailed on or about                   , 2020 to the holders of record at the close of business on August 7, 2020 (the “Record Date”) of our common stock pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) and Section 1.10 of the Company’s Second Amended and Restated Bylaws (“Bylaws”). The purpose of this Information Statement is to inform holders of our common stock that by written consent without a meeting, the Majority Stockholders have approved the following actions:

1.	an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”) to increase the number of authorized shares of our common stock from 75,000,000 shares to 300,000,000 shares (the “Charter Amendment”); and

2.	the exchange by the Company of shares of our common stock for approximately $40.8 million of the aggregate outstanding principal amount of loans outstanding held by OrbiMed Royalty Opportunities II, LP and ROS Acquisition Offshore LP, as lenders, under the Second Amended and Restated Credit Agreement, dated as of March 29, 2019, by and among the Company, Bacterin International, Inc., Xtant Medical, Inc., X-spine Systems, Inc., and the Lenders, as amended (the “Second A&R Credit Agreement”), as well as, without duplication, approximately $21.1 million of the outstanding amount of PIK Interest (as defined in the Second A&R Credit Agreement) (such loans and PIK Interest, the “Exchanging Loans”), plus all other accrued and unpaid interest on the Exchanging Loans outstanding as of the closing date, at an exchange price of $1.07 per share, resulting in the issuance of approximately 57.8 million shares of our common stock (the “Share Issuance”).

The approval of the Charter Amendment is required under the DGCL, and the approval of the Share Issuance is required by the rules and regulations of the NYSE American, as further described in this Information Statement.

The written consent of the Majority Stockholders is sufficient to approve the Charter Amendment and the Share Issuance. Therefore, no proxies or consents were, or are, being solicited in connection with the Charter Amendment and the Share Issuance.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED IN THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Other than the stockholder written consent described above, no other votes are necessary or required to effectuate the Charter Amendment or the Share Issuance or the other transactions described in this Information Statement.

Effective Date of Action by Written Consent

This Information Statement is being furnished to all holders of our common stock pursuant to Section 14(c) of the Exchange Act and the rules and regulations promulgated thereunder solely for the purpose of informing stockholders of these corporate actions before they take effect. In accordance with Exchange Act Rule 14c-2, the stockholder consent will become effective no sooner than 20 calendar days following the mailing of this Information Statement. After the expiration of the 20-day period required under Rule 14c-2 promulgated under the Exchange Act, and in accordance with the DGCL, the Company intends to file the Charter Amendment with the Secretary of State of the State of Delaware. The Charter Amendment will become effective when it has been accepted for filing by the Secretary of State of the State of Delaware. Immediately after the Charter Amendment has become effective, in accordance with the rules and regulations of the NYSE American and the terms of that certain Restructuring and Exchange Agreement among the Company and the Lenders, as described in more detail later in this Information Statement, the Company intends to issue the 57,837,046 shares of common stock to the Lenders in the Share Issuance.

Outstanding Shares and Voting Rights as of Record Date

As of the Record Date, our authorized capital stock consisted of 75,000,000 shares of common stock and 10,000,000 shares of preferred stock at a par value of $0.000001 per share (“preferred stock”), of which 13,223,565 shares of common stock and no shares of preferred stock were issued and outstanding, respectively. Each share of our outstanding common stock is entitled to one vote on matters submitted for stockholder approval and to notice of action to be taken pursuant to written consent, such as action taken by the Majority Stockholders.

On August 7, 2020, the Majority Stockholders executed and delivered to the Company a written consent by which holders of 9,248,678 shares of our common stock, or approximately 70% of the voting power of the outstanding shares of our common stock entitled to vote on the matter, approved the Charter Amendment and the Share Issuance. Since the Charter Amendment and the Share Issuance have been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The DGCL permits the holders of a corporation’s outstanding stock representing a majority of that corporation’s voting power to approve and authorize corporate actions by written consent as if such actions were undertaken at a duly called and held meeting of stockholders. In order to significantly reduce the costs and management time involved in soliciting and obtaining proxies to approve the foregoing matters and in order to timely effectuate such matters, the Board of Directors of the Company elected to utilize, and did in fact obtain, the written consent of the holder of a majority of the voting power of the Company. The Company obtained the written consent of the stockholders who, as of the Record Date, owned approximately 70% of the Company’s voting stock. The written consent satisfies the stockholder approval requirement for the actions taken. Accordingly, under the DGCL, no other Board of Directors or stockholder approval is required in order to effect such actions.

No Dissenters’ or Appraisal Rights

The DGCL does not provide dissenters’ or appraisal rights to stockholders of the Company in connection with the Charter Amendment or the Share Issuance or any matter described in this Information Statement.

Expenses

The cost of furnishing this Information Statement will be borne by the Company. We will mail this Information Statement to registered stockholders and certain beneficial stockholders of the Company where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

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QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

Q:	Why am I receiving these materials?

A:	We are providing this Information Statement to you for your information to comply with the requirements of the Exchange Act and the DGCL. You are urged to read this Information Statement carefully in its entirety, including any information incorporated by reference into this Information Statement. However, no action is required on your part in connection with this document.

The record date for determining our stockholders who were entitled to notice of those matters was August 7, 2020, the date that the Board of Directors of the Company took prior action in connection therewith. In accordance with Exchange Act Rule 14c-2, the stockholder consent will become effective no sooner than 20 calendar days following the mailing of this Information Statement. This Information Statement is being mailed on or about , 2020 to stockholders of record as of August 7, 2020. Therefore, these actions will be effective on or about , 2020.

Q:	What information is contained in this Information Statement?

A:	This Information Statement contains information regarding actions approved by the Board of Directors of the Company and holders of our common stock holding an aggregate of 9,248,678 shares of our common stock, representing approximately 70% of our total shares of common stock outstanding as of the Record Date. We refer to these stockholders as the Majority Stockholders in this Information Statement.

Q:	What actions were taken by written consent of the Majority Stockholders?

A:	The actions approved by the written consent of the Majority Stockholders are more completely described elsewhere in this Information Statement, but in summary are:

	1.	an amendment to our Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock from 75,000,000 shares to 300,000,000 shares; and

	2.	the exchange by the Company of shares of our common stock for approximately $40.8 million of the aggregate outstanding principal amount of loans outstanding held by the Lenders under the Second A&R Credit Agreement, as well as, without duplication, approximately $21.1 million of the outstanding amount of PIK Interest (as defined in the Second A&R Credit Agreement), plus all other accrued and unpaid interest on the Exchanging Loans outstanding as of the closing date, at an exchange price of $1.07 per share, resulting in the issuance of approximately 57.8 million shares of our common stock.

Q:	Why are you not soliciting proxies on these two actions?

A:	We are not soliciting proxies on these two matters because the Majority Stockholders, who together hold approximately 70% of the Company’s voting power, provided written consent approving each of the two actions, and no other action on the part of our stockholders is necessary or required to effectuate the Charter Amendment or the Share Issuance or the other transactions described in this Information Statement.

Q:	When do you expect to file the Charter Amendment and effect the Share Issuance?

A:	In accordance with Exchange Act Rule 14c-2, the stockholder consent will become effective no sooner than 20 calendar days following the mailing of this Information Statement. After the expiration of the 20-day period required under Rule 14c-2 promulgated under the Exchange Act, and in accordance with the DGCL, the Company intends to file the Charter Amendment with the Secretary of State of the State of Delaware. The Charter Amendment will become effective when it has been accepted for filing. Immediately after the Charter Amendment has become effective, in accordance with the rules and regulations of the NYSE American and the terms of that certain Restructuring and Exchange Agreement among the Company and the Lenders, as described in more detail later in this Information Statement, the Company intends to issue the shares of common stock to the Lenders in the Share Issuance.

Q:	Will the restructuring transactions result in the Company becoming back in compliance with the NYSE American continued listing standards?

A:	Yes, we expect that upon completion of the Share Issuance, the Company will be back in compliance with the NYSE American continuing listing standards.

Q:	To whom may I direct any additional questions regarding this Information Statement?

A:	Any additional questions regarding this Information Statement may be directed to:

Xtant Medical Holdings, Inc.

Attention: Investor Relations

664 Cruiser Lane

Belgrade, Montana 59714

(406) 388-0480

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Information Statement that are not purely historical are forward-looking statements within the meaning of the applicable securities laws. Our forward-looking statements include, but are not limited to, statements regarding our “expectations,” “hopes,” “beliefs,” “intentions,” or “strategies” regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” and “would,” as well as similar expressions, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking. Forward-looking statements in this Information Statement may include, for example, statements about the following topics and are subject to certain risks and uncertainties, including the following:

●	our ability to effect the Charter Amendment, the Share Issuance and the other restructuring transactions described in this Information Statement in a timely manner;
●	our ability to regain compliance with NYSE American continued listing standards and maintain the listing of our common stock on the NYSE American;
●	our ability to service our debt and comply with the covenants in the Second A&R Credit Agreement;
●	our ability to maintain sufficient liquidity to fund our operations and obtain financing on reasonable terms when needed;
●	our future financial performance, including our ability to increase or maintain revenue;
●	the effect of the global novel strain of coronavirus (COVID-19) pandemic on our business, operating results and financial condition, including disruption to our customers, distributors, independent sales representatives, contract manufacturers and suppliers, as well as the global economy and financial and credit markets;
●	our ability to remain competitive;
●	our ability to innovate and develop new products;
●	our ability to obtain donor cadavers for our products from a limited number of third-party suppliers;
●	public acceptance of biologics products;
●	our ability to engage and retain qualified technical personnel and members of our management team;
●	product liability claims and any litigation to which we may be subjected;
●	our ability to successfully integrate future business combinations or acquisitions;
●	our ability to retain and recruit independent sales agents and the impact of the termination of an advisory agreement with an entity that provided services to some of our customers;
●	the ability of our sales force to achieve expected results;
●	the impact of worldwide economic conditions, which could adversely affect our revenue, financial condition, or results of operations;
●	our ability to use our net operating loss carry-forwards to offset future taxable income;
●	the effect of government regulations, our ability to obtain and maintain regulatory approvals in the United States and abroad and government and third-party coverage and reimbursement for our products
●	timing and results of clinical studies;
●	product recalls and defects;
●	our ability to remain accredited with the American Association of Tissue Banks;
●	our ability to obtain and protect our intellectual property and proprietary rights and operate without infringing the intellectual property rights of others.

The forward-looking statements contained in this Information Statement are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties, or assumptions, many of which are beyond our control, which may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

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BACKGROUND OF THE RESTRUCTURING TRANSACTIONS

Introduction

On August 7, 2020, we entered into a Restructuring and Exchange Agreement with OrbiMed Royalty Opportunities II, LP (“Royalty Opportunities”) and ROS Acquisition Offshore LP (“ROS” and together with Royalty Opportunities, the “Lenders”), pursuant to which the parties thereto agreed, subject to the terms and conditions set forth therein, to take certain actions as set forth therein and as described in more detail below (collectively, the “Restructuring Transactions”) in furtherance of a restructuring of our outstanding indebtedness under the Second A&R Credit Agreement.

The Restructuring Transactions include, among others:

●	an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock from 75 million to 300 million;

●	the exchange by the Company of shares of our common stock for approximately $40.8 million of the aggregate outstanding principal amount of loans outstanding held by the Lenders under the Second A&R Credit Agreement, as well as, without duplication, approximately $21.1 million of the outstanding amount of PIK Interest (as defined in the Second A&R Credit Agreement), plus all other accrued and unpaid interest on the Exchanging Loans outstanding as of the closing date, at an exchange price of $1.07 per share, representing the average closing price of our common stock over the 10 trading days immediately prior to the parties entering into the Restructuring Agreement, and resulting in the issuance of approximately 57.8 million shares of our common stock;

●	the execution of an amendment to the Second A&R Credit Agreement by the parties thereto to change certain provisions therein, including extinguishing loans in an aggregate principal amount equal to the Exchanging Loans outstanding thereunder together with all accrued and unpaid interest thereon, adding loans in an aggregate principal amount equal to the prepayment fee payable thereunder in respect of the Exchanging Loans, reducing the amount of credit availability thereunder, decreasing the interest rate and eliminating certain financial covenants, as described in more detail below; and

●	the launch by the Company of a rights offering to allow stockholders of the Company to purchase up to an aggregate of $15 million of our common stock at the same price per share as the $1.07 per share exchange price used to exchange the Exchanging Loans into common stock as part of the Share Issuance (the “Rights Offering”).

Immediately after the execution of the Restructuring Agreement by the parties thereto, the Company solicited and obtained the written consent of Royalty Opportunities and ROS, the holders of a majority of the outstanding shares of common stock as of the Record Date, for the approval of the Charter Amendment and the Share Issuance, in accordance with applicable provisions of the DGCL and the Company’s Bylaws. The written consent of the Majority Stockholders was sufficient to approve the Charter Amendment and the Share Issuance. Therefore, no proxies or additional consents will be solicited by the Company in connection with the Charter Amendment and the Share Issuance.

Assuming that the Charter Amendment and Share Issuance are consummated on                        , 2020, the Lenders as of such date would own, in the aggregate, approximately 94% of our outstanding common stock. Consequently, all other existing stockholders of the Company, who currently own approximately 30% of our outstanding common stock, would own approximately 6% of our outstanding common stock following the consummation of the Charter Amendment and Share Issuance.

The material terms of the Restructuring Transactions are described under “Description of the Restructuring Agreement and Related Agreements” beginning on page 16.

Detailed information about these two written consent actions can be found under “Written Action One: Approval of Amendment to Amended and Restated Certificate of Incorporation to Increase Authorized Shares of Common Stock” beginning on page 36 and “Written Action Two: Approval of Issuance of Shares of Common Stock to Lenders Upon Exchange of Certain Indebtedness for Common Stock” beginning on page 39.

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Background of the Restructuring Transactions

We have incurred losses and have had negative cash flow since our inception. As a result of our history of losses and negative cash flows, and to maintain the listing of our common stock on the NYSE American stock exchange, during the first quarter of 2018, we effected a significant debt restructuring transaction pursuant to which a portion of our then outstanding indebtedness, amounting to an aggregate of $76.6 million in principal, together with accrued and unpaid interest, was converted into shares of our common stock, and we issued an additional 945,819 shares of common stock to Royalty Opportunities and ROS in a private placement. As part of the 2018 debt restructuring, on February 13, 2018, at a special meeting of our stockholders, we received stockholder approval of certain matters in connection therewith, including the issuance of shares of our common stock for purposes of the continued listing standards of the NYSE American, an amendment to our Charter to effect a 1-for-12 reverse split of our common stock and the election of six new members of the Board of Directors who replaced the then existing members of the Board of Directors, including three directors who were nominated by Royalty Opportunities and ROS and three “independent directors” under the continued listing standards of the NYSE American.

As a result of the 2018 debt restructuring, Royalty Opportunities and ROS, which are funds affiliated with OrbiMed Advisors LLC (“OrbiMed”), collectively held approximately $75.6 million of outstanding indebtedness and owned approximately 70% of our outstanding common stock. Because of this significant stock ownership, we became and continue to be a “controlled company” as defined in section 801(a) of the NYSE American Company Guide (“Company Guide”). As a controlled company, we are exempt from certain continued listing standards of the NYSE American requiring the Board of Directors to have a majority of independent members, a compensation committee composed entirely of independent directors and a nominating committee composed entirely of independent directors.

As part of the 2018 debt restructuring transaction, effective as of February 14, 2018, we entered into an Investor Rights Agreement with Royalty Opportunities, ROS and certain other stockholders of the Company at that time. Under the terms of the Investor Rights Agreement, Royalty Opportunities and ROS are permitted to nominate a majority of the members of the Board of Directors and designate the chairperson of the Board of Directors at subsequent annual meetings, as long as they maintain an ownership threshold in the Company of at least 40% of our outstanding common stock. If Royalty Opportunities and ROS are unable to maintain the 40% ownership threshold, the Investor Rights Agreement contemplates a reduction of nomination rights commensurate with their ownership interests. In addition, under the terms of the Investor Rights Agreement, for so long as the Ownership Threshold (as defined in the Investor Rights Agreement) is met, we must obtain the approval of Royalty Opportunities and ROS in order to: (i) issue new securities; (ii) incur over $250,000 of debt in the aggregate in a fiscal year; (iii) sell or transfer our assets or our businesses or those of our subsidiaries with a value in excess of $250,000 in the aggregate in a fiscal year; (iv) acquire assets or properties for an amount in excess of $250,000 in a fiscal year; (v) make capital expenditures over $125,000 individually, or $1,500,000 in the aggregate, during a fiscal year; (vi) approve our annual budget; (vii) hire or terminate our chief executive officer; (viii) appoint or remove the chairperson of the Board of Directors; and (ix) make loans to, investments in, or purchase, or permit any subsidiary to purchase, any stock or other securities in another entity in excess of $250,000 in the aggregate in a fiscal year. In addition, as long as the Ownership Threshold is met, we may not increase the size of the Board of Directors beyond seven directors without the approval of a majority of the directors nominated by Royalty Opportunities and ROS. The Investor Rights Agreement also grants Royalty Opportunities and ROS the right to purchase from us a pro rata amount of any new securities that we may propose to issue and sell. The Investor Rights Agreement may be terminated (a) upon the mutual written agreement of all the parties, (b) upon our written notice or the written notice of Royalty Opportunities or ROS if the ownership percentage of Royalty Opportunities and ROS of our outstanding common stock is less than 10%, or (c) upon written notice of Royalty Opportunities and ROS.

Also as part of the 2018 debt restructuring transaction, we entered into amendments to our then credit agreement with the Lenders to extend the maturity date of the credit facility, defer the payment of cash interest on our then outstanding indebtedness, modify the financial covenants and change certain other provisions thereof.

Finally as part of the 2018 debt restructuring transaction, we effected certain other actions, including:

●	certain amendments to our Charter and Bylaws;

●	a 1-for-12 reverse split of our common stock effective as of February 13, 2018;

●	the sale of an aggregate of 945,819 shares of our common stock, at a price of $7.20 per share, for aggregate proceeds of $6.8 million to Royalty Opportunities and ROS in a private placement;

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●	a rights offering to allow our stockholders as of the April 27, 2018 record date to purchase shares of our common stock at a subscription price of $7.20 per share, which was the same per share price in the private placement with Royalty Opportunities and ROS; and

●	the registration of the resale of the shares of our common stock issued to Royalty Opportunities, ROS and certain other third parties pursuant to a registration statement on Form S-1, which was declared effective by the SEC on June 4, 2018.

Subsequent to the 2018 debt restructuring transaction, the Board of Directors and management of the Company focused on the Company’s business, including certain operational efficiencies, building a new senior leadership team and improving the Company’s balance sheet.

In furtherance of building a senior leadership team, the Board of Directors took the following actions, among other actions:

●	appointed Kevin D. Brandt as Chief Commercial Officer, effective as of July 9, 2018, and enhanced the Company’s commercial organization under Mr. Brandt’s leadership by hiring five senior sales executives in the beginning of 2019;

●	appointed Greg Jensen as Vice President, Finance and Interim Chief Financial Officer, effective as of February 11, 2019, and appointed Mr. Jensen as Chief Financial Officer, on a non-interim basis, effective as of August 8, 2019; and

●	appointed Sean E. Browne as President and Chief Executive Officer, effective as of October 7, 2019.

In furtherance of effecting certain operational efficiencies and improving our balance sheet, the Company took the following actions, among other actions:

●	discontinued several unprofitable distributor arrangements and improved our channel management;

●	wrote down our goodwill and intangible assets during the fourth quarter of 2018 primarily related to assets acquired in connection with our 2015 acquisition of X-spine Systems, Inc.;

●	negotiated additional amendments to our credit agreement with the Lenders to provide us additional financial flexibility, as described in more detail below; and

●	reduced significantly our operating expenses while continuing to invest in certain operational improvements intended to assist the Company in our overall commercial performance, such as expanding marketing programs, reengaging with our distributor network, introducing certain selected new products, and implementing upgrades to our existing Enterprise Resource Planning platform.

With respect to the additional amendments to our credit agreement with the Lenders, on September 17, 2018, the Company, its subsidiaries and the Lenders entered into the Twenty-Fourth Amendment (the “24th Amendment”) to the Amended and Restated Credit Agreement by and between Bacterin International, Inc. and ROS (as amended prior to the 24th Amendment, the “Prior Credit Agreement” and the facility created under such agreement, as amended prior to the 24th Amendment, the “Prior Credit Facility”), which further amended the Prior Credit Agreement and terms of the Prior Credit Facility, effective as of April 1, 2018. Under the terms of the 24th Amendment, no interest was charged on the loans under the Prior Credit Facility from April 1, 2018 until June 30, 2018.

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Also, on September 17, 2018, the Company, its subsidiaries and the Lenders entered into the Twenty-Fifth Amendment to the Prior Credit Agreement (the “25th Amendment”), which further amended the Prior Credit Agreement and terms of the Prior Credit Facility, effective as of August 1, 2018. Under the terms of the 25th Amendment:

●	no interest was charged on the loans outstanding under the Prior Credit Facility from July 1, 2018 until December 31, 2018;

●	the Optional PIK Interest (as such term was defined in the Prior Credit Agreement) was decreased from 15% plus the LIBO Rate (as such term was defined in the Prior Credit Agreement) to 10% plus the LIBO Rate, with a 2.3125% floor;

●	a LIBO Rate floor of 2.3125% was added; and

●	the fee due upon payment, prepayment or repayment of the principal amount of the loans outstanding under the Prior Credit Facility, whether on the maturity date or otherwise, was increased to 2% from 1% of the aggregate principal amount of such payment, prepayment or repayment.

On September 17, 2018, in connection with the 25th Amendment, we issued warrants to purchase an aggregate of 1.2 million shares of our common stock to the Lenders, with an exercise price of $0.01 per share and an expiration date of August 1, 2028. The issuance of these warrants was a condition to the effectiveness of the 25th Amendment.

On March 29, 2019, the Company, its subsidiaries and the Lenders entered into the Second A&R Credit Agreement, which amended and restated the Prior Credit Agreement. Under the Second A&R Credit Agreement:

●	we may continue to make requests for term loans in amounts equal to the remaining commitment for additional delayed draw loans, and may request additional term loans from the Lenders in an aggregate amount of up to $10.0 million, with the amount of each loan draw to be subject to our production of a thirteen-week cash flow forecast that is approved by the Lenders and which shows a projected cash balance for the following two-week period of no less than $1.5 million, as well as the satisfaction (or waiver in writing by each Lender) of conditions precedent, including closing certificate, delivery of budget, and other satisfactory documents;

●	no interest accrued on the loans outstanding under the Second A&R Credit Agreement from and after January 1, 2019 until March 31, 2020;

●	beginning April 1, 2020 through the maturity date of the Second A&R Credit Agreement, interest payable in cash will accrue on the loans outstanding under the Second A&R Credit Agreement at a rate per annum equal to the sum of (a) 10.00% plus (b) the higher of (x) the LIBO Rate (as such term is defined in the Second A&R Credit Agreement) and (y) 2.3125%;

●	the maturity date of the Loans was changed to March 31, 2021;

●	the Consolidated Senior Leverage Ratio and Consolidated EBITDA (as such terms were defined in the Prior Credit Agreement) financial covenants were deleted, and a new Revenue Base (as such term is defined in the Second A&R Credit Agreement) financial covenant was added; and

●	the key person event of default provision was revised to refer specifically to certain then recently-hired executive officers of the Company.

On April 1, 2019, in connection with the Second A&R Credit Agreement, we issued warrants to purchase an aggregate of 1.2 million shares of our common stock to the Lenders, with an exercise price of $0.01 per share and an expiration date of April 1, 2029. The issuance of these warrants was a condition to the effectiveness of the Second A&R Credit Agreement.

Despite progress made in improving the operational efficiency and flexibility of the Company, the market price of our common stock decreased from a high of $11.50 per share during 2018 to a low of $0.55 during 2020, in each case after giving effect to the one-for-12 reverse stock split effected on February 13, 2018.

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In part due to our decreased market capitalization, the significant goodwill and intangible asset charges we incurred during the fourth quarter of 2018 and our continued operating losses, on April 4, 2019, we received a letter from NYSE Regulation notifying us that we are not in compliance with the continued listing standards of the NYSE American relating to stockholders’ equity. Specifically, we were not in compliance with Section 1003(a)(i) of the NYSE American Company Guide with stockholders’ equity of less than $2,000,000 and net losses in two of our three most recent fiscal years, Section 1003(a)(ii) with stockholders’ equity of less than $4,000,000 and net losses in three of our four most recent fiscal years and Section 1003(a)(iii) with stockholders’ equity of less than $6,000,000 and net losses in five of our most recent fiscal years. According to Section 1003(a) of the Company Guide, NYSE Regulation will normally consider providing an exemption for entities not in compliance with Sections 1003(a)(i) through (a)(iii) of the Company Guide if the entity is in compliance with the following standards: (1) total value of market capitalization of at least $50,000,000; or total assets and revenue of $50,000,000 each in its last fiscal year, or in two of its last three fiscal years; and (2) the issuer has at least 1,100,000 shares publicly held, a market value of publicly held shares of at least $15,000,000 and 400 round lot shareholders. This exemption is not currently available to the Company due to the decline of our common stock price and the significant share ownership by Royalty Opportunities and ROS. Therefore, we became subject to the procedures and requirements of Section 1009 of the Company Guide, and pursuant to such procedures, we were required to submit a plan of compliance to NYSE Regulation by no later than May 4, 2019 addressing how we intend to regain compliance with Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) or meet the exemption in Section 1003(a) of the Company Guide by October 4, 2020 in order to maintain the listing of our common stock on the NYSE American.

On May 1, 2019, the Board of Directors held a regular meeting and discussed, among other topics, the Company’s plan to regain compliance with the NYSE American continued listing standards. After receiving input from the representatives of OrbiMed, the Board of Directors decided to pursue a debt restructuring transaction pursuant to which a significant portion of the Company’s outstanding indebtedness under the credit facility with the Lenders would be exchanged for shares of our common stock. Key factors leading to the decision of the Board of Directors to pursue the debt restructuring transaction were the Company’s plan to regain compliance with the continued listing standards of the NYSE American by no later than October 4, 2020, the willingness of the Lenders to exchange a significant portion of our outstanding indebtedness for shares of our common stock, the anticipated terms of the credit facility to be amended in connection with the transaction, and the ability of the transaction, as discussed in this Information Statement, to reform the Company’s capital structure, improve our balance sheet, free up cash flow and provide financial support for our future operations. At the meeting, the Board of Directors approved the Company’s NYSE American compliance plan and authorized management to submit it to NYSE Regulation by the May 4, 2019 deadline.

In furtherance of effecting a future debt restructuring transaction, on July 31, 2019, at a regular meeting of the Board of Directors, the Board of Directors created a special Debt Restructuring Committee of the Board of Directors (the “Special Committee”) comprised of the two independent directors, John Bakewell and Robert McNamara. The purpose of the Special Committee was to negotiate and approve the terms of a debt restructuring transaction on behalf of the Company and to report its conclusions and recommendations to the Board of Directors, as appropriate.

On August 7, 2019, the Special Committee engaged the law firm of Stoel Rives LLP (“Stoel Rives”) as the Special Committee’s independent counsel in connection with the potential debt restructuring transaction.

On August 9, 2019, representatives of Covington & Burling LLP, legal counsel to the Lenders (“Covington”), and representatives of Fox Rothschild LLP, legal counsel to the Company (“Fox Rothschild”), discussed by telephone the timing of a potential debt restructuring transaction. On this call, the representatives of Fox Rothschild informed Covington that a Special Committee had been created by the Board of Directors and had recently engaged Stoel Rives as its independent legal counsel.

Subsequent to the creation of the Special Committee and its engagement of Stoel Rives and from time to time throughout the third and fourth quarters of 2019 and the first and second quarters of 2020, the Company, the Board of Directors, the Special Committee and representatives of the Lenders and their respective legal counsel discussed the potential structure and terms of a debt restructuring transaction, including the amount of outstanding indebtedness under the Company’s credit facility that would be exchanged, whether to obtain stockholder approval of the transaction at a special meeting of the Company’s stockholders or by written consent of the Majority Stockholders, whether to require approval of the transaction by a majority of the Company’s minority stockholders, treatment of the prepayment fee, the exchange price, and how the exchange price would relate to the then current market price of the Company’s common stock. On January 14, 2020, Covington distributed a draft Restructuring Agreement to the parties, which contemplated obtaining stockholder approval of the transaction by written consent of the Majority Stockholders and possibly certain other stockholders of the Company. While several discussions among the various parties took place during this time period regarding the draft Restructuring Agreement, no final decisions on the terms of the debt restructuring were agreed upon amongst the parties.

Throughout this time period, other business initiatives of the Company continued to consume a significant portion of management’s time and attention and continued to take priority over the debt restructuring transaction. These business initiatives included the hiring of a new Chief Executive Officer, the settlement of outstanding litigation, navigating certain supply chain challenges, negotiating additional amendments to the Company’s credit agreement with the Lenders, and, more recently, responding to the impact of the COVID-19 pandemic on the Company’s business.

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In April 2020, in response to the COVID-19 pandemic, the Company implemented a series of cost-savings actions intended to preserve capital to support operations. These temporary cost-savings actions included, among others, termination or furlough of 42% of our workforce, suspension in hiring most open positions, elimination of planned salary increases, institution of a temporary 20% base salary or wage reduction for all executive officers and employees, a 20% reduction in non-employee director retainers, suspension of future 401(k) plan matching contributions by the Company, reduction in sales and marketing expenses and other discretionary spending, and elimination of most capital expenditures.

On May 6, 2020, the Company, its subsidiaries and the Lenders entered into a First Amendment to the Second Amended and Restated Credit Agreement (“First Amendment”), which among other things, provided that, effective as of April 1, 2020:

●	no interest will accrue on the outstanding loans under the Second A&R Credit Agreement from and after March 31, 2020 until September 30, 2020;

●	beginning October 1, 2020 through the maturity date of the Second A&R Credit Agreement, interest payable in cash will accrue on the loans outstanding under the Second A&R Credit Agreement at a rate per annum equal to the sum of (i) 10.00% plus (ii) the higher of (x) the LIBO Rate (as such term is defined in the Second A&R Credit Agreement) and (y) 2.3125%;

●	the maturity date of the loans outstanding under the Second A&R Credit Agreement is extended to December 31, 2021;

●	the Revenue Base financial covenant was revised through December 31, 2021; and

●	the key person event of default provision was revised to refer specifically to Sean Browne in lieu of a former executive.

On May 6, 2020, in connection with the First Amendment, we issued warrants to purchase an aggregate of 2.4 million shares of our common stock to the Lenders, with an exercise price of $0.01 per share and an expiration date of May 6, 2030. The issuance of these warrants was a condition to the effectiveness of the First Amendment.

On July 6, 2020, the Special Committee retained Duff & Phelps, LLC (“Duff & Phelps”) as an independent financial advisor to provide an opinion as to the fairness, from a financial point of view, of the exchange price for the Exchanging Loans, to the stockholders of the Company unaffiliated with the Lenders in connection with the Restructuring Transactions.

Throughout the months of May and June 2020, the Company, the Board of Directors, the Special Committee, representatives of the Lenders and their respective legal counsel continued to discuss the potential structure and terms of the debt restructuring transaction, including the amount of outstanding indebtedness under the credit facility to exchange, the remaining availability under the credit facility, whether to obtain stockholder approval of the transaction at a special meeting of the Company’s stockholders or by written consent of the Majority Stockholders, whether to require approval of the transaction by a majority of the Company’s minority stockholders, the exchange price, and how the exchange price related to the then current market price of the Company’s common stock.

On May 22, 2020, a revised draft of the Restructuring Agreement incorporating input from management, Fox Rothschild and Stoel Rives was sent to Covington. The revised draft Restructuring Agreement also contemplated obtaining stockholder approval of the transaction by written consent of the Majority Stockholders and possibly certain other stockholders of the Company.

Subsequent to sending out the May 22, 2020 draft of the Restructuring Agreement, the parties learned that Park West Investors Master Fund, Limited and Park West Partners International, Limited, which in the aggregate owned 9.5% of our outstanding common stock and were also parties to the Investor Rights Agreement, had sold all of their shares of Xtant common stock.

On June 10, 2020, representatives of Covington, Fox Rothschild and Stoel Rives held a telephonic meeting to discuss once again the structure of the debt restructuring transaction and whether to obtain stockholder approval of the transaction at a special meeting of the Company’s stockholders or by written consent of the Majority Stockholders. The parties agreed to continue to structure the transaction in a manner so as to seek stockholder approval of the transaction by written consent of the Majority Stockholders.

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On June 22, 2020, Covington distributed a revised draft Restructuring Agreement to the parties, which contemplated obtaining stockholder approval of the transaction by written consent of the Majority Stockholders, an exchange price based on an average of the closing sale price of the Company’s common stock over the 10 business days prior to the parties entering into the Restructuring Agreement and significant restrictions on the conduct of the Company’s business prior to Closing (as defined below).

On June 30, 2020, a revised draft of the Restructuring Agreement incorporating input from management, Fox Rothschild and Stoel Rives was sent to Covington. The revised draft Restructuring Agreement proposed an exchange price based on a premium to the average of the closing sale price of the Company’s common stock over the 10 business days prior to the parties entering into the Restructuring Agreement, certain exceptions to the restrictions on the conduct of the Company’s business prior to Closing and that the terms of the Second Amendment to the Second Amended and Restated Credit Agreement be negotiated at a later date by the members of the Special Committee and representatives of the Lenders.

On July 1, 2020, the members of the Special Committee discussed with Michael Eggenberg and Matt Rizzo, two current members of the Board and representatives of the Lenders, material terms of the Restructuring Agreement, including specifically, the exchange price, the Rights Offering, restrictions on the conduct of the Company’s business prior to Closing and certain terms of the Second Amendment to the Second Amended and Restated Credit Agreement, including the amount of unused credit availability, the maturity date, the Revenue Base financial covenant, the deferral of cash interest period and the interest rate.

On July 8, 2020, the members of the Special Committee, management and representatives of Fox Rothschild and Stoel Rives discussed open material issues relating to the Restructuring Agreement and the Second Amendment to the Amended and Restated Credit Agreement and process and timing for next steps to negotiate and resolve material open issues and finalize the Restructuring Agreement and the Second Amendment to the Second Amended and Restated Credit Agreement.

On July 10, 2020, the Board of Directors held a special telephonic meeting to discuss the status and terms of the Restructuring Agreement. Management and representatives of Fox Rothschild and Stoel Rives were also present.

On July 17, 2020, a revised draft of the Restructuring Agreement incorporating input from management, Fox Rothschild and Stoel Rives was sent to Covington. The revised draft Restructuring Agreement contemplated an exchange price based the average of the closing sale price of the Company’s common stock over the 10 trading days prior to the parties entering into the Restructuring Agreement and certain terms of the Second Amendment to the Second Amended and Restated Credit Agreement, including $5 million in unused credit availability, a decreased interest rate commencing October 1, 2020 and elimination of the Revenue Base financial covenant.

On July 21, 2020, Covington distributed a revised draft Restructuring Agreement to the parties which accepted the terms proposed in the July 17th draft, but also provided for the ability of the Lenders to terminate the agreement in their discretion in the event of the pendency of a potential material transaction involving the Company and our subsidiaries.

From late July until August 7, 2020, the parties and their respective legal counsel finalized the terms of the Restructuring Agreement and the timing of execution thereof, including the ability of the Lenders to terminate the agreement in their discretion in the event of the pendency of a potential transaction involving the Company and our subsidiaries and the $1.07 per share exchange price which was determined after market close on August 6, 2020 based on the average closing sale price over the 10 trading days ended on August 6, 2020.

Also during this period, representatives of Fox Rothschild sought guidance from the NYSE American regarding several aspects of the Restructuring Transactions to gauge whether the completion of the Restructuring Transactions would bring the Company back in compliance with the continued listing standards of the NYSE American.

On August 7, 2020, the Special Committee held a telephonic meeting to discuss the final terms and conditions of the Restructuring Agreement. Representatives of Stoel Rives discussed with the Special Committee the proposed final terms and conditions of the Restructuring Agreement, and representatives of Fox Rothschild participated in the meeting in their capacity as counsel to the Company. Representatives from Duff & Phelps delivered to the Special Committee a written presentation and an oral opinion, which was subsequently confirmed in writing by delivery of a written opinion dated August 7, 2020, to the Special Committee that, as of the date of such opinion, the exchange price was fair, from a financial point of view, to the stockholders of the Company unaffiliated with the Lenders, without giving effect to any impact of the proposed transaction on any particular stockholder other than in its capacity as a stockholder. See “Opinion of Financial Advisor to the Special Committee” beginning on page 22. Thereafter, the Special Committee unanimously approved the Restructuring Agreement and the transactions contemplated thereby, including the Restructuring Transactions, and recommended that the Board of Directors also approve the Restructuring Agreement and the transactions contemplated thereby, including the Restructuring Transactions.

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On August 7, 2020, the Board of Directors held a telephonic special meeting to discuss the final terms and conditions of the Restructuring Agreement. Representatives of Fox Rothschild discussed with the Board of Directors the proposed final terms and conditions of the Restructuring Agreement, and representatives of Stoel Rives participated in the meeting in their capacity as counsel to the Special Committee. Representatives from Duff & Phelps delivered a written presentation to the Board and discussed with the Board the oral opinion given to the Special Committee, which was subsequently confirmed in writing by delivery of a written opinion dated August 7, 2020, to the Special Committee that, as of the date of such opinion, the exchange price was fair, from a financial point of view, to the stockholders of the Company unaffiliated with the Lenders, without giving effect to any impact of the proposed transaction on any particular stockholder other than in its capacity as a stockholder. The Special Committee informed the Board of Directors of the actions taken at the meeting of the Special Committee earlier in the day, including its recommendation that the Board of Directors approve the Restructuring Agreement and the transactions contemplated thereby, including the Restructuring Transactions. Thereafter, the Board of Directors unanimously approved the Restructuring Agreement and the transactions contemplated thereby, including the Restructuring Transactions. More specifically, the Board of Directors, by the unanimous vote of all directors voting:

●	determined that the Restructuring Agreement and the transactions contemplated thereby, including the Restructuring Transactions, are advisable and in the best interests of the Company and its stockholders;

●	determined that the Restructuring Transactions are fair to the stockholders of the Company;

●	adopted resolutions approving the Restructuring Agreement and the transactions contemplated thereby, including the Restructuring Transactions; and

●	agreed to solicit the consent of the Majority Stockholders to approve the Charter Amendment and the Share Issuance.

In reaching its decision, the Board of Directors evaluated the Restructuring Agreement and the transactions contemplated thereby, including the Restructuring Transactions, in consultation with the Company’s management and legal advisors. In addition, the Board of Directors considered the recommendation of the Special Committee and the fairness analysis provided by Duff & Phelps to the Special Committee.

The reasons considered by the Board of Directors and the Special Committee in favor of approving the Restructuring Agreement and the transactions contemplated thereby, including the Restructuring Transactions, included the following (not necessarily in order of relative importance):

●	the positive impact that the Restructuring Transactions would have on our balance sheet, liquidity and leverage;

●	the Company’s ability to pay interest on the indebtedness that would remain outstanding after the Restructuring Transactions with cash generated from operations;

●	the likelihood that if the Restructuring Transactions are not consummated, our common stock would be delisted from the NYSE American, and it would be difficult for our common stock to be relisted on the NYSE American, which would adversely affect the liquidity and value of our common stock;

●	the current and historical market prices of our common stock;

●	the opinion of Duff & Phelps, dated August 7, 2020, to the Special Committee that, as of the date of such opinion and subject to the limitations, qualifications and assumptions set forth therein, the exchange price for the Exchanging Loans was fair, from a financial point of view, to the stockholders of the Company unaffiliated with the Lenders;

●	the Company’s inability to satisfy its current debt obligations under the Second A&R Credit Agreement, and the likelihood that failure to effect the Restructuring Transactions could lead to an acceleration of its indebtedness owed under the credit facility;

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●	the likelihood of the Company’s inability to raise financing or to otherwise realize value for its business operations due to its current capital structure, including in particular its significant outstanding indebtedness;

●	the likelihood that the Restructuring Agreement and the Restructuring Transactions would be consummated, especially in light of the consent of the Majority Stockholders to the actions described in this Information Statement; and

●	the elimination of the Revenue Base financial covenant, the reduction of the interest rate and the commitment by the Lenders to provide $5.0 million of availability under the amended credit facility.

The Board of Directors and the Special Committee also considered the following negative factors associated with the Restructuring Agreement and the transactions contemplated thereby, including the Restructuring Transactions:

●	if the Restructuring Transactions are consummated pursuant to the terms and conditions of the Restructuring Agreement, Royalty Opportunities and ROS will own, in the aggregate, approximately 94% of our outstanding common stock, and the other stockholders of the Company, who currently own approximately 30% of the outstanding common stock, will be substantially diluted from an ownership standpoint and will own approximately 6% of our outstanding common stock;

●	the possibility that the interests of Royalty Opportunities and ROS may not always coincide with the interests of our other stockholders and that they may act in a manner that advances their individual interests and not necessarily those of other stockholders;

●	the possibility that the Restructuring Agreement may be terminated, including a right by the Lenders to terminate the Restructuring Agreement if a potential transaction involving the Company and our subsidiaries is pending, and that the Restructuring Transactions may not be consummated and thus the benefits thereof may not be realized;

●	the possibility that the consummation of the Restructuring Transactions may be delayed, resulting in the delisting of our common stock from the NYSE American, and the anticipated resultant adverse effects on the liquidity and value of our common stock;

●	the fact that the Restructuring Agreement contains significant restrictions on our ability to conduct our business prior to the consummation of the Restructuring Transactions; and

●	the potential of litigation in connection with the Restructuring Agreement and the Restructuring Transactions.

In the judgment of the Board of Directors and the Special Committee, however, these potential risks were favorably offset by the potential benefits of the Restructuring Agreement and the Restructuring Transactions, including those described above.

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DESCRIPTION OF THE RESTRUCTURING AGREEMENT AND RELATED AGREEMENTS

In connection with the proposed Restructuring Transactions, the Company and the Lenders entered into the Restructuring Agreement and intend to enter into a Second Amendment to the Second Amended and Restated Credit Agreement and Registration Rights Agreement.

Below is a summary of the material terms of the Restructuring Agreement, Second Amendment to the Second Amended and Restated Credit Agreement and Registration Rights Agreement. The discussion of the Restructuring Agreement is qualified in its entirety by reference to the Restructuring Agreement, which is attached to this Information Statement as Annex A and the discussion of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, which is attached as an exhibit to the Restructuring Agreement contained in Annex A to this Information Statement (the “Registration Rights Agreement”). This summary does not purport to be complete and may not contain all of the information about the Restructuring Agreement, Second Amendment to the Second Amended and Restated Credit Agreement and Registration Rights Agreement that is important to you.

Restructuring Agreement

Restructuring Transactions

Under the terms of the Restructuring Agreement, the Company and the Lenders agreed, subject to the terms and conditions set forth therein, to take certain actions as set forth therein in furtherance of a restructuring of the Company’s outstanding indebtedness under the Second A&R Credit Agreement. The Restructuring Transactions include the following:

●	an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock from 75 million to 300 million;

●	the exchange by the Company of shares of our common stock for approximately $40.8 million of the aggregate outstanding principal amount of loans outstanding held by the Lenders under the Second A&R Credit Agreement, as well as, without duplication, approximately $21.1 million of the outstanding amount of PIK Interest (as defined in the Second A&R Credit Agreement), plus all other accrued and unpaid interest on the Exchanging Loans outstanding as of the closing date, at an exchange price of $1.07 per share, representing the average closing price of our common stock over the 10 trading days immediately prior to the parties entering into the Restructuring Agreement, and resulting in the issuance of approximately 57.8 million shares of our common stock;

●	the execution of an amendment to the Second A&R Credit Agreement by the parties thereto to change certain provisions therein, including extinguishing loans in an aggregate principal amount equal to the Exchanging Loans outstanding thereunder together with all accrued and unpaid interest thereon, adding loans in an aggregate principal amount equal to the prepayment fee payable thereunder in respect of the Exchanging Loans, reducing the amount of credit availability thereunder, reducing the interest rate and eliminating certain financial covenants, as described in more detail below; and

●	the launch by the Company of a rights offering to allow stockholders of the Company to purchase up to an aggregate of $15 million of our common stock at the same price per share as the $1.07 per share exchange price used to exchange the Exchanging Loans into common stock as part of the Share Issuance.

In furtherance of the completion of the Restructuring Transactions, the Company and the other parties to the Restructuring Agreement agreed to take certain actions prior to the closing of the Restructuring Transactions (the “Closing”), including, among others, the following:

●	The Company agreed to make certain public disclosures and required filings with the SEC, including, among others, the filing of this Information Statement, on a preliminary and definitive basis, and to mail the definitive version of this Information Statement to all stockholders of the Company as of the Record Date.

●	The Lenders agreed to make certain required filings with the SEC.

●	The Company agreed to provide certain required notices to the NYSE American.

●	The Majority Stockholders agreed to provide their written consent of the Charter Amendment and Share Issuance in accordance with Section 228 of the DGCL and the Company’s Bylaws.

●	The Company agreed to file with the SEC a registration statement relating to the Rights Offering.

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The Company and the other parties to the Restructuring Agreement agreed to take the following actions at the Closing but only in the event stockholder approval of the Charter Amendment and Share Issuance had been obtained:

●	The Company agreed to execute and file the Charter Amendment with the Secretary of State of the State of Delaware.

●	After the filing of the Charter Amendment, the Company agreed to issue the shares of common stock to the Lenders upon exchange of the Exchanging Loans.

●	The Company and certain of its subsidiaries and the Lenders agreed to enter into the Second Amendment to the Second Amended and Restated Credit Agreement.

●	The Company and the Lenders agreed to enter into the Registration Rights Agreement.

The Company and the other parties to the Restructuring Agreement agreed to take the following actions promptly after the Closing:

●	The Company agreed to make certain public disclosures and required filings with the SEC.

●	The Lenders agreed to make certain required filings with the SEC.

●	The Company agreed to provide certain required notices to the NYSE American.

●	The Company agreed to use its reasonable best efforts to cause the registration statement filed by the Company in connection with the Rights Offering to become effective as promptly as practicable after the Closing and to commence and close the Rights Offering.

Conditions to Closing

The obligations of the Company and the Lenders to effect the Restructuring Transactions are subject to the satisfaction or waiver on or prior to the date of Closing (the “Closing Date”) of the following conditions:

●	all governmental and regulatory approvals and consents necessary to effectuate the Restructuring Transactions and any other transactions described in the Restructuring Agreement under any applicable law shall have been obtained;

●	no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition which has the effect of preventing the consummation of the Restructuring Transactions and the other transactions contemplated in the Restructuring Agreement or in the Restructuring Documents (as defined in the Restructuring Agreement) shall be in effect; and

●	all Restructuring Documents shall have been (i) tendered for delivery, (ii) effected or executed and (iii) to the extent required, filed with the applicable governmental authority in accordance with applicable laws; all conditions precedent to the Restructuring Documents shall have been satisfied or waived pursuant to the terms of the Restructuring Documents; and all actions necessary to implement the Restructuring Transactions shall have been taken by the required parties in accordance with applicable laws.

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The obligations of the Company to effect the Restructuring Transactions and the other transactions contemplated in the Restructuring Agreement are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

●	the representations and warranties of the Lenders in the Restructuring Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Lenders that are not so qualified shall be true and correct in all material respects, in each case, as of the Closing Date as if made as of such date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date;

●	each of the Lenders shall have performed and complied in all material respects with all agreements and covenants contained in the Restructuring Agreement and the Restructuring Documents to be performed by them prior to or at the Closing (or such compliance shall have been waived on terms and conditions reasonably satisfactory to the Company) and after giving effect to the Restructuring Transactions, no default or event of default by any of the Lenders shall have occurred and be continuing under the Restructuring Agreement or any of the Restructuring Documents; and

●	each of the Lenders shall have, pursuant to the terms of the Investor Rights Agreement, furnished written consent to the Company with respect to all of the transactions contemplated under the Restructuring Agreement.

The obligations of the Lenders to effect the Restructuring Transactions are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

●	the representations and warranties of the Company in the Restructuring Agreement and the Restructuring Documents that are qualified as to materiality or material adverse effect shall be true and correct, and the representations and warranties of the Company that are not so qualified shall be true and correct in all material respects, in each case, as of the Closing Date as if made as of such date (unless expressly stated to relate to a specific earlier date, in which case such representations and warranties that are qualified as to materiality or material adverse effect shall be true and correct as of such earlier date, and such representations and warranties that are not so qualified shall be true and correct, in all material respects as of such earlier date);

●	the Company and each of its subsidiaries shall have performed and complied in all material respects with all agreements and covenants contained in the Restructuring Agreement and the Restructuring Documents required to be performed or complied with by the prior to or at the Closing (or such compliance shall have been waived on terms and conditions reasonably satisfactory to each Lender) and after giving effect to the Restructuring Transactions, no default or event of default by the Company or any of such subsidiaries shall have occurred and be continuing under the Restructuring Agreement or any of the Restructuring Documents;

●	there shall not have been any Material Adverse Effect, which is defined in the Restructuring Agreement as any event, change, effect, circumstance or condition that, individually or in the aggregate with other such events, changes, effects, circumstances or conditions, (i) is, or is reasonably likely to be, materially adverse to the business, operations, results of operations, properties, condition (financial or otherwise), assets, liabilities (actual or contingent) or prospects of the Company and its subsidiaries, taken as a whole or (ii) could reasonably be expected to materially interfere with the consummation of the transactions contemplated by the Restructuring Agreement, excluding a change in the listing status of our common stock from the NYSE American to an over-the-counter market; and

●	the Company shall have furnished a certificate, addressed to the Lenders, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, to the effect that the closing conditions with respect to the Company set forth in the above three bullets have been satisfied.

Representations and Warranties

The Restructuring Agreement includes customary representations and warranties of the Company and the Lenders. The representations and warranties of the Company address the following topics:

●	due organization and corporate power and authority;
●	capitalization;
●	non-contravention;
●	no approvals and consents;
●	financial statements and internal controls;
●	no undisclosed liabilities;
●	no actions or proceedings;
●	title to assets and properties;

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●	intellectual property;
●	taxes;
●	labor matters;
●	private offering and no integration;
●	investment company act;
●	insurance;
●	compliance with laws and permits;
●	material contracts;
●	information supplied;
●	brokerage fees; and
●	fairness opinion.

The representations and warranties of the Lenders address the following topics:

●	ownership, due organization and power and authority;
●	investor status;
●	no approvals and consents;
●	no actions or proceedings; and
●	non-contravention.

These representations and warranties were made only for purposes of the Restructuring Agreement and as of specific dates, are solely for the benefit of the parties to the Restructuring Agreement, may be subject to limitations agreed upon by the parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Restructuring Agreement instead of establishing these matters as facts), and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.

Investors should not rely on the representations or warranties or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. The representations and warranties made in the Restructuring Agreement by the Company and the Lenders were made solely by the parties to, and for the purposes of, the Restructuring Agreement and as of specific dates and were qualified and subject to important limitations agreed to by the Company and the Lenders in connection with negotiating the terms of the Restructuring Agreement. In particular, in your review of the representations and warranties contained in the Restructuring Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the Restructuring Agreement may have the right not to consummate the Restructuring Transactions if the representations and warranties of another party prove to be untrue due to a change in circumstance or otherwise, and allocating risk among the parties to the Restructuring Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in the confidential disclosure schedule that the Company provided to the Lenders in connection with the Restructuring Agreement, which disclosures were not reflected in the Restructuring Agreement.

Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Restructuring Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or its subsidiaries or affiliates. The provisions of the Restructuring Agreement, including the representations and warranties, should not be read alone, but instead should only be read together with all periodic and current reports and statements that the Company files with the SEC.

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Covenants

The Restructuring Agreement includes customary covenants of the Company and the Lenders.

During the interim period between the execution of the Restructuring Agreement and the Closing, the Company agreed to operate its businesses in the ordinary course based on historic practices and operations contemplated pursuant to the Company’s business plans, but also taking into account the Restructuring Transactions and the other transactions contemplated under the Restructuring Agreement. Without the prior written consent of the Lenders, the Company and any of its subsidiaries may not engage in several specified actions, including, but not limited to the following: issue, sell or pledge additional securities; split, combine, subdivide, reclassify or redeem, or purchase or otherwise acquire any of the Company’s outstanding securities; declare, set aside or pay dividends; purchase, sell or encumber material properties or assets; acquire any business; amend its governing documents; make certain employment compensation or benefit changes; repurchase, prepay, create, incur or assume any indebtedness; purchase, redeem or otherwise acquire any shares of the Company’s capital stock or related interests or other securities; make certain changes in accounting methods; make any changes to tax elections or take certain other actions related to taxes; enter into any real property leases or modify, amend, terminate or fail to renew any lease of real property; enter into any contract that is material or could conflict with the Restructuring Transactions; waive, release or assign any rights or claims under, fail to take a required action under, permit the lapse of or default under, or modify, amend or terminate any material contract; pay, discharge, settle or satisfy any claims, liabilities or obligations; take any action that would conflict with or delay the Restructuring Transactions; adopt or enter into any collective bargaining agreement or terminate the employment of any person that has an employment, severance or similar agreement with the Company or any of its subsidiaries; discharge or satisfy any lien or pay any obligation or liability; fail to maintain insurance coverage at levels consistent with levels existing as of the date of the Restructuring Agreement; commence any bankruptcy, voluntary liquidation, dissolution, winding up, examinership, insolvency or similar proceeding; create additional subsidiaries of the Company; engage in any business or business activity other than the business and business activities the Company currently conducts; or authorize any of, or commit, resolve or agree to take any of the foregoing actions, in each case, subject to certain exceptions.

In addition, as part of its covenants, the Company agreed, among other actions, to

●	use commercially reasonable efforts to preserve intact in all material respects the business organization of the Company;
●	make all commercially reasonable efforts consistent with past practices to keep its physical assets in good working condition, to preserve, maintain the value of, renew, extend and keep in full force and effect all intellectual property rights, to keep available the services of its current officers and employees and to preserve the Company’s and each of its subsidiaries’ relationships with lenders, creditors, lessors, lessees, licensors, licensees, officers, employees, contractors, distributors, developers, vendors, clients, customers, suppliers or other persons having a material business relationship with the Company or any of its subsidiaries;
●	comply with all applicable laws and orders;
●	take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Restructuring Agreement and the transactions contemplated thereby;
●	pay all reasonable costs and expenses incurred by the Company and certain costs incurred by the Lenders in connection with the Restructuring Agreement and the transactions contemplated thereby;
●	promptly give written notice to the Lenders after knowing of any development or event which could, individually or in the aggregate, reasonably be expected to have a material adverse effect;
●	make certain SEC filings, including this Information Statement;
●	submit written consent of the actions described in this Information Statement to the Majority Stockholders for adoption in order to obtain stockholder approval; and
●	cause the shares of common stock to be issued to the Lenders in the Restructuring Transactions to be approved for listing on the NYSE American.

In addition, the Company agreed to cause a registration statement relating to the Rights Offering to be filed as promptly as practicable after the date of the Restructuring Agreement and to use its reasonable best efforts to cause such registration statement to become effective as promptly as practicable after the closing of the Restructuring Transactions. The Company also agreed to indemnify certain officers and representatives of the Company and certain affiliates and representatives of the Lenders for all costs, expenses, loss, damage or liability arising from any losses based upon any act or omission, transaction or other occurrence or circumstances arising from or related in any way to the Company, the Restructuring Transactions, the Restructuring Agreement or any related documents.

In addition, the Company and the Lenders have agreed to support and use commercially reasonable efforts to facilitate the Restructuring Transactions pursuant to the terms of the Restructuring Agreement.

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Termination

The Restructuring Agreement may be terminated, and the Restructuring Transactions and the other transactions contemplated thereunder, may be abandoned, at any time prior to the Closing Date:

●	by written consent of the Company and the Lenders;

●	by either of the Lenders, on the one hand, or the Company on the other hand, if the Closing shall not have been consummated by October 4, 2020, for any reason; provided, however, that the right to terminate the Restructuring Agreement shall not be available to any party if the failure of such party to perform any of its obligations under Restructuring Agreement has been a principal cause of or resulted in the failure of the Closing to be consummated on or before such date;

●	by either of the Lenders, on the one hand, or the Company, on the other hand, if any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition which has the effect of preventing the consummation of the Restructuring Transactions and the other transactions contemplated in the Restructuring Agreement or in the Restructuring Documents shall be in effect and shall have become final and nonappealable;

●	by the Lenders acting together if the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in the Restructuring Agreement or the Restructuring Documents, which breach or failure to perform (i) would give rise to the failure of a condition to closing of the Lenders, and (ii) has not been or is incapable of being cured by the Company within 10 days after its receipt of written notice thereof from the Lenders;

●	by the Company, if the Lenders have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in the Restructuring Agreement, which breach or failure to perform (i) would give rise to the failure of a condition to closing of the Company, and (ii) has not been or is incapable of being cured by the applicable Lender within 10 days after receipt of written notice thereof from the Company; or

●	by the Lenders acting together and in their sole discretion if a potential transaction involving the Company and its subsidiaries is pending.

Second Amendment to Second Amended and Restated Credit Agreement

As a condition to the closing of the Restructuring Transactions, the Company and the Lenders are required to enter into a Second Amendment to the Second Amended and Restated Credit Agreement, which will amend the Second A&R Credit Agreement as follows:

●	extinguishing loans in an aggregate principal amount equal to the Exchanging Loans outstanding under the Second A&R Credit Agreement on the closing date of the Credit Agreement Amendment, immediately prior to the Closing, together with all accrued and unpaid interest thereon;

●	adding loans in an aggregate principal amount equal to the prepayment fee payable thereunder in respect of the Exchanging Loans;

●	removing the availability of the Additional Delayed Draw Loans and reducing the Additional Second Delayed Draw Commitment Amount (as such terms are defined in the Second A&R Credit Agreement) to $5.0 million;

●	providing that beginning on October 1, 2020 through the maturity date of the Second A&R Credit Agreement, interest payable in cash will accrue on the loans thereunder at a rate per annum equal to the sum of (i) 7.00% plus (ii) the higher of (x) the LIBO Rate (as such term is defined in the Second A&R Credit Agreement) and (y) 1.00%; and

●	eliminating the Revenue Base financial covenant.

Registration Rights Agreement

As a condition to the closing of the Restructuring Transactions, we are required to enter into a Registration Rights Agreement with the Lenders. The Registration Rights Agreement will require us to, among other things, file with the SEC a shelf registration statement covering the resale, from time to time, of the shares of our common stock issuable upon exchange of the Exchanging Loans no later than the 90th day after the Closing Date and use our best efforts to cause the shelf registration statement to become effective under the Securities Act no later than the 180th day after the Closing Date.

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OPINION OF FINANCIAL ADVISOR TO THE SPECIAL COMMITTEE

Opinion of Duff & Phelps, LLC

On July 6, 2020, the Company engaged Duff & Phelps to serve as an independent financial advisor to the Special Committee of the Board of Directors of the Company to provide an opinion as to the fairness, from a financial point of view, of the exchange price for the Exchanging Loans, to the Unaffiliated Stockholders (defined below) of the Company in connection with the Restructuring Transactions.

The Company retained Duff & Phelps based on Duff & Phelps’ qualifications, reputation, experience in the valuation of businesses and their securities. Duff & Phelps is a premier global valuation and corporate finance advisor that is regularly engaged to provide financial advisory services, including fairness opinions and valuation advice in connection with mergers and acquisitions, related party transactions and recapitalization transactions.

On August 7, 2020, Duff & Phelps delivered to the Special Committee a written presentation and an oral opinion, which was subsequently confirmed in writing by delivery of a written opinion dated August 7, 2020 (the “Duff & Phelps Opinion”), to the Special Committee that, as of the date of such opinion, the exchange price of $1.07 per share, equal to the average closing price of the Company’s common stock over the 10 trading days immediately prior to the date of the Restructuring Agreement (the “Exchange Price”) was fair, from a financial point of view, to the stockholders of the Company unaffiliated with the Lenders (the “Unaffiliated Stockholders”), without giving effect to any impact of the Restructuring Transactions on any particular stockholder other than in its capacity as a stockholder.

The full text of the Duff & Phelps Opinion that Duff & Phelps delivered to the Special Committee, which sets forth, among other things, certain assumptions made, certain matters considered, and certain limitations on the review undertaken in connection with the Duff & Phelps Opinion, is attached as Annex C and is incorporated herein by reference. We urge you to read the Duff & Phelps Opinion carefully and in its entirety. The summary of the Duff & Phelps Opinion set forth in this Information Statement is qualified in its entirety by reference to the full text of the Duff & Phelps Opinion.

Duff & Phelps provided the Duff & Phelps Opinion for the use and benefit of the Special Committee in connection with its consideration of the Restructuring Transactions. The Duff & Phelps Opinion (i) did not address the merits of the underlying business decision to enter into the Restructuring Transactions versus any alternative strategy or transaction; (ii) did not address any aspect of the Restructuring Transactions other than the Exchange Price for the Exchanging Loans or any transaction related to the Restructuring Transactions; (iii) was not a recommendation as to how the Special Committee, the Board of Directors or any stockholder should vote or act with respect to any matters relating to the Restructuring Transactions, or whether to proceed with the Restructuring Transactions or any related transaction; and (iv) did not indicate that the Exchange Price for the Exchanging Loans was the best price or terms possibly attainable under any circumstances. The decision as to whether to proceed with the Restructuring Transactions or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the Duff & Phelps Opinion was based.

The Duff & Phelps Opinion was only one of many factors taken into consideration by the Special Committee in making its determination with respect to the Restructuring Transactions. The Duff & Phelps Opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party. Duff & Phelps has not undertaken, and is under no obligation, to update, revise, reaffirm or withdraw the Duff & Phelps Opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of the Duff & Phelps Opinion.

In connection with the Duff & Phelps Opinion, Duff & Phelps made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analyses with respect to the preparation of the Duff & Phelps Opinion included, but were not limited to, the items summarized below:

1.	Reviewed the following documents:

a.	The Company’s audited financial statements and annual reports on Form 10-K filed with the SEC for the years ended December 31, 2016 through 2019 and the Company’s unaudited interim financial statements for the six months ended June 30, 2020, included in the Company’s quarterly reports on Form 10-Q filed with the SEC;

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b.	Unaudited segment and pro forma financial information for the Company for the fiscal years ended December 31, 2016 through 2019 and the six months ended June 30, 2020, which the Company’s management identified as being the most current financial statements available;

c.	Financial projections for the Company, provided to us by management of the Company, for the years ending December 31, 2020 through 2024 (the “Management Projections”);

d.	The Company’s Board of Directors meeting presentations dated between January 7, 2020 and June 4, 2020;

e.	The Second Amended and Restated Credit Agreement dated as of March 29, 2019 by and among the Company, Bacterin International, Inc., Xtant Medical, Inc. and X-Spine Systems, Inc. and Royalty Opportunities and ROS, and all subsequent amendments;

f.	A draft of the Restructuring Agreement dated August 5, 2020 (the “Draft Restructuring Agreement”); and

g.	Other internal documents relating to the history, current operations, and probable future outlook of the Company.

2.	Discussed the information referred to above and the background and other elements of the Restructuring Transactions with management of the Company;

3.	Reviewed the historical trading price and trading volume of the Company’s common stock and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

4.	Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques, including a discounted cash flow analysis, an analysis of selected public companies and selected merger and acquisition transactions that Duff & Phelps deemed relevant; and

5.	Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

No limits were placed on Duff & Phelps by the Company in terms of the information to which it had access or the matters it could consider.

In performing its analyses and rendering the Duff & Phelps Opinion with respect to the Restructuring Transactions, Duff & Phelps, with the Company’s consent:

1.	Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including the Company’s management, and did not independently verify such information;

2.	Relied upon the fact that the Special Committee, the Board of Directors and the Company have been advised by counsel as to all legal matters with respect to the Restructuring Transactions, including whether all procedures required by law to be taken in connection with the Restructuring Transactions have been duly, validly and timely taken;

3.	Assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Duff & Phelps expresses no opinion with respect to such projections or the underlying assumptions;

4.	Assumed that information supplied and representations made by the Company’s management are substantially accurate regarding the Company and the Restructuring Transactions;

5.	Assumed that the final, executed Restructuring Agreement and other agreements reviewed by Duff & Phelps in draft form will conform in all material respects to the Draft Restructuring Agreement reviewed by Duff & Phelps;

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6.	Assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

7.	Assumed that all of the conditions required to implement the Restructuring Transactions will be satisfied and that the Restructuring Transactions will be completed in accordance with the Restructuring Agreement without any amendments thereto or any waivers of any terms or conditions thereof; and

8.	Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Restructuring Transactions will be obtained without any adverse effect on the Company.

To the extent that any of the foregoing assumptions or any of the facts on which the Duff & Phelps Opinion is based prove to be untrue in any material respect, the Duff & Phelps Opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of the Duff & Phelps Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Restructuring Transactions.

The Duff & Phelps Opinion was necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of August 7, 2020, the date of the Duff & Phelps Opinion, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Duff & Phelps Opinion which may come or be brought to the attention of Duff & Phelps after August 7, 2020. In the event of any such change prior to the completion of the Restructuring Transactions, Duff & Phelps reserves the right to change, modify or withdraw the Duff & Phelps Opinion. The credit, financial and stock markets were experiencing unusual volatility and Duff & Phelps expressed no opinion or view as to any potential effects of such volatility on the Company or the Restructuring Transactions.

Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise). Duff & Phelps was not requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Restructuring Transactions, the assets, businesses or operations of the Company, or any alternatives to the Restructuring Transactions, (ii) structure or negotiate the terms or the effect of the Exchange Price of the Exchanging Loans or any part of the Restructuring Transactions and, therefore, Duff & Phelps assumed that the terms of the Restructuring Transactions, including, without limitation, the Exchange Price for the Exchanging Loans, were the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Restructuring Agreement with respect to the Restructuring Transactions, or (iii) advise the Special Committee, the Board of Directors or any other party with respect to alternatives to the Restructuring Transactions or the relative merits of the Restructuring Transactions.

Duff & Phelps did not express any opinion as to the market price or value of the Company’s common stock (or anything else) after the announcement or the consummation of the Restructuring Transactions. The Duff & Phelps Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps did not make, and assumed no responsibility to make, any representation, or render any opinion, as to any legal matter.

In rendering the Duff & Phelps Opinion, Duff & Phelps did not express any opinion with respect to the amount or nature of any compensation to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the consideration to be received by the public stockholders of the Company in the Restructuring Transactions, or with respect to the fairness of any such compensation.

Summary of Financial Analysis by Duff & Phelps

Set forth below is a summary of the material financial analyses performed by Duff & Phelps in connection with the preparation of the Duff & Phelps Opinion. The information set forth below summarizes the material financial and comparative analyses performed by Duff & Phelps, but does not purport to be a complete description of the financial analyses performed by Duff & Phelps or the data considered by it in connection with the Duff & Phelps Opinion. The preparation of a financial opinion involves various subjective determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to particular circumstances. In arriving at the Duff & Phelps Opinion, Duff & Phelps considered a number of analytical methodologies. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the strengths and weaknesses of any particular technique. The conclusion reached by Duff & Phelps was based on all analyses and factors taken, as a whole, and also on application of Duff & Phelps’ own experience and judgment. No one method of analysis should be regarded as critical to the overall conclusion. Accordingly, Duff & Phelps believes that its analyses must be considered as a whole, and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying the Duff & Phelps Opinion.

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Although these paragraphs include some information in tabular format, those tables are not intended to stand alone and must be read together with the full text of each summary and the limitations and qualifications in the Duff & Phelps Opinion.

Valuation Analysis

As part of its analysis, Duff & Phelps performed a valuation to estimate the enterprise value of the Company using generally accepted valuation methodologies.

Discounted Cash Flow Analysis

Duff & Phelps performed a discounted cash flow (“DCF”) analysis using the Management Projections to derive a range of indications of total enterprise value. A DCF analysis is designed to provide insight into the intrinsic value of a business based on its projected earnings and capital requirements, as well as the net present value of projected debt-free cash flows as provided by the Company’s management in the Management Projections.

In the analysis shown in the table below, Duff & Phelps calculated the projected debt-free cash flows of the Company, for the fiscal years 2020 through 2024 based on the Management Projections. For fiscal 2020, debt-free cash flows of the Company used in the DCF analysis only included the interim period from July 1, 2020 through December 31, 2020.

After deducting depreciation from earnings before interest, taxes, depreciation and amortization (“EBITDA”), Duff & Phelps deducted estimated taxes utilizing a 25.2% combined federal and state tax rate, to calculate net operating profit after taxes. Duff & Phelps then calculated the projected debt-free cash flows of the Company by subtracting capital expenditures and increases (or adding decreases, as applicable) in projected working capital from the net operating profit after taxes. All of the assumptions and estimates used to calculate the debt-free cash flows of the Company were provided by the Company’s management.

Duff & Phelps estimated the value of the Company at the end of 2024, the end of the projection period, by capitalizing the projected revenue in fiscal 2024 by multiples of enterprise value to revenue ranging from 1.50x to 2.00x. These multiples were selected based on an analysis of selected public companies and selected merger and acquisition transactions, as described below. The resulting estimated future value of the Company at the end of 2024 is referred to as the terminal value.

Duff & Phelps then discounted the projected debt-free cash flows of the Company for the period from July 1, 2020 through December 31, 2024, as well as the terminal value as of December 31, 2024, by the estimated weighted average cost of capital of the Company ranging from 13.0% to 14.0%.

The estimated weighted average cost of capital of the Company was based on the Capital Asset Pricing Model using information derived from the selected public company analysis. The weighted average cost of capital reflected the relative risk associated with the Company’s projected debt-free cash flows, industry observed capital structures and the Company’s pro-forma capital structure, as well as the rates of return that the Company’s security holders could expect to realize on alternative investment opportunities.

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The summary DCF analysis shown below, resulted in an estimated total enterprise value of the Company ranging from $66.9 million to $92.8 million.

Discounted Cash Flow Analysis
($ in thousands)

		Management Projections					5-YR
	LTM (1)	2020P	2021P	2022P	2023P	2024P	CAGR

Revenue	$57,991	$45,162	$54,303	$65,919	$72,500	$79,739	4.3%
Growth	(14.1)%	(30.2)%	20.2%	21.4%	10.0%	10.0%

EBITDA	$1,022	($609)	$1,710	$4,037	$5,035	$6,440	21.9%
Margin	1.8%	(1.3)%	3.1%	6.1%	6.9%	8.1%

	7/20-12/20
Earnings Before Interest and Taxes	$(1,601)	$(61)	$2,224	$3,423	$4,850
Pro Forma Taxes @ 25.2%	0	0	(560)	(862)	(1,221)
Net Operating Profit After Tax	(1,601)	(61)	1,664	2,561	3,629

Depreciation	841	1,771	1,813	1,613	1,591
Capital Expenditures	(600)	(1,500)	(2,000)	(2,000)	(2,000)
(Increase) Decrease in Working Capital	377	(2,639)	(149)	(921)	(775)
Free Cash Flow	$(983)	$(2,430)	$1,328	$1,253	$2,444

Enterprise Value	Low		Mid		High

Terminal Revenue Multiple	1.50	x	1.75	x	2.00	x
Weighted Average Cost of Capital	14.00%		13.50%		13.00%

Indicative Enterprise Value Range (Rounded)	$66,900		$79,600		$92,800

Implied Enterprise Value Multiples

2022 EBITDA	$4,037	16.6	x	19.7	x	23.0	x
LTM Revenue (1)	$57,991	1.15	x	1.37	x	1.60	x
2020 Revenue	$45,162	1.48	x	1.76	x	2.05	x
2021 Revenue	$54,303	1.23	x	1.47	x	1.71	x
2022 Revenue	$65,919	1.01	x	1.21	x	1.41	x

Implied Terminal Value Multiples
Terminal Year (2024) EBITDA	$6,440	18.6	x	21.7	x	24.8	x

(1) Latest twelve months ended June 30, 2020

Market Approach

Duff & Phelps analyzed valuation multiples of enterprise value to revenue of the selected public companies and selected merger and acquisition transactions to apply to the Company’s projected 2024 revenue to estimate the terminal value in the DCF analysis. In addition, Duff & Phelps analyzed the implied multiple of terminal enterprise value to 2024 projected EBITDA to assess the reasonableness of the estimated terminal value resulting from the selected revenue multiples of 1.50x to 2.00x. The implied multiple of terminal enterprise value to EBITDA ranged from 18.6x to 24.8x, which falls within the range of enterprise value to EBITDA multiples exhibited by the selected public companies and merger and acquisition transactions.

The selected public companies and the selected transactions utilized for comparative purposes in the following analysis were not identical to the Company or the Restructuring Transactions. Duff & Phelps does not have access to non-public information of any of the companies or transactions used for comparative purposes. Accordingly, a complete valuation analysis of the Company, and the Restructuring Transactions cannot rely solely upon a quantitative review of the selected public companies and selected transactions, but involve complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets and other factors that could affect their value relative to that of the Company and the Restructuring Transactions. Therefore, the selected public companies and selected transactions analysis is subject to these limitations.

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Selected Public Companies Analysis. A selected public companies analysis compares a subject company to a group of public companies that investors may consider to have similar investment characteristics relative to the subject company and applies valuation multiples to the subject company’s financial performance metrics based on the qualitative and quantitative comparison. Comparative factors include, but are not limited to, size, historical and projected growth and profitability and factors that affect the riskiness of future cash flows.

Duff & Phelps compared certain financial information of the Company to corresponding data and ratios from the selected publicly traded companies that Duff & Phelps deemed relevant to its analysis. For purposes of its analysis, Duff & Phelps used certain publicly available historical financial data and consensus equity analyst estimates for the selected publicly traded companies. Duff & Phelps included the fourteen companies below in the selected public companies analysis based on their relative similarity, primarily in terms of industry and markets served, to those of the Company.

Market Cap <$1B	Market Cap >$1B, <$5B	Market Cap >$5B
Alphatec Holdings, Inc.	Globus Medical, Inc.	Medtronic plc
Medicrea International SA	Integra LifeSciences Holdings Corporation	Smith & Nephew plc
Organogenesis Holdings Inc.	NuVasive, Inc.	Stryker Corporation
Orthofix International N.V.		Zimmer Biomet Holdings, Inc.
Surgalign Holdings, Inc.
SeaSpine Holdings Corporation
SI-BONE, Inc.

Duff & Phelps noted that although the Company achieved a modest positive EBITDA in 2018 and 2019, the Company’s profits are generally lower than the profit margins achieved by the selected public companies with market capitalizations above $1 billion.

Summary of Market Approach Analysis. In selecting revenue multiples for the terminal value in the DCF analysis, Duff & Phelps reviewed the selected public companies, taken as a group. Duff & Phelps focused primarily on the selected companies with market capitalizations under $1 billion. Duff & Phelps noted that the Company is currently and projected to be at the end of 2024 smaller than most of the companies in the market capitalizations under $1 billion tier, which typically indicates a higher amount of risk and a lower multiple. Conversely, the Company’s EBITDA margin in 2024 is projected to be 8.1%, which is higher than most of the companies in the market capitalization under $1 billion tier but well below companies in the market capitalization above $1 billion tiers.

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Based on a number of factors including, but not limited to, the Company’s size, projected 2024 EBITDA margin and Company management’s growth expectations beyond 2024, Duff & Phelps selected terminal revenue multiples of 1.50x to 2.00x to apply to the Company’s projected 2024 revenue.

Selected Public Companies Analysis	As of August 6, 2020
(US$ in millions, except per share data)

COMPANY INFORMATION	MARKET DATA			ENTERPRISE VALUE AS MULTIPLE OF
Company Name	Common Stock Price on 08/06/2020	% of 52- Week High	Enterprise Value	LTM EBITDA		2020 EBITDA		2021 EBITDA		2022 EBITDA		LTM Revenue		2020 Revenue		2021 Revenue		2022 Revenue

Market Capitalization < $1B
Alphatec Holdings, Inc.	$6.11	77.0%	$450	NM		NM		NM		NM		3.71	x	4.60	x	3.38	x	2.94	x
Medicrea International SA (1)	8.27	98.9	219	NM		NM		NM		30.7	x	5.64		6.14		5.11		4.28
Organogenesis Holdings Inc.	3.86	46.3	473	NM		NM		NM		NM		1.78		1.92		1.80		1.59
Orthofix Medical Inc.	33.13	60.3	585	21.5	x	29.2	x	18.8	x	16.0		1.42		1.67		1.31		1.30
Surgalign Holdings, Inc. (2)	2.89	53.4	150	NM		NM		NM		NA		1.23		1.73		1.20		NA
SeaSpine Holdings Corporation	14.03	83.6	292	NM		NM		NM		NM		1.97		1.94		1.61		1.43
SI-BONE, Inc.	19.98	86.5	474	NM		NM		NM		NM		7.08		7.18		5.03		4.07

Mean		72.3%	$377	21.5	x	29.2	x	18.8	x	23.4	x	3.26	x	3.60	x	2.78	x	2.60	x
Median		77.0%	$450	21.5	x	29.2	x	18.8	x	23.4	x	1.97	x	1.94	x	1.80	x	2.27	x

Market Capitalization > $1B < $5B
Globus Medical, Inc.	$57.82	96.1%	$5,338	34.0	x	37.6	x	20.4	x	18.3	x	7.14	x	7.93	x	6.24	x	5.75	x
Integra LifeSciences Holdings Corporation	47.81	74.4	5,371	15.0		19.8		15.0		13.3		3.55		4.06		3.55		3.30
NuVasive, Inc.	52.72	64.4	3,159	17.1		19.0		11.4		10.0		2.97		3.11		2.58		2.41

Mean		78.3%	$4,622	22.0	x	25.5	x	15.6	x	13.9	x	4.55	x	5.03	x	4.12	x	3.82	x
Median		74.4%	$5,338	17.1	x	19.8	x	15.0	x	13.3	x	3.55	x	4.06	x	3.55	x	3.30	x

Market Capitalization > $5B
Medtronic plc	$96.73	79.2%	$142,654	18.3	x	20.8	x	14.3	x	12.8	x	4.93	x	5.15	x	4.53	x	4.20	x
Smith & Nephew plc	20.16	75.9	17,791	17.0		16.5		11.9		11.0		3.80		3.81		3.33		3.17
Stryker Corporation	188.59	83.3	77,962	21.1		23.7		17.4		15.9		5.54		5.58		4.87		4.54
Zimmer Biomet Holdings, Inc.	132.99	82.5	34,721	18.5		18.7		13.5		12.4		4.94		5.11		4.30		4.11

Mean		80.2%	$68,282	18.7	x	19.9	x	14.3	x	13.0	x	4.80	x	4.91	x	4.26	x	4.01	x
Median		80.9%	$56,341	18.4	x	19.8	x	13.9	x	12.6	x	4.94	x	5.13	x	4.41	x	4.16	x

Aggregate Mean		75.9%	$20,688	20.3	x	23.2	x	15.3	x	15.6	x	3.98	x	4.28	x	3.49	x	3.32	x
Aggregate Median		78.1%	$1,872	18.4	x	20.3	x	14.7	x	13.3	x	3.75	x	4.33	x	3.47	x	3.30	x

Xtant Medical Holdings, Inc. (3)	$1.08	30.9%	$89	NM		NM		NM		22.0	x	1.53	x	1.97	x	1.64	x	1.35	x

(1) LTM data as of December 31, 2019

(2) Pro forma for the disposition of the OEM business previously held by Surgalign Holdings Inc., formerly known as RTI Surgical Holdings, Inc.

(3) Projected metrics based on Management Projections

LTM = Latest Twelve Months

Enterprise Value = (Market Capitalization + Management Equity + Debt + Preferred Stock + Non-Controlling Interest) - (Cash & Equivalents + Net Non-Operating Assets)

EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization

Source: S&P Capital IQ, SEC Filings, Annual and Interim Reports

Selected Public Companies Analysis

COMPANY INFORMATION	REVENUE GROWTH					EBITDA GROWTH					EBITDA MARGIN
Company Name	3-YR CAGR	LTM	2020	2021	2022	3-YR CAGR	LTM	2020	2021	2022	3-YR AVG	LTM	2020	2021	2022

Market Capitalization < $1B
Alphatec Holdings, Inc.	-1.9%	21.0%	-13.8%	36.0%	15.0%	NM	NM	NA	NA	NA	-13.5%	-26.2%	-47.1%	-29.6%	-8.8%
Medicrea International SA (1)	3.7	1.4	-8.0	20.1	19.4	NM	NM	NA	NA	136.7%	-9.9	-5.6	-0.3	7.0	13.9
Organogenesis Holdings Inc.	23.4	23.5	-5.5	6.5	13.1	NM	NM	NA	NA	NA	-9.0	-8.9	-23.7	-11.5	-6.8
Orthofix Medical Inc.	3.9	-9.8	-23.9	27.1	1.3	-8.7%	-38.9%	-52.4%	55.5%	17.5	11.6	6.6	5.7	7.0	8.1
Surgalign Holdings, Inc. (2)	NA	22.3	-27.2	44.3	NA	NA	NM	NM	NM	NA	NA	NA	NA	-22.9	NA
SeaSpine Holdings Corporation	7.3	-0.7	-5.6	20.3	12.6	NM	NM	NA	NA	NA	-16.8	-22.2	-23.6	-11.6	-6.4
SI-BONE, Inc.	16.9	10.9	-1.9	42.6	23.5	NM	NM	NA	NA	NA	-34.0	-54.4	-68.1	-40.7	-21.2

Mean	8.9%	9.8%	-12.3%	28.2%	14.1%	-8.7%	-38.9%	-52.4%	55.5%	77.1%	-11.9%	-18.5%	-26.2%	-14.6%	-3.5%
Median	5.6%	10.9%	-8.0%	27.1%	14.0%	-8.7%	-38.9%	-52.4%	55.5%	77.1%	-11.7%	-15.5%	-23.6%	-11.6%	-6.6%

Market Capitalization > $1B < $5B
Globus Medical, Inc.	11.7%	0.6%	-14.3%	27.2%	8.4%	4.4%	-27.3%	-38.2%	84.0%	11.4%	30.9%	21.0%	21.1%	30.5%	31.3%
Integra LifeSciences Holdings Corporation	15.2	2.5	-12.8	14.2	7.7	16.9	2.6	-26.8	31.7	13.1	23.5	23.7	20.5	23.6	24.8
NuVasive, Inc.	6.7	-5.5	-12.9	20.3	7.1	8.3	-22.0	-32.3	66.4	14.1	21.2	17.3	16.4	22.7	24.1

Mean	11.2%	-0.8%	-13.3%	20.6%	7.7%	9.9%	-15.6%	-32.4%	60.7%	12.8%	25.2%	20.7%	19.3%	25.6%	26.8%
Median	11.7%	0.6%	-12.9%	20.3%	7.7%	8.3%	-22.0%	-32.3%	66.4%	13.1%	23.5%	21.0%	20.5%	23.6%	24.8%

Market Capitalization > $5B
Medtronic plc	-0.9%	-5.4%	-4.3%	13.8%	7.7%	-4.7%	-17.2%	-12.2%	45.4%	11.6%	29.5%	27.0%	24.8%	31.6%	32.7%
Smith & Nephew plc	3.2	-5.3	-9.1	14.4	5.0	2.0	-24.6	-23.2	38.6	8.0	27.5	22.4	23.2	28.1	28.9
Stryker Corporation	9.5	-0.9	-6.1	14.6	7.4	10.0	-3.5	-21.0	36.4	9.3	27.2	26.3	23.5	28.0	28.5
Zimmer Biomet Holdings, Inc.	1.3	-10.7	-14.8	18.8	4.6	-5.6	-20.7	-21.4	38.8	8.3	31.8	26.6	27.3	31.9	33.1

Mean	3.3%	-5.6%	-8.6%	15.4%	6.2%	0.4%	-16.5%	-19.5%	39.8%	9.3%	29.0%	25.6%	24.7%	29.9%	30.8%
Median	2.3%	-5.3%	-7.6%	14.5%	6.2%	-1.4%	-19.0%	-21.2%	38.7%	8.8%	28.5%	26.5%	24.2%	29.8%	30.8%

Aggregate Mean	7.7%	3.1%	-11.4%	22.9%	10.2%	2.8%	-19.0%	-28.4%	49.6%	25.5%	9.2%	4.1%	0.0%	6.7%	14.0%
Aggregate Median	6.7%	0.0%	-11.0%	20.2%	7.7%	3.2%	-21.4%	-25.0%	42.1%	11.6%	21.2%	17.3%	16.4%	14.8%	24.1%

Xtant Medical Holdings, Inc. (3)	-10.4%	-14.1%	-30.2%	20.2%	21.4%	20.6%	-74.8%	NM	NM	NM	2.7%	1.8%	-1.3%	3.1%	6.1%

(1) LTM data as of December 31, 2019

(2) Pro forma for the disposition of the OEM business previously held by Surgalign Holdings Inc., formerly known as RTI Surgical Holdings, Inc.

(3) Projected metrics based on Management Projections

LTM = Latest Twelve Months

CAGR = Compounded Annual Growth Rate

EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization

Source: S&P Capital IQ, SEC Filings, Annual and Interim Reports

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Selected Transactions Analysis. Duff & Phelps also identified certain precedent merger and acquisition transactions involving target companies that had businesses deemed similar in certain respects to that of the Company, with transaction values under $1.0 billion. Duff & Phelps compared the Company to the target companies involved in the selected transactions listed in the table below. The selection of these transactions was based, among other things, on the target company’s industry, relative size of the applicable transactions compared to the Company and the availability of public information related to the applicable transactions. These multiples of implied enterprise value to revenue and enterprise value to EBITDA were also considered when selecting multiples to apply to the Company’s 2024 revenue for the terminal value in the DCF analysis and the resulting implied terminal EBITDA multiples.

Analysis of Implied Valuation Multiples. Duff & Phelps compared the trading multiples of enterprise value to revenue and EBITDA of the selected public companies and selected transactions to the range of implied enterprise value to revenue and EBITDA multiples for the Company based on the DCF analysis. Due to the Company’s depressed EBITDA estimates for projected 2020 and projected 2021, the implied EBITDA multiples for these years were not meaningful. Therefore, Duff & Phelps focused on the implied EBITDA multiple for 2022 when the Company was projected to achieve more normalized profitability. Duff & Phelps also analyzed implied multiples of enterprise value to revenue. The implied 2022 EBITDA multiples were in the range of EBITDA multiples of the selected public companies and the implied revenue multiples for the latest twelve months (LTM), projected 2020, projected 2021 and projected 2022 were below the mean and median multiples of the selected public companies. Based on the Company’s risk, growth, and profitability relative to the selected publicly traded companies and selected transactions, the implied multiples were determined to be reasonable.

Selected Public Companies / M&A Transactions Analysis Summary

($ in thousands)

Enterprise Value Multiples
Metric	Public Company Range					Public Company Median		Transaction Median		Company Performance	Enterprise Value Range

						Indicative Enterprise Value Range					$66,900			$92,800
Implied Enterprise Value Multiples

2022 EBITDA	10.0	x	-	30.7	x	13.3	x	NA		$4,037	16.6	x	-	23.0	x

LTM Revenue (1)	1.23	x	-	7.14	x	3.75	x	2.00	x	$57,991	1.15	x	-	1.60	x
2020 Revenue	1.67	x	-	7.93	x	4.33	x	NA		$45,162	1.48	x	-	2.05	x
2021 Revenue	1.20	x	-	6.24	x	3.47	x	NA		$54,303	1.23	x	-	1.71	x
2022 Revenue	1.30	x	-	5.75	x	3.30	x	NA		$65,919	1.01	x	-	1.41	x

(1) Latest twelve months ended June 30, 2020

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Adjusted Enterprise Value

The DCF analysis, like any other analytical technique used by Duff & Phelps, has inherent strengths and weaknesses. The range of valuation indications resulting from any particular technique, including the DCF analysis, should not be taken in isolation to be Duff & Phelps’ view of the valuation of the Company. Accordingly, the range of valuation indications derived from the DCF analysis was not necessarily indicative of the Company’s present or future value.

Duff & Phelps’ DCF valuation analysis resulted in indications of total enterprise value of the Company ranging from $66.9 million to $92.8 million. Duff & Phelps then made certain adjustments to determine the adjusted enterprise value.

Duff & Phelps performed an analysis and held discussions with the Company’s management regarding the utilization of net operating loss carryforwards. As a result of the change of control transaction in 2018, a significant portion of the Company’s net operating loss carryforwards are subject to IRS §382 limitations. The value of the Company’s net operating loss carryforwards was estimated at $4.1 million to $4.6 million.

The adjustment for the net operating loss carryforwards resulted in an adjusted enterprise value range of the Company ranging from $71.0 million to $97.4 million.

Pre-Exchange Transaction Per Share Value Range

To estimate the total equity value of the Company on a pre-transaction basis, Duff & Phelps made adjustments for (i) the addition of cash and equivalents; (ii) the deduction of RSB settlement costs; (iii) the deduction of capital leases and the term loan as of June 30, 2020; and (iv) the inflow of proceeds from the exercise of warrants and the subtraction of estimated value of stock options.

These adjustments resulted in an estimated pre-transaction equity value range of approximately $0 million to $22.6 million. Duff & Phelps then calculated the per share value by dividing the equity value range by fully diluted shares outstanding inclusive of in-the-money warrants and outstanding restricted stock units (“RSUs”) as of August 6, 2020, before the Restructuring Transactions, resulting in a per share value range of $0 to $1.19 per share, with a mid-point of $0.48 per share. The Exchange Price of $1.07 per share represents a premium to the mid-point indication of value and is near the high end of the range of indicated values.

Post-Exchange Transaction Per Share Value Range

To estimate the total equity value of the Company on a post-transaction basis, Duff & Phelps made adjustments for (i) the addition of cash and equivalents; (ii) the deduction of the remaining transaction costs; (iii) the deduction of the RSB settlement costs; (iv) the deduction of capital leases and the term loan after the Restructuring Transactions, reflecting a $1.5 million debt repayment fee; and (v) the inflow of proceeds from the exercise of warrants and the subtraction of estimated value of stock options. The number of fully diluted shares on a post-transaction basis includes the 57.8 million common stock shares and 1,776,515 new RSUs as a result of the Restructuring Transactions.

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These adjustments result in an estimated post-transaction equity value range of the Company ranging from approximately $55.5 million to $81.4 million. Duff & Phelps then calculated the estimated per share value by dividing the equity value range by the estimated fully diluted shares outstanding after the Restructuring Transactions, resulting in a per share value ranging from $0.71 to $1.04 per share. This per share value range after the Restructuring Transactions is included for illustrative purposes only and does not constitute a forecast of the actual price at which the Company’s stock may trade after giving effect to the Restructuring Transactions.

(1)	Based on the 10-day average closing price of Xtant stock on the NYSE American as of August 6, 2020.
(2)	Present value of tax savings from the Company’s utilization of net operating loss carryforwards.
(3)	Balances are as of June 30, 2020.
(4)	Per Company Management.
(5)	Balances are as of June 30, 2020; post the proposed Restructuring Transactions pro forma balance includes $15 million of debt that is not converted.
(6)	Includes a prepayment fee of $1.538 million to be deemed a loan made as of the closing.
(7)	Represents cash proceeds from the exercise of 4.8 million of existing warrants at an exercise price of $0.01.
(8)	Estimated value of stock options determined using the Black-Scholes model. Post the proposed Restructuring Transactions include 1,776,515 at-the-money stock options to be issued to the Company’s CEO/President.
(9)	Shares outstanding as of August 6, 2020 include (i) 13,223,565 of common shares; (ii) 4,800,000 of warrants; and (iii) 927,548 of restricted stock units.
(10)	Based on $61.886 million of outstanding debt at an Exchange Price of $1.07 per share, plus 1,776,515 of RSUs to be issued to the Company’s CEO/President.
(11)	Does not constitute a forecast of the actual price at which the Company’s stock may trade subsequent to the proposed Restructuring Transactions.

Historical Stock Trading. Because the Company’s common stock is publicly traded, Duff & Phelps considered the per share value ascribed to it by the public markets. Duff & Phelps analyzed the Company’s historical stock prices, trading volumes, levels of institutional ownership and historical valuation multiples. On August 6, 2020, the closing price of the common stock was $1.07 per share. In its valuation analysis of the Company, Duff & Phelps considered the reported price per share of the common stock.

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Summary Conclusion

Based on Duff & Phelps’ analysis, as summarized in the table above, the Exchange Price of $1.07 exceeds the estimated pre-transaction per share midpoint value of the Company of $0.48 per share and is at the high end of the range of indicated per-share equity values. The Exchange Price is equal to the 10-day average closing price of the Company’s common stock prior to the date of the Restructuring Agreement, and was deemed to be representative of the trading price of the Company’s common stock.

Other and Miscellaneous

Fairness Opinion Review Committee. The issuance of Duff & Phelps Opinion was approved by its fairness review committee.

Disclosure of Prior Relationships. Duff & Phelps has performed certain cyber security, business intelligence and legal management consulting services for OrbiMed and for these engagements Duff & Phelps received customary fees, expense reimbursement and indemnification. In addition, in January 2018 Duff & Phelps rendered a fairness opinion to the Board of Directors and the Special Strategic Committee of the Board of Directors as to the fairness of the exchange rate of certain notes held by OrbiMed into common stock of the Company, from a financial point of view, to the public holders of common stock of the Company.

Fees and Expenses. Pursuant to the Company’s engagement letter with Duff & Phelps, the Company agreed to pay Duff & Phelps a fee of $300,000 for its services, $150,000 of which was payable upon signing the engagement letter and $150,000 became payable upon Duff & Phelps stating to the Special Committee that it was prepared to deliver the Duff & Phelps Opinion. The Company also agreed to reimburse Duff & Phelps for its reasonable out of pocket expenses incurred in connection with its engagement and to indemnify Duff & Phelps, its affiliates, and each of their respective directors, officers, attorneys and other agents, stockholders, employees and controlling persons against certain liabilities, including liabilities under federal securities laws, relating to or arising out of Duff & Phelps’ engagement.

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CERTAIN COMPANY FORECASTS

We do not, as a matter of course, publicly disclose financial forecasts of future financial performance or other results as set forth below and are especially cautious of making financial forecasts due to the unpredictability of the underlying assumptions and estimates. However, in connection with the evaluation of the Restructuring Agreement and the Restructuring Transactions, and in connection with the rendering of Duff & Phelps’ opinion described under “Opinion of Financial Advisor to the Special Committee,” Duff & Phelps and the Board of Directors, including the Special Committee, were provided with certain non-public, unaudited, financial forecasts for the Company (pro forma for the consummation of the Restructuring Transactions), which are described below and which we refer to as the “Company Forecasts.” The Company Forecasts were prepared by management for years ranging from 2020 to 2024 and were provided to Duff & Phelps and presented to the Board in July 2020. The Board of Directors and the Special Committee reviewed the Company Forecasts in their respective evaluations of the Restructuring Transactions, and Duff & Phelps relied, at the direction of the Company, on the Company Forecasts in rendering its fairness opinion.

We prepared the Company Forecasts solely for internal use and not with a view toward public disclosure and, accordingly, the Company Forecasts do not necessarily comply with the published guidelines of the SEC regarding projections and the use of measures other than generally accepted accounting principles as applied in the United States (“GAAP”), the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections or forecasts. Neither our independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures regarding the Company Forecasts, nor have they expressed any opinion or any other form of assurance on the information or its achievability, and they assume no responsibility for, and disclaim any association with, the Company Forecasts.

The Company Forecasts, while presented with numerical specificity, necessarily were based on numerous variables and assumptions, including, but not limited to, those relating to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to our business, all of which are difficult to predict and many of which are beyond our control. The Company Forecasts are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. We cannot assure you that the forecasted results under any of the scenarios presented will be realized or that actual results will not be significantly higher or lower than forecasted in any of the scenarios. The Company Forecasts cover multiple years and the information by its nature becomes less predictive with each successive year. The assumptions on which the Company Forecasts were based involve judgments regarding future economic, competitive and regulatory conditions and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. The Company Forecasts also reflect assumptions for certain business decisions that are subject to change. The Company Forecasts cannot, therefore, be considered a guarantee of future operating results, and this information should not be relied on as such. We do not assume any responsibility for the validity, reasonableness, accuracy or completeness of the Company Forecasts.

The Company Forecasts are forward-looking statements. For information on factors that may cause our future financial results to materially vary, see “Cautionary Statement Regarding Forward-Looking Statements” on page 6 of this Information Statement.

The information from the Company Forecasts should be evaluated, if at all, in conjunction with the historical consolidated financial statements contained in our public filings with the SEC. In light of the foregoing factors and the uncertainties inherent in the Company Forecasts, readers of this Information Statement are cautioned not to place undue, if any, reliance on the Company Forecasts. The Company Forecasts have been prepared on a pro forma basis for the effect of the Restructuring Agreement and the Restructuring Transactions.

The Company Forecasts included below are not being included in this Information Statement because we believe they are material or because we believe they are a reliable prediction of actual future results. Instead, the Company Forecasts are being included herein since they were reviewed by the Board of Directors and the Special Committee in connection with the evaluation of the Restructuring Transactions and were relied upon by Duff & Phelps in connection with the rendering of its fairness opinion.

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In light of the foregoing factors and the uncertainties inherent in the Company Forecasts, stockholders are cautioned not to place undue, if any, reliance on such projections.

(in thousands)	2020	2021	2022	2023	2024
Consolidated Statements of Operations
Total revenue	$45,162	$54,303	$65,919	$72,500	$79,739
Gross profit	28,798	35,844	43,617	48,158	53,158
Total operating expenses	32,747	37,412	42,506	45,779	49,046
(Loss) gain from operations	(3,949)	(1,567)	1,111	2,378	4,111
Total other income/(expense)	(6,097)	(1,659)	(1,539)	(1,307)	(1,056)
Net (loss) income	$(10,136)	$(3,317)	$(518)	$981	$2,966

Consolidated Balance Sheet
Assets
Total current assets	$31,913	$32,623	$34,149	$36,557	$40,811
Property and equipment	3,994	3,799	4,040	4,480	4,941
Intangible assets	457	400	354	317	287
Goodwill	3,205	3,205	3,205	3,205	3,205
Right of use assets	1,690	1,278	949	685	474
Other assets	392	311	308	306	304
Total assets	$41,651	$41,615	$43,004	$45,550	$50,022
Liabilities and Stockholders’ Equity
Total current liabilities	$12,904	$13,034	$14,612	$15,832	$17,320
Capital lease obligation, less current portion	1,303	877	877	877	877
Long-term debt, less issuance costs	16,500	16,500	14,786	12,892	10,800
Total long-term liabilities	17,803	17,377	15,663	13,769	11,677
Total liabilities	30,708	30,411	30,275	29,601	28,998
Total stockholders’ equity	10,943	11,204	12,730	15,948	21,024
Total liabilities and stockholders’ equity	$41,651	$41,615	$43,004	$45,550	$50,022

We make no representation to any stockholder or any other person regarding our ultimate performance compared to the information included in the above unaudited, projected financial information under any of the Company Forecasts. The inclusion of unaudited, projected financial information in this Information Statement should not be regarded as an indication that the prospective financial information under any of the scenarios will be an accurate prediction of future events, and projected financial information should not be relied on as such. Except to the extent required by federal securities laws, we do not intend to, and disclaim any obligation to, update, revise or correct the above prospective financial information to reflect circumstances existing after the date when made or to reflect the occurrence of future events.

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DILUTION

Based on the number of shares of our common stock outstanding at Closing, if the Lenders fully exchange the Exchanging Loans at the exchange price set forth in the Restructuring Agreement, the Lenders will own approximately 94% of our outstanding common stock. The other stockholders of the Company, who currently own approximately 30% of our outstanding common stock, will be substantially diluted from an ownership standpoint and will own approximately 6% of our outstanding common stock following the consummation of the Restructuring Transactions.

CAPITALIZATION

The following table sets forth the capitalization of the Company, taken on a consolidated basis with its subsidiaries, as of June 30, 2020, on an actual basis and on a pro forma basis to give effect to the Restructuring Transactions, assuming that the Restructuring Transactions were consummated on June 30, 2020 (in thousands):

	As of June 30, 2020 (Unaudited)
	Actual	Pro Forma
Cash, cash equivalents and trade accounts receivable	$10,602	$9,352
Long-term debt, plus premium and less issuance costs	77,531	16,538
Lease liability, less current portion	1,518	1,518
Total long-term debt	79,049	18,056

Stockholders’ equity
Preferred stock, $0.000001 par value per share; 10,000,000 shares authorized, no shares issued and outstanding, actual and pro forma
Common stock, $0.000001 par value per share; 75,000,000 shares authorized and 13,223,565 shares issued and outstanding, actual and 300,000,000 shares authorized and 71,060,611 shares issued and outstanding, pro forma
Additional paid-in capital	181,412	242,048
Accumulated deficit	(228,270)	(229,163)
Total stockholders’ (deficit) equity	(46,858)	12,885
Total capitalization	$32,191	$30,941

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WRITTEN ACTION ONE— APPROVAL OF amendment to AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED shares OF COMMON STOCK

Background

Our Amended and Restated Certificate of Incorporation, as amended, currently authorizes the issuance of 75,000,000 shares of common stock, par value $0.000001 per share. On August 7, 2020, the Board of Directors unanimously adopted a resolution approving, and recommending that the Majority Stockholders approve, an amendment to Article IV of our Charter to increase the total number of shares of our common stock that we are authorized to issue to 300,000,000. Immediately subsequent to this Board of Directors approval, the Majority Stockholders approved the Charter Amendment by written consent action pursuant to Section 228 of the DGCL and Section 1.10 of the Company’s Bylaws.

The Board of Directors believes that it is advisable and in the best interests of our company and our stockholders to increase the total number of authorized shares of our common stock in order to give us a sufficient number of authorized shares to effect the Share Issuance and greater flexibility in considering and planning for potential future corporate needs, including without limitation potential future debt restructurings; capital-raising or financing transactions; potential strategic transactions, including mergers, acquisitions, and other business combinations; grants and awards under equity compensation plans; and other general corporate purpose transactions.

As of August 7, 2020, there were 13,223,565 shares of our common stock outstanding. In addition, 5,261,162 shares of our common stock have been reserved for future issuance under outstanding warrants, 1,409,776 shares of our common stock have been reserved for future issuance under outstanding option and restricted stock unit awards and 1,278,634 shares of our common stock have been reserved for future issuance under our current equity compensation plan. In addition, as described in more detail under “Written Action Two: Approval of Issuance of Shares of Common Stock to Lenders Upon Exchange of Certain Indebtedness for Common Stock” beginning on page 39, we intend to issue approximately 57.8 million shares of our common stock under the Restructuring Agreement to the Lenders in the Share Issuance. Accordingly, 53,826,863 of the 75,000,000 shares of our common stock currently authorized remain available for issuance or reserved for issuance.

Text of the Charter Amendment

The Charter Amendment would amend Section 1 of Article IV of our Charter so that it would state in its entirety as follows:

ARTICLE IV: AUTHORIZED STOCK

“1. Total Authorized. The total number of shares of all classes of stock which the Corporation shall have authority to issue:

COMMON STOCK:	Three Hundred Million (300,000,000) with a par value of $0.000001 (USD)
PREFERRED STOCK:	Ten Million (10,000,000) with a par value of $0.000001 (USD)”

Purpose of the Charter Amendment

The Board of Directors believes that additional authorized shares of common stock would provide us with a sufficient number of shares to effect the Share Issuance described under “Written Action Two: Approval of Issuance of Shares of Common Stock to Lenders Upon Exchange of Certain Indebtedness for Common Stock” and the necessary flexibility to issue shares in the future for various corporate purposes and enable us to take timely advantage of market conditions and opportunities without the delay and expense associated with convening a special stockholders’ meeting for such purpose, except as otherwise required by law and the rules of the NYSE American. These corporate purposes include, but are not limited to, potential future debt restructurings; capital-raising or financing transactions; potential strategic transactions, including mergers, acquisitions, and other business combinations; grants and awards under equity compensation plans; and other general corporate purpose transactions.

In the past, we have used authorized but unissued shares in connection with debt restructurings and equity financings, and for issuance pursuant to equity compensation plans. Other than shares of our common stock to be issued to the Lenders in the Share Issuance described under “Written Action Two: Approval of Issuance of Shares of Common Stock to Lenders Upon Exchange of Certain Indebtedness for Common Stock” and other than shares of our common stock subject to outstanding warrants, stock options and restricted stock unit awards and that have been reserved for future issuance under our equity compensation plans, we currently do not have any plans, commitments, arrangements, understandings or agreements to issue any currently authorized and unissued shares of our common stock, or any of the additional shares of common stock that would be authorized by the Charter Amendment.

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All of the additional shares resulting from the increase in our authorized common stock would be of the same class with the same dividend, voting, liquidation and similar rights as the shares of our common stock presently outstanding. The shares would be unreserved and available for issuance. No further authorization for the issuance of our common stock by stockholder vote is required under our existing Charter, and none would be required prior to the issuance of the additional shares of common stock by the Company, subject to applicable law or the rules of any stock exchange on which our common stock is then listed. Other than the contractual rights of Royalty Opportunities and ROS under the Restructuring Agreement and the Investor Rights Agreement, our stockholders have no preemptive rights to acquire any shares issued by the Company under our Charter or otherwise, and stockholders would not acquire any such rights with respect to any additional shares of our common stock to be authorized under the Charter Amendment.

Interests of Directors, Officers and Affiliates in the Charter Amendment

As described above, one of the purposes of the Charter Amendment is to provide us with a sufficient number of authorized shares of common stock to effect the Share Issuance to the Lenders described under “Written Action Two: Approval of Issuance of Shares of Common Stock to Lenders Upon Exchange of Certain Indebtedness for Common Stock”. Pursuant to the Investor Rights Agreement described elsewhere in this Information Statement, for so long as the Ownership Threshold (as defined in the Investor Rights Agreement) is met, Royalty Opportunities and ROS are entitled to nominate such individuals to the Board of Directors constituting a majority of the directors. Michael Eggenberg, Matthew Rizzo and Jeffrey Peters, three current members of the Board of Directors, were nominated to the Board of Directors by Royalty Opportunities and ROS. Because of their affiliation with Royalty Opportunities, ROS and OrbiMed, these three directors, together with Royalty Opportunities, ROS and OrbiMed, have a material interest in the Charter Amendment.

Except in their capacity as stockholders (which interest does not differ from that of the other stockholders), none of the other directors or officers of the Company, nor any associate of such person, has any substantial interest by security holding or otherwise in the Charter Amendment.

Potential Effects of the Charter Amendment

The Board of Directors is required to make any determination to issue shares of our common stock based on its judgment regarding the best interests of the Company and our stockholders. Of the 300,000,000 shares of common stock to be authorized as a result of the Charter Amendment, we intend to issue approximately 57.8 million shares to the Lenders in the Share Issuance described under “Written Action Two: Approval of Issuance of Shares of Common Stock to Lenders Upon Exchange of Certain Indebtedness for Common Stock.” The Share Issuance and any future issuances of shares of our common stock or securities convertible into shares of our common stock will have a dilutive effect on our earnings per share, book value per share and the voting interest and power of our current stockholders since holders of our common stock are not entitled to preemptive rights. In addition, although we have not proposed the increase in the total number of authorized shares of common stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of the Company, under certain circumstances, such shares could have an anti-takeover effect. The additional shares could be issued to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company or could be issued to persons allied with the Board of Directors or management and thereby having the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. The additional shares also could be issued in private placements and without stockholder approval or further action by our stockholders, subject to applicable law or the rules of any stock exchange on which our common stock is then listed. Accordingly, after the Charter Amendment becomes effective, the additional shares of authorized common stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our common stock, or the replacement or removal of our Board of Directors or management. This is particularly true since Royalty Opportunities and ROS will collectively own 67,085,724 shares of our common stock, representing in the aggregate approximately 94% of our total outstanding shares of common stock, upon completion of the Share Issuance. As described under “Security Ownership of Certain Beneficial Owners and Management,” OrbiMed Advisors LLC, a registered adviser under the Investment Advisors Act of 1940, as amended, is deemed to have voting and investment power with respect to the securities held by Royalty Opportunities and ROS and as a result may be deemed to have beneficial ownership over such securities.

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SEC rules require disclosure of charter and bylaw provisions that could have an anti-takeover effect. The following other provisions of our Charter and Bylaws may have the anti-takeover effect of preventing, discouraging or delaying any change in control of the Company:

●	Supermajority Voting Provisions. Our Charter provides that any amendment or repeal of certain articles of the Charter, or the adoption of any provision inconsistent with such articles, requires the affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. While other voting thresholds require an affirmative vote of the majority of the voting power of the then outstanding shares, this provision increases this threshold. Therefore, this provision may have the effect of making certain corporate approvals, such as amending our Bylaws or our Charter to allow for cumulative voting or to change the manner in which special meetings of stockholders may be called, more challenging for stockholders.

●	Blank Check Preferred Stock. Our Charter authorizes unissued shares of preferred stock, also known as “blank check” preferred stock. The existence of authorized but unissued shares of preferred stock may enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal is not in the best interests of the Company, the Board of Directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group. In this regard, our Charter grants the Board of Directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control of the Company.

●	Stockholder Action. Our Bylaws provide that any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, so long as prompt notice is given to non-consenting stockholders.

●	Special Meeting of Stockholders. Our Bylaws provide that special meetings of stockholders may only be called by the Board of Directors, the chairman of the Board, or the Chief Executive Officer.

●	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws provide that stockholders who desire to nominate a person for election to the Board of Directors must comply with specified notice and information provisions. Our Bylaws contain similar advance notice provisions for stockholder proposals for action at annual meetings. These provisions prevent stockholders from making nominations for directors and stockholder proposals from the floor at any stockholder meeting and require any stockholder making a nomination or proposal to submit the name of the nominees for board seats or the stockholder proposal, together with specified information about the nominee or any stockholder proposal, prior to the meeting at which directors are to be elected or action is to be taken. These provisions ensure that stockholders have adequate time to consider nominations and proposals before action is required, and they may also have the effect of delaying stockholder action.

As indicated above, the additional authorized shares of common stock would give us a sufficient number of shares of common stock to effect the Share Issuance to the Lenders described under “Written Action Two: Approval of Issuance of Shares of Common Stock to Lenders Upon Exchange of Certain Indebtedness for Common Stock.” In addition, the Board of Directors believes that additional authorized shares of common stock would provide us with the necessary flexibility to issue shares in the future for various corporate purposes and enable us to take timely advantage of market conditions and opportunities without the delay and expense associated with convening a special stockholders’ meeting for such purpose, except as otherwise required by law and the rules of the NYSE American or any stock exchange on which our common stock is then listed. These corporate purposes include, but are not limited to, potential future debt restructurings; capital-raising or financing transactions; potential strategic transactions, including mergers, acquisitions, and other business combinations; grants and awards under equity compensation plans; and other general corporate purpose transactions.

Timing of the Charter Amendment

The Charter Amendment will become effective immediately upon the filing of a Certificate of Amendment to our Charter with the Secretary of State of the State of Delaware, which we expect to file on or about              , 2020.

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WRITTEN ACTION TWO— APPROVAL OF ISSUANCE OF SHARES OF COMMON STOCK TO LENDERS UPON EXCHANGE OF CERTAIN INDEBTEDNESS FOR COMMON STOCK

Background and Reasons for the Share Issuance

As described in more detail under “Background of the Restructuring Transactions” beginning on page 7, on August 7, 2020, we entered into the Restructuring Agreement with Royalty Opportunities and ROS. Under the terms of the Restructuring Agreement, the parties thereto agreed to take certain actions to restructure our outstanding indebtedness, including, among others, the exchange by the Company of shares of our common stock for approximately $40.8 million of the aggregate outstanding principal amount of loans outstanding held by the Lenders under the Second A&R Credit Agreement, as well as, without duplication, approximately $21.1 million of the outstanding amount of PIK Interest (as defined in the Second A&R Credit Agreement), plus all other accrued and unpaid interest on the Exchanging Loans outstanding as of the closing date, at an exchange price of $1.07 per share, representing the average closing price of our common stock over the 10 trading days immediately prior to the parties entering into the Restructuring Agreement, and resulting in the issuance of approximately 57.8 million shares of our common stock.

The material terms of the Restructuring Transactions are described under “Description of the Restructuring Agreement and Related Agreements” beginning on page 16.

To complete the Restructuring Transactions, we solicited and obtained the written consent from Royalty Opportunities and ROS, the holders of a majority of our outstanding common stock, in accordance with Section 228 of the DGCL and the Company’s Bylaws for approval of the Charter Amendment described under “Written Action One: Approval of Amendment to Amended and Restated Certificate of Incorporation to Increase Authorized Shares of Common Stock” beginning on page 36 and the Share Issuance.

Reasons for Stockholder Approval of the Share Issuance

Our common stock is listed on the NYSE American. Section 713(a) of the NYSE American rules requires stockholder approval in connection with a transaction involving the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding shares of common stock at a price less than the greater of book value or market value.

Because the approximately 57.8 million shares of our common stock issuable to the Lenders in the Share Issuance represent greater than 20% of our shares of common stock outstanding, the Majority Stockholders approved the issuance of such 57.8 million shares of our common stock for purposes of Section 713(a) of the NYSE American rules.

For more information regarding the reasons why the Board of Directors and the Special Committee voted unanimously to approve the Share Issuance, see “Background of the Restructuring Transactions” beginning on page 8.

Interests of Directors, Officers and Affiliates in the Share Issuance

Pursuant to the Investor Rights Agreement, Royalty Opportunities and ROS, for so long as the Ownership Threshold (as defined in the Investor Rights Agreement) is met, are entitled to nominate such individuals to the Board of Directors constituting a majority of the directors. Michael Eggenberg, Matthew Rizzo and Jeffrey Peters, three current members of the Board of Directors, were nominated to the Board of Directors by Royalty Opportunities and ROS immediately prior to the most recent annual meeting of stockholders of the Company. Because of their affiliation with Royalty Opportunities, ROS and OrbiMed, these three directors, together with Royalty Opportunities, ROS and OrbiMed, have a material interest in the Share Issuance.

In addition, under the employment agreement we have entered into with our President and Chief Executive Officer, Sean E. Browne, we agreed to grant Mr. Browne additional equity awards in the form of stock options and restricted stock units upon completion of the Restructuring Transactions such that his total equity in the Company, including his current stock options and restricted stock units, will equal 5% of our outstanding shares of common stock.

No other director or officer of the Company, nor any associate of such person, has any substantial interest by security holding or otherwise in the issuance of the shares of our common stock in the Share Issuance.

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No Preemptive Rights of Common Stock

Other than the contractual rights of Royalty Opportunities and ROS under the Restructuring Agreement and the Investor Rights Agreement, our stockholders have no preemptive rights to acquire any shares issued by the Company under our Charter or otherwise. In addition, no share of our common stock is convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund.

Effect of the Share Issuance upon Rights of Existing Stockholders

The principal effect upon the rights of existing stockholders of the Company of the Share Issuance will be a dilution in their current percentage ownership in the Company. Based on the number of shares of our common stock outstanding on the Closing, if the Lenders fully exchange the Exchanging Loans at the exchange price set forth in the Restructuring Agreement, the Lenders will own approximately 94% of our outstanding common stock. The other stockholders of the Company, who currently own approximately 30% of our outstanding common stock, will be substantially diluted from an ownership standpoint and will own approximately 6% of our outstanding common stock following the consummation of the Restructuring Transactions.

In addition, the issuance of the approximately 57.8 million shares of our common stock to the Lenders in the Share Issuance could materially and adversely affect the market price of our common stock.

Registration Rights

The Company has agreed to provide the Lenders registration rights pursuant to a Registration Rights Agreement for the resale of the shares of our common stock issuable in the Share Issuance. The Registration Rights Agreement will require us to, among other things, file with the SEC a shelf registration statement covering the resale, from time to time, of the shares of our common stock issuable upon exchange of the Exchanging Loans no later than the 90th day after the Closing Date and use our best efforts to cause the shelf registration statement to become effective under the Securities Act no later than the 180th day after the Closing Date. Upon such registration, such shares of our common stock will be freely tradable in the public market without restriction (other than restrictions imposed on any affiliates of the Company).

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Significant Beneficial Owners

The table below sets forth information as to beneficial owners that have reported to the SEC or have otherwise advised us that they are a beneficial owner, as defined by the SEC’s rules and regulations, of more than 5% of our outstanding common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common Stock	OrbiMed Advisors LLC(2) 601 Lexington Avenue, 54th Floor New York, NY 10022	14,055,987	78.0%

Common Stock	Telemetry Investments, L.L.C.(3) 545 Fifth Avenue, Suite 1108 New York, NY 10017	752,915	5.7%

(1)	Percent of class is based on 13,223,565 shares of our common stock outstanding as of August 7, 2020.

(2)	Based in part on information contained in a Schedule 13D/A filed with the SEC on May 20, 2020. Includes 5,917,609 shares of common stock and 3,071,277 shares of common stock issuable upon exercise of warrants held of record by ROS Acquisition Offshore LP. OrbiMed Advisors LLC, a registered adviser under the Investment Advisors Act of 1940, as amended, is the investment manager of ROS. OrbiMed is also the investment manager of Royalty Opportunities S.àr.l., of which ROS is a wholly-owned subsidiary. By virtue of such relationships, OrbiMed may be deemed to have voting and investment power with respect to the securities held by ROS noted above and as a result may be deemed to have beneficial ownership over such securities. OrbiMed exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the securities held by ROS.

Also includes 3,331,069 shares of common stock and 1,736,032 shares of common stock issuable upon exercise of warrants held of record by OrbiMed Royalty Opportunities II, LP. OrbiMed ROF II LLC (“ROF II”) is the sole general partner of Royalty Opportunities, and OrbiMed is the sole managing member of ROF II. By virtue of such relationships, OrbiMed may be deemed to have voting and investment power with respect to the securities held by Royalty Opportunities noted above and as a result may be deemed to have beneficial ownership over such securities. OrbiMed exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the securities held by Royalty Opportunities.

(3)	Based solely on information contained in a Schedule 13G/A filed with the SEC on February 13, 2020. Includes 752,915 shares of common stock held by Telemetry Securities, L.L.C. (“Telemetry Securities”). Telemetry Investments, L.L.C. (“Telemetry”) is a registered investment advisor and the investment manager to Telemetry Securities. Andrew J. Schorr and Daniel P. Schorr are each managers of Telemetry. As such, Telemetry, Andrew J. Schorr and Daniel P. Schorr share voting and investment power over the securities held by Telemetry Securities.

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Security Ownership of Management

The table below sets forth information relating to the beneficial ownership of our common stock as of the Record Date, August 7, 2020, by:

●	each of our directors;

●	each of our named executive officers; and

●	all directors and executive officers as a group.

The number of shares beneficially owned by each person is determined in accordance with the SEC’s rules and regulations, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC’s rules and regulations, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of August 7, 2020, through the exercise of any stock option, warrants, or other rights or the vesting of any restricted stock awards. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 13,223,565 shares of our common stock outstanding as of August 7, 2020. Shares of our common stock that a person has the right to acquire within 60 days of August 7, 2020, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	John Bakewell	31,597		*
Common Stock	Michael Eggenberg	—		—
Common Stock	Robert McNamara	29,860		*
Common Stock	Jeffrey Peters	31,597		*
Common Stock	Matthew Rizzo	—		—
Common Stock	Sean E. Browne	—		—
Common Stock	Michael Mainelli(2)	10,416	(1)	*
Common Stock	Greg Jensen	18,239		*
Common Stock	Ron Berlin(3)	—	(1)	—
Common Stock	Kevin D. Brandt	34,307	(1)	*
Common Stock	All executive officers and directors as a group (8 persons)	145,600		1.1%

* Less than 1% of outstanding shares of common stock.

(1) Consists of the following options to purchase shares of our common stock or restricted stock units:

Name	Options	Restricted Stock Units
Greg Jensen	9,765	8,474
Kevin D. Brandt	25,515	8,792

(2) Mr. Mainelli resigned as an officer and employee of the Company effective as of March 18, 2019.

(3) Mr. Berlin resigned as an officer and employee of the Company effective as of March 24, 2020.

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other matters

No matters other than those discussed in this Information Statement are contained in the written consent signed by the Majority Stockholders. No security holder has requested the Company to include any proposal in this Information Statement.

HOUSEHOLDING information

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for information statements with respect to two or more stockholders sharing the same address by delivering a single information statement addressed to those stockholders. This delivery method is referred to as “householding” and can result in cost savings for us. To take advantage of this opportunity, we may deliver a single information statement to multiple stockholders who share an address unless contrary instructions have been received. We will deliver upon oral or written request a separate copy of this Information Statement to any stockholder of a shared address to which a single copy of this Information Statement was delivered. If you prefer to receive separate copies of this Information Statement or if you currently are a stockholder sharing an address with another stockholder and wish to receive only one copy of future information statements, proxy statements or annual reports for your household, please call us at (406) 388-0480 or send your request in writing to us at the following address: 664 Cruiser Lane, Belgrade, Montana 59714, Attention: Corporate Secretary.

where you can find ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Exchange Act (File No. 001-34951). The SEC maintains an Internet site that contains reports, proxy statements and other information about registrants, like the Company, that have been filed electronically with the SEC. You can access the SEC’s Internet site at http://www.sec.gov. You can also obtain information about us on our website at http://www.xtantmedical.com. Information on our website or any other website is not incorporated by reference into this Information Statement and does not constitute a part of this Information Statement unless specifically so designated and filed with the SEC.

The SEC allows the Company to “incorporate by reference” information that it files with the SEC, which means that it can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this Information Statement. The following documents the Company filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 5, 2020;

●	Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 7, 2020, and for the quarterly period ended June 30, 2020, filed with the SEC on August 3, 2020; and

●	Current Reports on Form 8-K filed on March 25, 2020, April 13, 2020, and August 10, 2020 (excluding any information furnished pursuant to Item 2.02 or Item 7.01).

Any statement contained in this Information Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in any subsequently filed document that is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

This Information Statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy. The delivery of this Information Statement should not create an implication that there has been no change in the affairs of the Company since the date of this Information Statement or that the information herein is correct as of any later date regardless of the time of delivery of this Information Statement.

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You can obtain a copy of all our filings with the SEC on our website at www.xtantmedical.com under “Investors—Financial Information.” You may also request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:

Xtant Medical Holdings, Inc.

Attention: Chief Financial Officer

664 Cruiser Lane

Belgrade, Montana 59714

(406) 388-0480

You should rely only on the information provided in this filing. You should not assume that the information in this Information Statement is accurate as of any date other than the date of this document. The Company has not authorized anyone else to provide you with any information.

By Order of the Board of Directors

Jeffrey Peters
Chairman of the Board

Belgrade, Montana

                            , 2020

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ANNEX A

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF XTANT MEDICAL HOLDINGS, INC.

Xtant Medical Holdings, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), pursuant to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY that:

FIRST: The Board of Directors of the Corporation (the “Board of Directors”), at a meeting held on August 7, 2020, duly adopted resolutions setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, declaring said amendment to be advisable and proposing that said amendment be submitted to the stockholders of the Corporation for their consideration and approval. The resolution setting forth the proposed amendment is substantially as follows:

RESOLVED, FURTHER, that the Board of Directors hereby approves, subject to approval by the Corporation’s stockholders, an amendment to Section 1 of Article IV of the Corporation’s Amended and Restated Certification of Incorporation, as amended, so that it would state in its entirety as follows:

ARTICLE IV: AUTHORIZED STOCK

“1. Total Authorized. The total number of shares of all classes of stock which the Corporation shall have authority to issue:

COMMON STOCK: Three Hundred Million (300,000,000) with a par value of $0.000001 (USD)

PREFERRED STOCK: Ten Million (10,000,000) with a par value of $0.000001 (USD)”

SECOND: The stockholders of the Corporation duly approved and adopted the foregoing amendment by written consent in accordance with the provisions of Section 228 of the DGCL.

THIRD: The Board of Directors and stockholders of the Corporation duly approved and adopted the foregoing amendment in accordance with the provisions of Section 242 of the DGCL.

FOURTH: The foregoing amendment shall become effective immediately upon filing.

FIFTH: All other provisions of the Amended and Restated Certificate of Incorporation, as amended, of the Corporation not specifically modified, amended and/or superseded by the Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Sean E. Browne, its President and Chief Executive Officer, thereunto duly authorized, this ____ day of ________________ 2020.

XTANT MEDICAL HOLDINGS, INC.

By:
Sean E. Browne
Its:	President and Chief Executive Officer

ANNEX B

RESTRUCTURING AND EXCHANGE AGREEMENT

BY AND AMONG

XTANT MEDICAL HOLDINGS, INC.,

ORBIMED ROYALTY OPPORTUNITIES II, LP,

AND

ROS ACQUISITION OFFSHORE LP

Dated as of August 7, 2020

i

ii

Exhibits:

Exhibit A	Form of Charter Amendment
Exhibit B	Credit Agreement Amendment Terms
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of the Company Stockholder Approval

iii

RESTRUCTURING AND EXCHANGE AGREEMENT

This RESTRUCTURING AND EXCHANGE AGREEMENT, dated as of August 7, 2020 (this “Agreement”), by and among: (i) Xtant Medical Holdings, Inc. (the “Company”); and (ii) OrbiMed Royalty Opportunities II, LP, as a lender under the Existing Credit Agreement (in such capacity, “OrbiMed”) and ROS Acquisition Offshore LP, as a lender under the Existing Credit Agreement (in such capacity, “ROS” and, together with OrbiMed, the “Lenders”). Each of the Company and the Lenders may hereinafter be referred to as a “Party” and collectively as the “Parties”. Capitalized terms that are used and are not otherwise defined herein have the meanings given to them in Section 1.1.

WHEREAS, the Parties have engaged in arm’s length good faith negotiations regarding the restructuring and exchange transactions set forth in Section 2.1 of this Agreement (collectively, the “Restructuring Transactions”), pursuant to the terms and conditions set forth in this Agreement and the Restructuring Documents, with respect to the capital structure of the Company, including certain indebtedness of the Company’s Subsidiaries under the Existing Facility and the Company’s Obligations (as defined in the Existing Credit Agreement) with respect thereto;

WHEREAS, in accordance with the Restructuring Transactions, the Lenders will exchange approximately $40.8 million of the aggregate outstanding principal amount of the Loans (as defined in the Existing Credit Agreement) and, without duplication, approximately $21.1 million of the outstanding amount of PIK Interest (as defined in the Existing Credit Agreement) (such Loans and PIK Interest, the “Exchanging Loans”) plus all other accrued and unpaid interest on the Exchanging Loans outstanding on the Closing Date, for shares of Common Stock at an exchange price of $1.07 per share (the “Exchange Price”), representing the average closing price of the Common Stock over the 10 trading days immediately prior to the date of this Agreement; and

WHEREAS, in accordance with the Restructuring Transactions, the Company will solicit written consent from OrbiMed and ROS, the holders of a majority of the outstanding shares of the Company Common Stock as of the date of this Agreement (the “Consenting Majority Stockholders”), in accordance with Section 228 of the Delaware General Corporation Law for (i) the amendment to the Company’s certificate of incorporation, substantially in the form attached as Exhibit A (the “Charter Amendment”), and (ii) the exchange by the Lenders of the Exchanging Loans held by the Lenders for a number of shares of Common Stock equal to the principal amount of the Exchanging Loans plus all accrued and unpaid interest on the Exchanging Loans at the Closing, divided by the Exchange Price (the “Debt Exchange”), with the prepayment fee in respect of the Exchanging Loans, payable under Section 3.2 of the Existing Credit Agreement, to be deemed a loan made on the Closing Date under the Existing Facility in the aggregate principal amount of $1,537,712.80.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

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Article I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.1. Definitions.

As used herein the following terms shall have the meanings specified herein (it being understood that defined terms shall include in the singular number, the plural, and in the plural, the singular):

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the right or power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agreement” has the meaning given in the Preamble.

“Applicable Law” means all laws, statutes, treaties, rules, codes, ordinances, regulations, certificates, orders and licenses of any Governmental Authority and judgments, decrees, injunctions, writs, permits, orders or like governmental action of any Governmental Authority applicable to the Company or any of its Subsidiaries or any of their property or operations.

“Authorizations” has the meaning given in Section 3.15(d).

“Business Day” means any day, other than a Saturday, Sunday or a day on which banks are generally closed for business in the State of New York.

“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity other than a corporation, partnership or LLC, any and all shares, equity interests, equity participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership or LLC, partnership or membership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Charter Amendment” has the meaning given in the Recitals.

“Closing” has the meaning given in Section 2.2.

“Closing Date” has the meaning given in Section 2.2.

“Common Stock” has the meaning given in Section 3.2(a).

“Company” has the meaning given in the Preamble.

“Company Form 10-K” has the meaning given in Section 3.5(a).

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“Company Form 10-Q” has the meaning given in Section 3.5(a).

“Company SEC Reports” means the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and any subsequent filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information or materials deemed “furnished” and not “filed” thereunder.

“Company Stockholder Approval” means the approval of the issuance of the Resulting Shares and the Charter Amendment by the Consenting Majority Stockholders by written consent in accordance with Section 228 of the Delaware General Corporation Law.

“Consenting Majority Stockholders” has the meaning given in the Recitals.

“Contract” means a contract, commitment, agreement, instrument, obligation, undertaking, concession, franchise, license, lease, or legally binding arrangement or understanding, whether written or oral.

“Credit Agreement Amendment” means an amendment to the Existing Credit Agreement substantially on the terms set forth on Exhibit B attached hereto.

“Debt Exchange” has the meaning given in the Recitals.

“Definitive Information Statement” means the definitive information statement incorporating any SEC comments to the Preliminary Information Statement, in a form reasonably satisfactory to the Lenders.

“Disclosure Schedule” means the disclosure schedule delivered by the Company to the other Parties hereto prior to the execution of this Agreement.

“Dollars” or “$” refers to lawful money of the United States of America.

“Equity Interest” means any issued, unissued, authorized, or outstanding shares of common stock, preferred stock or other instrument evidencing an ownership interest in the Company, whether or not transferable, together with any warrants, stock options, restricted stock units, equity-based awards or contractual rights to purchase or acquire such equity interests at any time and all rights arising with respect thereto that existed immediately before the Closing Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Price” has the meaning given in the Recitals.

“Exchanging Loans” has the meaning given in the Recitals.

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“Existing Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of March 29, 2019, by and among Bacterin International, Inc., X-spine Systems, Inc., the Company, in its capacity as a guarantor, Xtant Medical, Inc., in its capacity as a guarantor, and the Lenders, as amended by the First Amendment to Second Amended and Restated Credit Agreement, dated as of April 1, 2020, by and among Bacterin International, Inc., X-spine Systems, Inc., the Company, in its capacity as a guarantor, Xtant Medical, Inc., in its capacity as a guarantor, and the Lenders.

“Existing Facility” means the secured loan facility under the Existing Credit Agreement.

“Fairness Opinion” has the meaning given in Section 3.19.

“FDA” has the meaning given in Section 3.15(d).

“Financial Statements” has the meaning given in Section 3.5(a).

“GAAP” means those accounting principles in the United States, which are in effect at the time of the preparation of financial statements required to be delivered hereunder.

“Governmental Authority” means any nation or government, any state, province, territory or other political subdivision thereof, and any agency, body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Health Care Laws” has the meaning given in Section 3.15(d).

“HIPAA” has the meaning given in Section 3.15(d).

“Indemnified Parties” means (i) the Company’s current directors, officers, managers, employees, attorneys, other professionals, and agents that were employed in such capacity on or after the date of this Agreement and that are entitled to be indemnified by the Company pursuant to the Company’s bylaws, certificates of incorporation, board resolutions, employment contracts, or other agreements and (ii) each of the Lender Indemnified Parties.

“Intellectual Property” has the meaning given in Section 3.9.

“Investment Company Act” means the Investment Company Act of 1940 (or any successor provision), as amended, and the rules and regulations of the SEC promulgated thereunder.

“Investor Rights Agreement” means that certain Investor Rights Agreement, dated as of February 14, 2018, by and among the Company, OrbiMed Royalty Opportunities II, LP, ROS Acquisition Offshore LP, Park West Partners International, Limited and Park West Investors Master Fund, Limited.

“Investors” has the meaning given in the Investor Rights Agreement.

“Knowledge” means, with respect to any matter in question, the knowledge of such matter by any of the individuals listed in Section 1.1 of the Disclosure Schedule.

“Legal Restraints” has the meaning given in Section 7.1(b).

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“Lender Indemnified Parties” means, collectively, the Lenders, their Affiliates and their respective directors, officers, managers, partners, members, employees and agents.

“Lenders” has the meaning given in the Preamble.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, whether or not filed, recorded or otherwise perfected under Applicable Law, to secure payment of a debt or performance of an obligation.

“LLC” means a limited liability company.

“Losses” has the meaning given in Section 9.1.

“Material Adverse Effect” means any event, change, effect, circumstance or condition that, individually or in the aggregate with other such events, changes, effects, circumstances or conditions, (i) is, or is reasonably likely to be, materially adverse to the business, operations, results of operations, properties, condition (financial or otherwise), assets, liabilities (actual or contingent) or prospects of the Company and its Subsidiaries, taken as a whole or (ii) could reasonably be expected to materially interfere with the consummation of the transactions contemplated hereby. The Parties acknowledge that a change in the listing status of the Common Stock from the NYSE American to an over-the-counter market shall not be deemed a “Material Adverse Effect”.

“Material Contract” has the meaning given in Section 3.16(a).

“NYSE American” means NYSE American LLC, a national securities exchange registered with the SEC pursuant to Section 6 of the Exchange Act.

“OrbiMed” has the meaning given in the Preamble.

“Order” means a judgment, order, writ, injunction, stipulation or decree issued by, or legally binding agreement with, a Governmental Authority.

“Party” has the meaning given in the Preamble.

“Permits” has the meaning given in Section 3.15(c).

“Person” means any individual, corporation, LLC, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preamble” means the preamble of this Agreement.

“Preliminary Information Statement” means the preliminary information statement in form and substance acceptable to the Company and the Lenders.

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“Registration Rights Agreement” means the registration rights agreement substantially in the form attached hereto as Exhibit C.

“Registration Statement” has the meaning given in Section 6.1(g).

“Released Parties” has the meaning given in Section 10.1(a).

“Releasing Parties” has the meaning given in Section 10.1(a).

“Restricted Period” has the meaning given in Section 6.2.

“Restructuring Documents” means the Credit Agreement Amendment, the Registration Rights Agreement, the Charter Amendment, the Rights Offering and each other document, certificate or agreement executed, delivered or filed in connection with, contemplated by or necessary to carry out the Restructuring Transactions and any other transactions contemplated by this Agreement.

“Restructuring Transactions” has the meaning given in the Recitals.

“Resulting Shares” means the 57,837,046 shares of Common Stock issued in connection with the Debt Exchange.

“Rights Offering” means the offering of non-transferable subscription rights to the stockholders of the Company to purchase up to an aggregate of $15 million of Common Stock at a price of $1.07 per share of Common Stock, pursuant to documentation reasonably acceptable to the Lenders.

“Rights Offering Shares” means the shares of Common Stock issued pursuant to the Rights Offering.

“ROS” has the meaning given in the Preamble.

“SEC” means the Securities and Exchange Commission.

“Special Committee” means the Special Restructuring Committee of the board of directors of the Company as created by the board of directors of the Company on July 31, 2019, as such committee may be comprised from time to time.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Subsidiary” means, with respect to any Person, (a) any corporation, association, or other business entity (other than a partnership, joint venture, LLC or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (b) any partnership, joint venture, LLC or similar entity of which: (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise; and (ii) such Person is a controlling general partner or otherwise controls (within the meaning of the last sentence of the definition of “Affiliate” contained herein) such entity.

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“Taxes” means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local or foreign government, or any subdivision or agency thereof, and, in each instance, such term shall include any interest, penalties or additions to tax attributable to any such Tax or requirement to report information with respect thereto.

Section 1.2. Computation of Time Periods. For purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

Section 1.3. Terms Generally; Rules of Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. When a reference is made in this Agreement to a Section, Article, Schedule or Exhibit, such reference shall be to a Section, Article, Schedule or Exhibit of this Agreement unless otherwise indicated. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (iii) the words “including” and “includes” shall mean “including without limitation” and “includes without limitation”, as applicable; (iv) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine, and the neuter gender; (v) any reference herein to a contract (including Contracts), instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (vi) any reference herein to an existing document or exhibit having been filed or to be filed shall mean that document or exhibit, as it may thereafter be amended, modified, or supplemented; (vii) unless otherwise specified, all references herein to “Articles” or “Sections” are references to Articles or Sections hereof or hereto; (viii) the words “herein”, “hereof” and “hereto” refer to this Agreement in its entirety rather than to a particular portion of this Agreement; (ix) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; and (x) the Lenders shall not be deemed to be Affiliates of the Company for purposes of this Agreement. In the event of any inconsistencies between the terms of this Agreement and any Restructuring Documents, the Restructuring Documents shall govern.

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Section 1.4. Accounting Terms. Accounting terms used but not otherwise defined herein shall have the meanings provided, and be construed in accordance with, GAAP.

Article II

RESTRUCTURING TRANSACTIONS

Section 2.1. Restructuring Transactions.

(a) In order to effect the Restructuring Transactions, subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Article VII), the Parties agree to complete (or cause to be completed) the actions as and at the times set forth herein.

(b) On or prior to the date hereof, the following shall have occurred:

i. The Special Committee shall adopt committee resolutions recommending and approving (1) the execution, delivery and performance of this Agreement, (2) the Restructuring Transactions and (3) the listing of the Resulting Shares on the NYSE American;

ii. The Company’s board of directors, at the recommendation of the Special Committee, shall have adopted board resolutions, as required under Applicable Law:

1.	authorizing (x) the execution, delivery and performance of this Agreement, (y) the Restructuring Transactions and (z) the listing of the Resulting Shares on the NYSE American;

2.	setting the record date for purposes of obtaining the Company Stockholder Approval and authorizing officers of the Company to give the NYSE American notice thereof;

3.	approving and declaring advisable the adoption of the Charter Amendment, directing that the adoption of the Charter Amendment be submitted for the Company Stockholder Approval;

4.	approving and declaring advisable the Debt Exchange, directing that the approval of the issuance of the Resulting Shares be submitted for the Company Stockholder Approval;

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5.	authorizing the execution by the Company of the Credit Agreement Amendment and the Registration Rights Agreement and the performance of its obligations thereunder;

6.	approving the Rights Offering and the preparation of documentation necessary therefor and authorizing the listing of the Rights Offering Shares on the NYSE American; and

7.	approving the form of the Preliminary Information Statement; and

iii. The Special Committee shall have received the Fairness Opinion.

(c) On or promptly after the date hereof and prior to the Closing, the following shall occur:

i. The Company shall issue a press release, mutually agreed upon with the Lenders, announcing the execution of this Agreement and the Restructuring Transactions;

ii. The Company shall have submitted all necessary filings and documents with the NYSE American for the listing of the Resulting Shares on the NYSE American;

iii. The Company shall give the NYSE American notice of the record date for purposes of obtaining the Company Stockholder Approval;

iv. The Company shall file a Form 8-K, and any other applicable filings, for the execution of this Agreement and the Restructuring Transactions;

v. The Lenders shall file any required beneficial ownership filings or amendments thereto with the SEC to reflect the execution of this Agreement and the transactions contemplated hereby;

vi. On or before the opening of the market on August 10, 2020, and after the record date referenced above, the Consenting Majority Stockholders shall provide to the Company the Company Stockholder Approval by executing or otherwise making effective written consent in accordance with Section 228 of the Delaware General Corporation Law, a form of which is attached to this Agreement as Exhibit D;

vii. After the immediately preceding step, the Company shall file the Preliminary Information Statement with the SEC with the Lenders’ reasonable approval; and

viii. The Company shall file the Registration Statement with the SEC.

(d) Prior to the Closing, the following shall occur:

i. The Company shall promptly respond to any comments made by the SEC to the Preliminary Information Statement, and shall file any necessary amendments to the Preliminary Information Statement, each with the Lenders’ reasonable approval;

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ii. After the immediately preceding step (if such step occurs), the Company’s board of directors shall adopt board resolutions, as required under Applicable Law, approving the form of the Definitive Information Statement;

iii. After the immediately preceding step and at least 20 calendar days prior to the Closing, the Company shall file the Definitive Information Statement with the SEC and mail the Definitive Information Statement to the Company stockholders; and

iv. The Company shall submit all necessary filings and documents with the NYSE American for the listing of the Rights Offering Shares.

(e) At the Closing, but only in the event that the Company Stockholder Approval shall have been obtained, the following shall occur:

i. The Company shall execute and file the Charter Amendment with the Secretary of State of the State of Delaware;

ii. After completion of the step listed in Section 2.1(e)(i), the Company shall issue to the Lenders the Resulting Shares corresponding to the Exchanging Loans held by each Lender; and

iii. The Lenders, the Company and certain Subsidiaries of the Company shall enter into the Credit Agreement Amendment and the Company and the Lenders shall enter into the Registration Rights Agreement.

(f) Promptly after the Closing, the following shall occur:

i. The Company shall file a Form 8-K and any other applicable filings for the issuance of the Resulting Shares and the execution of the Credit Agreement Amendment and the Registration Rights Agreement;

ii. The Company shall notify the NYSE American of the Company Stockholder Approval, and shall deliver certified copies of the certificate of incorporation and bylaws of the Company, each as amended by the Charter Amendment; provided, however, if the Common Stock is not listed on the NYSE American at the time of the Closing, the Company shall do all things necessary to cause the Common Stock to be listed on the NYSE American as promptly as practicable following the Closing;

iii. The Lenders shall file any required beneficial ownership filings or amendments thereto with the SEC to reflect their ownership of the Resulting Shares and the transactions contemplated hereby;

iv. The Company shall issue a press release, mutually agreed upon with the Lenders, announcing the Company Stockholder Approval, the Debt Exchange and the execution of the Credit Agreement Amendment and the Registration Rights Agreement;

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v. Upon approval or clearance from the SEC, the Company shall cause the Registration Statement to become effective, the record date for the Rights Offering shall occur and the Company shall launch the Rights Offering;

vi. (x) The Company stockholders shall have the right to subscribe for their pro rata percentages of shares of Common Stock following the Closing (before giving effect to the Rights Offering); and (y) if there are unsold shares of Common Stock from the Rights Offering after the Company stockholders have subscribed for their desired number of shares of Common Stock pursuant to the preceding clause (x), the Company stockholders shall have the right, but not the obligation, to subscribe for all remaining unsold shares of Common Stock until the Rights Offering is fully subscribed; and

vii. The Company shall close the Rights Offering.

Section 2.2. Closing. The closing of the transactions contemplated by Section 2.1(e) shall occur at the offices of Covington & Burling LLP at 10:00 a.m. New York City time (the “Closing”) as soon as practicable, and in no event later than the fifth (5th) Business Day, following the satisfaction (or, to the extent permitted under this Agreement, waiver) of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, time and date as shall be agreed between the Parties hereto. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

Section 2.3. Public Announcements. The Parties hereto understand and agree that on and after the date of this Agreement, the Company shall not issue any press releases or other public announcements relating to the Restructuring Transactions without the Lenders’ consent, and shall not issue any such press releases or other public announcements naming any Lender without such Lender’s consent, which the Lenders agree to provide if such disclosure is required by the SEC or Applicable Law.

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedule, which identifies the Section of this Agreement to which such exception relates (provided, however, that any disclosure contained in any section of the Disclosure Schedule shall be deemed to be disclosed with respect to any other Section of this Agreement to the extent that it is reasonably apparent on its face to be applicable to such other Section), the Company represents and warrants to each of the other Parties hereto, as of the date hereof and as of the Closing Date, as follows:

Section 3.1. Due Organization, Power and Authority.

(a) The Company (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform its obligations under this Agreement and the Restructuring Documents to which it is (or will be) a party and to carry out the transactions contemplated thereby. This Agreement has been duly and validly authorized, executed and delivered by the Company. Upon execution and delivery and, assuming due authorization, execution and delivery by the other parties thereto, this Agreement and the Restructuring Documents will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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(b) Subject to obtaining the Company Stockholder Approval and the Charter Amendment having become effective and the approval of the Investors under the Investor Rights Agreement, the Company has all the requisite corporate power and authority to issue the Resulting Shares. Subject to obtaining the Company Stockholder Approval, the Charter Amendment becoming effective and the Credit Agreement Amendment being entered into by all of the parties thereto and obtaining the approval of the Investors under the Investor Rights Agreement, the Resulting Shares will have been duly and validly authorized by the Company and, and when issued, in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Resulting Shares will not be subject to any preemptive or similar rights.

(c) Subject to obtaining the approval of the Investors under the Investor Rights Agreement and the Charter Amendment having become effective, the Rights Offering Shares, when purchased in accordance with the terms of the Rights Offering, will be duly and validly authorized by the Company, validly issued, fully paid and non-assessable, and will not be subject to any preemptive or similar rights.

(d) Each Subsidiary of the Company has been duly organized, is validly existing and in good standing as a corporation, partnership or limited liability company, as applicable, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary of the Company has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted. As of the date of this Agreement, the Company has no Subsidiaries other than Bacterin International, Inc., X-spine Systems, Inc. and Xtant Medical, Inc.

Section 3.2. Capitalization.

(a) As of the date hereof, the Company has duly authorized for issuance 75,000,000 shares of common stock, par value $0.000001 per share (the “Common Stock”) of which 13,223,565 shares are validly issued and outstanding, and does not have any other shares of capital stock outstanding. Except as set forth on Section 3.2(a) of the Disclosure Schedule, there are no outstanding warrants, options, rights of conversion or other rights, agreements, arrangements or commitments giving any Person the right (contingent or otherwise) to acquire any shares of Common Stock or any shares of capital stock or other Equity Interests in the Company or any of its Subsidiaries.

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(b) All the outstanding shares of capital stock or other voting securities or equity interests of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable, were issued free of preemptive rights and are owned by the Company, directly or through Subsidiaries, free and clear of any Liens except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 3.2(b) of the Disclosure Schedule correctly states the number of issued and treasury shares of each Subsidiary of the Company.

(c) Section 3.2(c) of the Disclosure Schedule correctly states the name of any Person (other than Subsidiaries of the Company) whose equity interests are owned, directly or indirectly, by the Company. Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, any Capital Stock or other equity interest in any Person other than (x) as listed on Section 3.2(c) of the Disclosure Schedule and (y) in the case of the Company, equity interest in the Subsidiaries.

Section 3.3. Non-Contravention. Subject to obtaining the Company Stockholder Approval and the approval of the Investors under the Investor Rights Agreement, the Charter Amendment having become effective and the Credit Agreement Amendment being entered into by all of the parties thereto, and except as set forth in Section 3.3 of the Disclosure Schedule, the issuance of the Resulting Shares upon completion of the Debt Exchange, the Rights Offering and the issuance of the Rights Offering Shares, the execution, delivery and performance by the Company of this Agreement and the Restructuring Documents and the consummation of the transactions contemplated hereby and thereby, will not (i) violate any provision of any Applicable Law, (ii) violate any provision of any of the organizational documents of the Company or any of its Subsidiaries, (iii) conflict with or result in a breach or violation of, (iv) constitute (with or without notice or lapse of time or both) a default under, (v) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (vi) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vii) result in the creation or imposition of any Lien upon the Company or any of its Subsidiaries or any of their respective assets and properties under, any of the terms or provisions of any Contract, indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of their respective properties or assets is subject, except, with respect to clauses (i), (iii), (iv), (v), (vi) and (vii), conflicts, default, violations, terminations or Liens that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.4. No Approvals or Consents. Except as specifically contemplated in this Agreement, no consent, approval, authorization or Order of, or filing, notice, registration or qualification with any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets is required for the issuance of the Resulting Shares upon completion of the Debt Exchange, the launch of the Rights Offering and the issuance of the Rights Offering Shares, the execution, delivery and performance by the Company of this Agreement and the Restructuring Documents, and the consummation of the transactions contemplated hereby and thereby.

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Section 3.5. Financial Statements; Internal Controls.

(a) The Company has delivered to the Lenders complete and correct copies of: (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Company Form 10-K”), which contains the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31, 2019, and the related consolidated statements of income and shareholders’ equity and statements of cash flows for the fiscal year then ended, including the footnotes thereto, certified by independent certified public accountants; and (ii) the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 (the “Company Form 10-Q”), which contains the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of June 30, 2020, and the related unaudited consolidated statements of income and stockholders’ equity and statements of cash flows for the three month period then ended (the financial statements in clauses (i) and (ii) collectively the “Financial Statements”).

(b) Each of the consolidated balance sheets contained in the Financial Statements fairly presents in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and each of the consolidated statements of income and shareholders’ equity and statements of cash flows included in the Financial Statements fairly presents in all material respects the consolidated results of operations, stockholders’ equity or cash flows, as the case may be, of the Company and its consolidated Subsidiaries for the periods to which they relate (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and the absence of footnote disclosures), in each case in accordance with GAAP applied on a consistent basis during the periods involved, except as noted therein.

(c) Since the date of the latest financial statements included in the Company Form 10-Q and except as disclosed therein, neither the Company nor any of its Subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or action or Order from any applicable Governmental Authority, (ii) issued or granted any securities (other than pursuant to (x) employee benefit plans, stock option or stock incentive plans, other employee compensation plans or non-employee director compensation programs in existence on the date hereof and described in the Company Form 10-K or Company Form 10-Q or (y) options, warrants or rights outstanding on the date hereof or the date on which the Rights Offering is fully subscribed), (iii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any transaction not in the ordinary course of business (other than as contemplated hereunder or as described in the Company Form 10-K or Company Form 10-Q (without giving effect to any supplements or amendments thereto after the execution and delivery of this Agreement)), or (v) declared or paid any dividend on its Capital Stock, and, since such date, there has not been any change in the terms of the Equity Interests or long-term debt of the Company or any of its Subsidiaries (other than as described in the Company Form 10-K or Company Form 10-Q (without giving effect to any supplements or amendments thereto after the execution and delivery of this Agreement)) or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its Subsidiaries, taken as a whole, in each case except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(d) Except as set forth in Section 3.5(d) of the Disclosure Schedule, the Company maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as set forth in Section 3.5(d) of the Disclosure Schedule, the Company maintains internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Company and its consolidated Subsidiaries reviewed or audited by Plante & Moran, PLLC and the audit committee of the board of directors of the Company, there were no material weaknesses in the Company’s internal controls.

(e) Except as set forth in Section 3.5(e) of the Disclosure Schedule, since the date of the most recent balance sheet of the Company and its consolidated Subsidiaries reviewed or audited by Plante & Moran, PLLC and the audit committee of the board of directors of the Company, (i) the Company has not been advised of or become aware of (x) any significant deficiencies in the design or operation of internal controls, that could adversely affect the ability of the Company or any of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could significantly adversely affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

Section 3.6. No Undisclosed Liabilities. The Company does not have any material liabilities other than (i) liabilities adequately reflected on the financial statements of the Company in the Company Form 10-Q or (ii) incurred since June 30, 2020 in the ordinary course of business consistent with past practice (none of which arise from or are related to a breach of contract, tort, infringement or a violation of law).

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Section 3.7. No Actions or Proceedings. Except as set forth in Section 3.7 of the Disclosure Schedule, there are no legal or governmental actions, suits, proceedings, audits, investigations or other reviews pending or, to the Knowledge of the Company, threatened in writing or affecting, the Company, its Subsidiaries or any of their respective assets or properties that could, individually or in the aggregate, reasonably be expected to (i) have a Material Adverse Effect or (ii) have a material adverse effect on the performance by the Company of this Agreement, the Restructuring Documents or on the consummation of any of the transactions contemplated hereby or thereby. No Governmental Authority has notified the Company of an intention to conduct any audit, investigation or other review with respect to the Company that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.8. Title to Assets and Properties. The Company and each of its Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens and defects, except to the extent such Liens and defects do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. All assets held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company or any of its Subsidiaries.

Section 3.9. Intellectual Property. The Company and its Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Company SEC Reports as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted (including the commercialization of products or services described in the Company SEC Reports as under development), except where the failure to own, license or have such rights could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (collectively, “Intellectual Property”). Except as disclosed in the Company SEC Reports, and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) there are no third-parties who have or, to the Company’s Knowledge, will be able to establish rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Company SEC Reports disclose is licensed to the Company or any of its Subsidiaries; (ii) to the Company’s Knowledge, there is no infringement by third-parties of any Intellectual Property; (iii) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or its Subsidiaries’ rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes or otherwise violates (or would, upon the commercialization of any product or service described in the Company SEC Reports as under development, infringe or violate) any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and its Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of its Subsidiaries, and all such agreements are in full force and effect; (vii) to the Company’s Knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; and (viii) to the Company’s Knowledge, there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office.

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Section 3.10. Taxes. The Company and each of its Subsidiaries have filed all federal, state, local and foreign Tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all Taxes due, and no Tax deficiency has been determined adversely to the Company or any of its Subsidiaries, nor does the Company have any Knowledge of any Tax deficiencies that have been, or could reasonably be expected to be asserted against the Company or any of its Subsidiaries, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.11. Labor Matters. No labor disturbance by or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Knowledge of the Company, is imminent that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.12. Private Offering; No Integration.

(a) It is not necessary in connection with the issuance or delivery of the Resulting Shares in the manner contemplated by this Agreement and the Restructuring Documents to register the Resulting Shares under the Securities Act.

(b) None of the Company or any of its Affiliates nor any Person acting on any of their behalf has, directly or indirectly, offered, issued, sold or solicited any offer to buy any security of a type which would be integrated with the Restructuring Transactions in any manner that would require the Resulting Shares to be registered under the Securities Act.

Section 3.13. Investment Company Act. Neither the Company nor any of its Subsidiaries is, and, after giving effect to the Restructuring Transactions, none of them will be, an “investment company” within the meaning of the Investment Company Act.

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Section 3.14. Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and its Subsidiaries are in full force and effect; the Company and each of its Subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.15. Compliance with Laws; Permits.

(a) Except as set forth in Section 3.15(a) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is in violation of any Applicable Law, except to the extent any such violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as set forth in Section 3.15(b) of the Disclosure Schedule, there is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(c) Except as set forth in Section 3.15(c) of the Disclosure Schedule, the Company and each of its Subsidiaries have, and have operated in compliance with, and have not failed to obtain any, such permits, licenses, patents, franchises, certificates of need, exemptions, clearances and other approvals or authorizations of Governmental Authorities (“Permits”) as are necessary under Applicable Law to own their respective properties and conduct their respective businesses in the manner described in the Company SEC Reports, except for any of the foregoing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries have fulfilled and performed all of their respective obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received written notice of any revocation, termination or modification of any such Permits or otherwise has any reason to believe that any such Permits will be revoked, terminated or modified or not be renewed in the ordinary course.

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(d) Except as described in the Company Form 10-K, and except, in each case, where such event could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries: (i) has not received any unresolved U.S. Food and Drug Administration (“FDA”) or similar Governmental Authority written notice of inspectional observations, Form 483, written notice of adverse filing, warning letter, untitled letter or other similar correspondence or notice from the FDA, or any other court or arbitrator or federal, state, local or foreign governmental or regulatory authority, alleging or asserting material noncompliance with the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), or received any written requests or requirements to make material changes to the Company products by the FDA or any other Governmental Authority, (ii) is and has been in compliance with applicable health care laws, including, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.) (“HIPAA”), the exclusion laws (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and the regulations promulgated pursuant to such laws, and comparable state laws, and all other foreign, federal, state and local laws relating to the regulation of the Company and its Subsidiaries (collectively, “Health Care Laws”), (iii) has not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state health care program or federal health care program, (iv) possesses all Permits and supplements or amendments thereto required by any such Health Care Laws and/or to carry on its businesses as currently conducted as described in the Company SEC Reports (“Authorizations”), and such Authorizations are valid and in full force and effect and neither the Company nor any of its Subsidiaries is in violation of any term of any such Authorizations, (v) has not received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority alleging that any product, operation or activity is in material violation of any Health Care Laws or Authorizations and has no Knowledge that any such Governmental Authority has threatened any such claim, litigation, arbitration, action, suit, investigation or proceeding, (vi) has not received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no Knowledge that any such Governmental Authority has threatened such action, (vii) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments thereto as required by any Health Care Laws or Authorizations and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission), (viii) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety, efficacy or regulatory compliance of any product or any alleged product defect or violation and, to the Company’s Knowledge, there are no facts which are reasonably likely to cause, and the Company has not received any written notice from the FDA or any other Governmental Authority regarding, a material recall, market withdrawal or replacement of any Company product sold or intended to be sold by the Company, a material change in the marketing classification or a material adverse change in the labeling of any such Company products, or a termination or suspension of the manufacturing, marketing, or distribution of such Company products, (ix) is not a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Authority, (x) has not, nor has any officer, director, employee, agent or, to the Knowledge of the Company, any distributor of the Company, made an untrue statement of a material fact or a fraudulent statement to the FDA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or committed an act, made a statement, or failed to make a statement, in each such case, related to the business of the Company that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for the FDA or any other Governmental Authority to invoke any similar policy, (xi) has not, nor has any officer, director, employee, or, to the Knowledge of the Company, any agent or distributor of the Company, been debarred or convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar law or authorized by 21 U.S.C. § 335a(b) or any similar law applicable in other jurisdictions in which Company products or Company product candidates are sold or intended by the Company to be sold, and (xii) neither the Company, its Subsidiaries nor their respective officers, directors, employees, agents or contractors has been or is currently debarred, suspended or excluded from participation in the Medicare and Medicaid programs or any other state or federal health care program.

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(e) To the Company’s Knowledge, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that, individually or in the aggregate, could reasonably be expected to give rise to any material costs or liabilities to the Company or any of its Subsidiaries under, or to interfere with or prevent compliance by the Company or any of its Subsidiaries with, environmental laws, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s Knowledge, threatened action, suit or proceeding, (iv) is bound by any Order or (v) has entered into any agreement, in each case relating to any alleged violation of any environmental law or any actual or alleged release or threatened release or cleanup at any location of any hazardous materials.

Section 3.16. Material Contracts.

(a) Section 3.16(a) of the Disclosure Schedule lists the following Contracts to which the Company or any of its Subsidiaries is a party or by which it or its assets are bound (each such Contract, whether or not set forth in such section of the Disclosure Schedule, a “Material Contract”); provided that for the Contracts described in subsections (vii), (viii), (xi), (xiii), (xiv), (xv), (xvi), (xvii) and (xviii) below only Contracts which involve aggregate amounts paid or payable by or to the Company and its Subsidiaries exceeding $250,000 need be listed:

i. employment or consulting Contract, severance Contract, change of control Contract or any employee collective bargaining agreement or other Contract with any labor union or any officer, director, employee or consultant of the Company;

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ii. Contract relating to any employee benefit plan;

iii. Contract not to compete or otherwise restricting the development, manufacture, marketing, distribution or sale of any products or services (including any Contract that requires the Company or any of its Subsidiaries to work exclusively with any Person in any particular area or any other limitation on the ability of the Company or any of its Subsidiaries to (A) transact or compete in any line of business, in any therapeutic area, with any Person, in any geographic area or during any period of time or (B) acquire or sell any product or asset, or receive or provide any services, from or to any Person;

iv. Contract containing any “non-solicitation” or “no-hire” provision that restricts the Company or any of its Subsidiaries;

v. Contract containing any provision that applies to or restricts the operations or business of any Affiliate of the Company (other than any Subsidiary of the Company);

vi. Contract with or involving (A) any Affiliate of the Company, (B) any current or former holder of capital stock of the Company or any Affiliate thereof or (C) any director, officer or employee of the Company or any Affiliate thereof;

vii. lease, sublease or similar Contract with any Person under which the Company or any of its Subsidiaries is a lessor or sublessor of, or makes available for use to any third-party any portion of any premises otherwise occupied or leased by the Company or any of its Subsidiaries;

viii. lease or similar Contract with any Person under which (A) the Company is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any Person or (B) the Company is a lessor or sublessor of, or makes available for use by any Person, any tangible personal property owned or leased by the Company;

ix. Contract (or substantially related Contracts) (A) calling for performance over a period of more than one year, (B) requiring or otherwise involving the potential payment by or to the Company or any of its Subsidiaries of more than an aggregate of $250,000, (C) in which the Company or any of its Subsidiaries has granted manufacturing rights, “most favored nation” pricing provisions or marketing or distribution rights relating to any products or territory or (D) in which the Company or any of its Subsidiaries has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

x. management service, consulting, financial advisory or any other similar Contract, and any Contract with any investment or commercial bank;

xi. Contract for the disposition of any significant portion of the assets or business of the Company or any of its Subsidiaries or any agreement for the acquisition, directly or indirectly, of the assets or business of any other Person;

xii. Contract for any joint venture, partnership or similar arrangement;

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xiii. Contract (other than material transfer agreements) granting a third-party, including but not limited to Affiliates of the Company, any license to any Intellectual Property, or pursuant to which the Company or any of its Subsidiaries has been granted by a third-party any license to any Intellectual Property, or any other license, option or other Contract relating in whole or in part to the Intellectual Property or the Intellectual Property of any other Person;

xiv. Contract (other than trade debt incurred in the ordinary course of business) under which the Company or any of its Subsidiaries has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any Person;

xv. Contract (including so-called take-or-pay or keepwell agreements) under which (A) any Person has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or any of its Subsidiaries or (B) the Company or any of its Subsidiaries has directly or indirectly guaranteed indebtedness, liabilities or obligations of any Person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

xvi. Contract under which the Company or any of its Subsidiaries has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person;

xvii. Contract (other than material transfer agreements, sponsored research agreements and clinical trial agreements entered in the ordinary course of business) involving a research or development collaboration or similar arrangement;

xviii. Contract involving a supply or tolling agreement or arrangement (including, without limitation, any agreements for the supply of raw materials, intermediates, bulk or finished drug product, research, clinical trial, development, distribution, or sale) that commits the Company or any of its Subsidiaries to purchase goods or services or to sell any supplies for clinical studies or commercial use;

xix. Contract involving a standstill or similar obligation of the Company or any of its Subsidiaries to a third-party or of a third-party to the Company or any of its Subsidiaries;

xx. Contract with any Governmental Authority;

xxi. Contract not entered into in the ordinary course of business; and

xxii. Contract that is otherwise material to the Company or any of its Subsidiaries.

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(b) The Company has made available to the Lenders true and complete copies of all Material Contracts. Each Material Contract is in full force and effect and is a valid and binding obligation of the Company or its applicable Subsidiary party thereto and to the Knowledge of the Company each of the other parties thereto, enforceable in accordance with its terms (except, in each case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity). Except as set forth in Section 3.16(b) of the Disclosure Schedule, no event, occurrence, condition or act has occurred, is pending or, to the Knowledge of the Company is threatened, which, with the giving of notice, lapse of time, or the happening of any further event, occurrence, condition or act, would constitute a breach or default by the Company, any of its Subsidiaries or, to the Knowledge of the Company, any other party to (i) any Material Contract listed on Section 3.16(a) of the Disclosure Schedule or (ii) any other Material Contract, under such Material Contract, or give rise to a right of termination, cancellation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under any Material Contract, except where such breach or default or giving rise to such a right with respect to any Material Contract referred to in clause (ii) above would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any obligation to repay any public subsidies or public grants.

(c) Except as described in Section 3.16(c) of the Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the Restructuring Transactions and the other transactions contemplated hereby will not (i) result in any material payment (including severance, unemployment compensation, tax gross-up, bonus or otherwise) becoming due to any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries, from the Company or one of its Subsidiaries under any employee benefit plan, Contract or otherwise, (ii) materially increase any benefits otherwise payable under any employee benefit plan, Contract or otherwise or (iii) result in the acceleration of the time of payment, exercise or vesting of any such material benefits.

(d) Except as set forth on Section 3.16(d) of the Disclosure Schedule, each of the employees and officers of the Company and its Subsidiaries is party to a confidentiality agreement with the Company providing, among other things, reasonable and customary protections to the Company’s Intellectual Property.

Section 3.17. Information Supplied.

(a) None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the Preliminary Information Statement or the Definitive Information Statement (and any amendment or supplement thereto) will, at the time the Preliminary Information Statement or the Definitive Information Statement (and any amendment or supplement thereto), as applicable, is filed with the SEC or mailed to the Company stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Preliminary Information Statement and the Definitive Information Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act.

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(b) None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the Registration Statement (including any amendment or supplement thereto) will, as of the effective date of the Registration Statement or the closing date of the Rights Offering, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act.

Section 3.18. Brokerage Fees. Other than fees payable pursuant to the agreements set forth on Section 3.18 of the Disclosure Schedule, true and correct copies of which have been made available to the Lenders, neither the Company nor any of its Subsidiaries has paid, or is a party to any Contract, agreement or understanding with any Person (other than this Agreement) that could give rise to a valid claim against any of them for, a brokerage commission, finder’s fee or like payment in connection with the Restructuring Transactions.

Section 3.19. Fairness Opinion. The Special Committee has received the opinion of Duff & Phelps, LLC to the effect that, as of the date of such opinion and subject to the limitations, qualifications and assumptions set forth therein, the Exchange Price for the Exchanging Loans is fair, from a financial point of view, to the stockholders of the Company unaffiliated with the Lenders in connection with the Restructuring Transactions (the “Fairness Opinion”).

Article IV

REPRESENTATIONS AND WARRANTIES OF THE LENDERS

Each Lender, severally and not jointly, represents and warrants to each of the other Parties hereto as follows:

Section 4.1. Ownership; Due Organization; Power and Authority. Each Lender is the sole holder of the amount of Exchanging Loans to be exchanged by such Lender pursuant to the terms of this Agreement, with the aggregate amount of the Exchanging Loans to equal approximately $61.9 million. Each Lender is validly existing and in good standing under the laws of the state of its organization. Each Lender has full right, power, authority and capacity to enter into this Agreement and the Restructuring Documents to which it is (or will be) a party and to carry out the transactions contemplated thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Restructuring Documents to which it is (or will be) a party. Upon execution and delivery by each Lender of this Agreement and the Restructuring Documents to which it is (or will be) a party and, assuming due authorization, execution and delivery by the other parties thereto, this Agreement and the Restructuring Documents to which it is (or will be) a party will constitute valid and binding obligations of such Lender, enforceable against such Lender in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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Section 4.2. Investor Status.

(a) Each Lender acknowledges that it is a sophisticated institutional investor, has knowledge and experience in financial matters and is capable of independently evaluating the merits and risks of investment decisions with respect to the Restructuring Transactions.

(b) Each Lender acknowledges that (i) it has conducted its own investigation of the Company, (ii) it has had access to, and has had an adequate opportunity to review, (x) all information the Company has filed with and furnished to the SEC, (y) all information set forth in such filings and (z) such financial and other information as it deems necessary to make its decision to engage in the Restructuring Transactions, and (iii) it has been offered the opportunity to ask questions of the Company, and received such answers thereto, as it deemed necessary in connection with the decision to engage in the Restructuring Transactions.

Section 4.3. No Approvals or Consents. Except as expressly provided in this Agreement, no consent or approval is required by any other Person or entity in order for a Lender to carry out the Restructuring Transactions contemplated by, and perform the respective obligations under, this Agreement and each of the Restructuring Documents to which it is (or will be) a party.

Section 4.4. No Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to any Lender’s knowledge, threatened against or affecting such Lender, or any of its properties or assets which, if adversely determined, in the aggregate, would reasonably be expected to materially and adversely affect the ability of such Lender to consummate any of the transactions contemplated by this Agreement or any Restructuring Document.

Section 4.5. Non-Contravention. The entry into and performance of this Agreement by each Lender and the consummation by such Lender of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Lender, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which such Lender is party, or (iii) result in the violation of any law, rule, regulation or Order (including federal and state securities laws) applicable to such Lender, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Lender to perform its obligations hereunder.

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Article V

[RESERVED]

Article VI

COVENANTS OF THE PARTIES

Section 6.1. Covenants of the Company.

(a) Business Operations. Except as expressly permitted by this Agreement, during the period beginning on the date of this Agreement and ending on the Closing Date, the Company shall (i) operate its businesses in the ordinary course based on historic practices and the operations contemplated pursuant to the Company’s business plans, taking into account the Restructuring Transactions and the other transactions contemplated hereby, (ii) use commercially reasonable efforts to preserve intact in all material respects the business organization of the Company, (iii) make all commercially reasonable efforts consistent with past practices to keep its physical assets in good working condition, to preserve, maintain the value of, renew, extend and keep in full force and effect all Intellectual Property rights, to keep available the services of its current officers and employees and to preserve the Company’s and each of its Subsidiaries’ relationships with lenders, creditors, lessors, lessees, licensors, licensees, officers, employees, contractors, distributors, developers, vendors, clients, customers, suppliers or other Persons having a material business relationship with the Company or any of its Subsidiaries and (iv) comply with all Applicable Laws and Orders. Without limiting the generality of the foregoing, and except as expressly permitted by this Agreement or as set forth on Schedule 6.1(a), prior to the Closing Date, neither the Company nor any of its Subsidiaries, as the case may be, will, without the prior written consent of the Lenders:

i. issue, sell or pledge, or authorize or propose the issuance, sale or pledge of, additional shares of its capital stock or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, or any stock appreciation rights, phantom stock awards or other rights that are linked in any way to the price of the Common Stock or the value of the Company or any part thereof, except, in each case: for issuances of Common Stock in respect of (x) any exercise of options to purchase Common Stock outstanding on the date of this Agreement, in accordance with their terms on the date of this Agreement, or (y) any vesting or delivery of Common Stock under restricted stock units of the Company outstanding on the date of this Agreement, in accordance with their terms as of the date of this Agreement;

ii. split, combine, subdivide, reclassify or redeem, or purchase or otherwise acquire, or propose to do any of the foregoing with respect to, any of its outstanding securities, except, in each case: for dispositions of Common Stock to the Company as a result of a net share settlement of any options to purchase Common Stock or to satisfy tax withholding obligations in respect of any options to purchase Common Stock or restricted stock units of the Company;

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iii. declare, set aside or pay any dividend on, or make any other distribution in any form in respect of, the Common Stock;

iv. purchase or otherwise acquire, sell or otherwise dispose of or encumber (or enter into any agreement to so purchase or otherwise acquire, sell or otherwise dispose of or encumber) material properties or material assets except in the ordinary course of business;

v. acquire or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial portion of the capital stock of, or by any other manner, any business or any other Person or any division thereof;

vi. amend any of the charter documents, bylaws or other governing documents of the Company or any of its Subsidiaries;

vii. except as required to comply with Applicable Law or any employee benefit plan as in effect on the date of this Agreement, (i) increase the compensation (other than compensation increases in the ordinary course of business) of any of its directors, officers, employees or consultants, (ii) pay or agree to pay to any directors, officers, employees or consultants any bonus, other amount, or other benefit, or make any advance or loan to any such Person, other than the payment of base compensation or advances for business expenses in the ordinary course of business, (iii) grant any awards under any employee benefit plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any employee benefit plan or awards made thereunder), (iv) take any action to fund or in any other way secure the payment of compensation or benefits under any employee benefit plan, (v) take any action to accelerate the vesting or payment of any compensation or benefit under any employee benefit plan, (vi) adopt, enter into or amend any employee benefit plan or (vii) make any material determination under any employee benefit plan that is not in the ordinary course of business;

viii. repurchase, prepay, create, incur or assume any indebtedness (including obligations in respect of capital leases), issue or sell, or amend, modify or change any term of, any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any indebtedness of another Person, make any loans, advances or capital contributions to, or investments in, any Person other than the Company or any of its Subsidiaries, enter into any “keep well” or other Contract to maintain any financial statement condition of another Person, or enter into any Contract having the economic effect of any of the foregoing;

ix. purchase, redeem or otherwise acquire any shares of its capital stock, or any option, warrant, call or right relating to such shares, interests or other securities (including any Company options), except, in each case: for dispositions of Common Stock to the Company as a result of a net share settlement of any options to purchase Common Stock or to satisfy tax withholding obligations in respect of any options to purchase Common Stock or restricted stock units of the Company;

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x. change its fiscal year, revalue any of its material assets or make any changes in financial accounting methods, principles, practices or policies, except as required by GAAP or Applicable Law;

xi. except as required by Applicable Law, (i) make or change any Tax election; (ii) change any Tax accounting period or method, (iii) file any amended Tax return, (iv) enter into any closing agreement with respect to Taxes, (v) settle any Tax claim or assessment, (vi) surrender any right to claim a refund of Taxes, (vii) consent to any extension or waiver of the limitations period for the assessment of any Tax or (viii) take any action outside the ordinary course of business consistent with past practice whose effect would be to increase the Company’s or any of its Subsidiaries’ present or future Tax liability or to decrease the Company’s or any of its Subsidiaries’ present or future Tax assets;

xii. enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee) or modify, amend, terminate or fail to exercise any right to renew any lease or sublease of real property;

xiii. enter into any Contract (or any substantially related Contracts, taken together) (i) that would be a Material Contract, (ii) if consummation of the Restructuring Transactions or the other transactions contemplated hereby, or compliance by the Company with the provisions of this Agreement will conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company, any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of such Contract or (iii) containing any prohibition on change of control or any restriction on the ability of the Company or any of its Subsidiaries to assign all or any portion of its rights, interests or obligations thereunder;

xiv. waive, release or assign any rights or claims under, fail to take a required action under, permit the lapse of or default under, or modify, amend or terminate any Material Contract;

xv. pay, discharge, settle or satisfy any claims (including claims of stockholders and any stockholder litigation relating to the Restructuring Transactions or any other transaction contemplated hereby), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice;

xvi. take any action (or omit to take any action) if such action (or omission) would or could reasonably be expected to result in any of the conditions to the obligation of the Lenders to consummate the Restructuring Transactions and the other transactions contemplated hereby set forth in Article VII not being satisfied or materially delay such satisfaction;

xvii. except as required by Applicable Law, adopt or enter into any collective bargaining agreement or other labor union Contract applicable to any officer, director, employee of the Company or any of its Subsidiaries or terminate the employment of any such Person that has an employment, severance or similar agreement or Contract with the Company or any of its Subsidiaries;

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xviii. discharge or satisfy any Lien or pay any obligation or liability other than in the ordinary course of business consistent with past practice;

xix. fail to maintain insurance coverage at levels consistent with presently existing levels;

xx. commence, participate or agree to commence or participate in any bankruptcy, voluntary liquidation, dissolution, winding up, examinership, insolvency or similar proceeding in respect of the Company or any of its Subsidiaries;

xxi. create or have any subsidiary of the Company, other than the current Subsidiaries of the Company;

xxii. engage in any business or business activity other than the business and business activities currently conducted; or

xxiii. authorize any of, or commit, resolve or agree, whether in writing or otherwise, to take any of, the actions listed above in this Section 6.1(a).

(b) Effectuating Documents; Further Transactions. After the Closing Date, to the extent permitted by this Agreement and the Restructuring Documents, the Company and its officers, directors and members are authorized to and may issue, execute, deliver, file or record such Contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of this Agreement and the Equity Interests to be converted, exchanged or issued, as applicable, pursuant to the Restructuring Transactions on behalf of the Company, without the need for any approvals, authorization, or consents except for those expressly required pursuant to this Agreement.

(c) Fees and Expenses. The Company shall pay (i) when due and payable, all reasonable costs and expenses (including attorney’s fees and expense reimbursement) that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement, the Restructuring Documents and the Restructuring Transactions and (ii) at the Closing, all documented (pursuant to summary form invoices which may be redacted for privileged information) costs and expenses (for professional fees, expense reimbursement or otherwise) presented for payment by the counsel and professionals retained by each Lender, including Covington & Burling LLP. The costs and expenses payable pursuant to this Section 6.1(c) shall be in addition to, and shall in no way affect or limit, the reimbursement rights held by the Lenders under any other document or agreement.

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(d) Material Adverse Effect. During the period beginning on the date of this Agreement and ending on the Closing Date, the Company shall promptly, but in any event within five (5) Business Days thereafter, give written notice to the Lenders after knowing of any development or event which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e) Information Statement. The Company shall use its reasonable best efforts to file the Preliminary Information Statement with the SEC as promptly as practicable after the date hereof. The Company shall use its reasonable best efforts to cause the Definitive Information Statement to be filed with the SEC and mailed to the Company stockholders as promptly as practicable after receipt of a no review decision or any further comments from the staff of the SEC on the Preliminary Information Statement. No filing of, or amendment or supplement to, the Preliminary Information Statement or the Definitive Information Statement will be made by the Company without providing the Lenders a reasonable opportunity to review and comment reasonably and in good faith thereon, except to the extent doing so would not permit compliance with Applicable Law with respect thereto. If any information relating to the Company, or any of its Affiliates, directors or officers, should be discovered by the Company which is required to be set forth in an amendment or supplement to the Definitive Information Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Company shall promptly notify the Lenders and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to the Company stockholders. The Company shall promptly notify the Lenders of the receipt of any and all comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Preliminary Information Statement or the Definitive Information Statement for additional information and shall supply the Lenders with copies of all correspondence between it or any of its representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Preliminary Information Statement, the Definitive Information Statement or the Restructuring Transactions. The Company shall respond to any and all comments from the SEC or the staff of the SEC and to any request by the SEC or the staff of the SEC for amendments or supplements to the Preliminary Information Statement or the Definitive Information Statement, as promptly as practicable. Any response to the SEC and any amendments or supplements to the Preliminary Information Statement or the Definitive Information Statement shall be subject to the Lenders’ approval, which approval shall not be unreasonably withheld or delayed. The issuance of the Resulting Shares and the Charter Amendment contemplated by the Company Stockholder Approval may not occur or become effective, as the case may be, prior to the end of the 20 calendar days’ waiting period after the Definitive Information Statement is sent to all holders of Common Stock as of the Record Date in accordance with Rule 14c-2(b) of the Exchange Act.

(f) Company Stockholder Approval. The Company shall, subject to Applicable Law, the Company’s certificate of incorporation, the Company’s bylaws and the rules of the NYSE American, (i) as promptly as reasonably practicable, establish a record date for purposes of obtaining the Company Stockholder Approval by giving notice to the NYSE American and (ii) as promptly as reasonably practicable, submit the issuance of the Resulting Shares and the Charter Amendment to the Consenting Majority Stockholders for adoption, in order to obtain the Company Stockholder Approval. Once the Company has established a record date, by giving notice to the NYSE American, for purposes of obtaining the Company Stockholder Approval, the Company shall not change such record date or establish a different record date for the same purposes without the prior written consent of the Lenders, unless required to do so by Applicable Law or the Company’s bylaws. Unless otherwise agreed by the Lenders, the issuance of the Resulting Shares and the Charter Amendment shall be the only matters (other than related procedural matters) that the Company shall propose to be acted on by the Consenting Majority Stockholders.

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(g) Rights Offering. The Company shall cause a registration statement relating to the Rights Offering (the “Registration Statement”) to be filed as promptly as practicable after the date of this Agreement, and shall use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable after the Closing. The Company agrees to respond to any comments or requests of the SEC, and to file any necessary amendments to the Registration Statement, as promptly as practicable. The Company agrees to make all such arrangements, to take all such actions and to execute, deliver and file all such agreements, certificates, instruments and other documents as may be necessary, appropriate or advisable in order to effectuate the Rights Offering and the timely filing of the Registration Statement and any necessary amendments thereto. Notwithstanding the foregoing, the Company shall not make any such filings related to the Rights Offering without the prior written consent of the Lenders, which consent shall not be unreasonably withheld or delayed. The Company may withdraw the Registration Statement in the event the Company Stockholder Approval is not obtained.

(h) Reasonable Best Efforts. The Company shall, and shall cause its Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Restructuring Transactions, including (i) taking of all acts necessary to cause the conditions to the Closing to be satisfied as promptly as practicable, (ii) ensuring that all steps set forth in Section 2.1 occur as promptly as practicable, (iii) making all filings related to the Rights Offering with applicable Governmental Authorities, and taking all actions necessary to ensure a timely launch of the Rights Offering, as promptly as practicable and (iv) making all filings related to the other Restructuring Transactions with applicable Governmental Authorities as promptly as practicable.

(i) Record Date. If the Company has set the record date for purposes of the Company Stockholder Approval by giving notice to the NYSE American but is unable to rely on such record date for such purposes for any reason, the Company shall reset the record date (and shall notify the NYSE American of such new record date) for such purposes, with the Lenders’ consent, unless otherwise required to do so by Applicable Law or the Company’s bylaws. If necessary, the Company, with the Lenders’ consent, shall reset the record date for purposes of obtaining the Company Stockholder Approval multiple times and the Company’s board of directors shall adopt board resolutions or written consents for each such setting or re-setting of the record date for purposes of obtaining the Company Stockholder Approval.

(j) Access to Information. From the date hereof until the Closing Date, the Company shall, and shall cause its Subsidiaries to: (i) provide to the Lenders reasonable access to the directors, officers, employees, properties, facilities, books and records of the Company and its Subsidiaries and (ii) furnish to the Lenders information concerning the business, properties, assets, liabilities, Equity Interests and other aspects of the Company and its Subsidiaries as the Lenders may reasonably request.

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(k) NYSE American Listing. As promptly as practicable after the Company Stockholder Approval, the Company shall cause the Rights Offering Shares and the Resulting Shares to be approved for listing on the NYSE American, subject to official notice of issuance. The Company shall, and shall cause its Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to maintain the listing of the Common Stock on the NYSE American (or, if the Common Stock is delisted on the NYSE American, to cause the Common Stock to be quoted on one or more over-the-counter interdealer quotation services satisfactory to the Lenders immediately following such delisting).

(l) Charter Amendment. The Company shall cause the Charter Amendment to become effective at the Closing.

Section 6.2. Restrictions on Transferring the Exchanging Loans. For the period commencing as of the date each Party executes this Agreement until the earlier to occur of the termination of this Agreement pursuant to the terms hereof or the Closing Date (such period, the “Restricted Period”), no Lender shall sell, transfer or assign any Exchanging Loans. Except as expressly provided in the preceding sentence, this Agreement shall in no way restrict the right or ability of any Lender to sell, transfer or assign any Equity Interests.

Section 6.3. Mutual Covenants of the Parties. Subject to the terms and conditions hereof and for so long as this Agreement has not been terminated in accordance with the terms hereof, each of the Parties, as applicable, agrees to comply with the following covenants:

(a) Each of the Parties hereby covenants and agrees to support and use commercially reasonable efforts to facilitate consummation of each of the Restructuring Transactions, as may be applicable, pursuant to the terms set forth in this Agreement and the Restructuring Documents, and take all reasonable actions necessary or reasonably requested by the Company or the Lenders to facilitate consummation of each of the Restructuring Transactions, as may be applicable, including voting in favor of, or executing written consents approving, any actions necessary to effectuate the foregoing.

(b) Each of the Parties hereby covenants and agrees not to, in its capacity as a Party, or in any other capacity, in any material respect, object to, delay, impede, or take any other action to interfere with the Restructuring Transactions.

Article VII

CONDITIONS TO CLOSING

Section 7.1. Each Party’s Conditions to Closing. The respective obligations of each Party to effect the Restructuring Transactions and the other transactions contemplated hereby is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Regulatory Approvals. All governmental and regulatory approvals and consents necessary to effectuate the Restructuring Transactions and any other transactions contemplated hereby under any Applicable Law shall have been obtained.

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(b) No Injunctions or Legal Restraints. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, “Legal Restraints”) which has the effect of preventing the consummation of the Restructuring Transactions and the other transactions contemplated in this Agreement or in the Restructuring Documents shall be in effect.

(c) Restructuring Documents and Consents. All Restructuring Documents shall have been (i) tendered for delivery, (ii) effected or executed and (iii) to the extent required, filed with the applicable Governmental Authority in accordance with Applicable Laws. All conditions precedent to the Restructuring Documents shall have been satisfied or waived pursuant to the terms of the Restructuring Documents. All actions necessary to implement the Restructuring Transactions shall have been taken by the required Parties in accordance with Applicable Laws.

Section 7.2. Company’s Conditions to Closing. The obligations of the Company to effect the Restructuring Transactions and the other transactions contemplated hereby are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Parties (other than the Company) contained herein that are qualified as to materiality shall be true and correct, and the representations and warranties of the Parties (other than the Company) contained herein that are not so qualified shall be true and correct in all material respects, in each case, as of the Closing Date as if made as of such date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date.

(b) Performance of Obligations; No Default under Other Agreements. Each of the Parties (other than the Company) shall have performed and complied in all material respects with all agreements and covenants contained in this Agreement and the Restructuring Documents to be performed by it prior to or at the Closing (or such compliance shall have been waived on terms and conditions reasonably satisfactory to the Company) and after giving effect to the Restructuring Transactions, no default or event of default by any of such Parties (other than the Company) shall have occurred and be continuing under this Agreement or any of the Restructuring Documents.

(c) Consent under Investor Rights Agreement. Each Investor under the Investor Rights Agreement shall have, pursuant to the terms of the Investor Rights Agreement, furnished written consent to the Company with respect to all of the transactions contemplated hereunder.

(d) Waiver of Conditions. The Company may waive any of the conditions to the Closing set forth above in this Section 7.2 at any time; provided, that in the event that any such waiver has the effect of adversely impacting the rights of the Lenders under Article IX, Article X or Section 6.1(c), the prior consent of a majority of the Lenders shall be required. The failure of the Lenders to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

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Section 7.3. Lenders’ Conditions to Closing.

(a) General. Each Lender’s obligation hereunder to consummate the Restructuring Transactions is subject to the satisfaction or express waiver by it prior to or at the Closing of each of the conditions specified below in this Section 7.3.

(b) Representations and Warranties of the Company. Each of the representations and warranties of the Company in this Agreement and in each of the Restructuring Documents that is qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of the Company in this Agreement and in each of the Restructuring Documents that is not so qualified shall be true and correct in all material respects, in each case, on and as of the Closing Date as if made as of such date (unless expressly stated to relate to a specific earlier date, in which case each of such representations and warranties that is qualified as to materiality or Material Adverse Effect shall be true and correct as of such earlier date, and each of such representations and warranties that is not so qualified shall be true and correct, in all material respects as of such earlier date).

(c) Performance by the Company; No Default under Other Agreements. The Company and each of its Subsidiaries shall have performed and complied in all material respects with all agreements and covenants contained in this Agreement and the Restructuring Documents required to be performed or complied with by them prior to or at the Closing (or such compliance shall have been waived on terms and conditions reasonably satisfactory to each Lender) and after giving effect to the Restructuring Transactions, no default or event of default by the Company or any of such Subsidiaries shall have occurred and be continuing under this Agreement or any of the Restructuring Documents.

(d) Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect.

(e) Waiver of Conditions. Each Lender may waive any of the conditions to the Closing set forth above in this Section 7.3 at any time.

(f) Closing Certificate. The Company shall have furnished a certificate, addressed to each Lender, signed by the chief executive officer and the chief financial officer of the Company, to the effect that the closing conditions with respect to the Company set forth in paragraphs (b) through (d) of this Section 7.3 have been satisfied.

Section 7.4. Frustration of Closing Conditions. None of the Parties hereto may rely on the failure of any condition set forth in this Article VII, as the case may be, to be satisfied if such failure was caused by such Party’s failure to comply with the terms of this Agreement.

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Section 7.5. NYSE American Listing. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that the Company’s continued listing with the NYSE American shall not be a condition to Closing for any Party; provided that, in the event that the Common Stock is not then listed with the NYSE American, it is quoted on one or more over-the-counter interdealer quotation services satisfactory to the Lenders immediately following such delisting.

Article VIII

TERMINATION

Section 8.1. Termination. This Agreement may be terminated, and the Restructuring Transactions and the other transactions contemplated hereby may be abandoned, at any time prior to the Closing Date:

(a) by written consent of the Company and the Lenders;

(b) by either of the Lenders, on the one hand, or the Company on the other hand, if the Closing shall not have been consummated by October 4, 2020, for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party if the failure of such Party to perform any of its obligations under this Agreement has been a principal cause of or resulted in the failure of the Closing to be consummated on or before such date;

(c) by either of the Lenders, on the one hand, or the Company, on the other hand, if any Legal Restraints having the effect set forth in Section 7.1(b) shall be in effect and shall have become final and nonappealable;

(d) by the Lenders acting together if the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement or the Restructuring Documents, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.3, and (ii) has not been or is incapable of being cured by the Company within ten (10) days after its receipt of written notice thereof from the Lenders;

(e) by the Company, if the Lenders have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.2, and (ii) has not been or is incapable of being cured by the applicable Lender within ten (10) days after receipt of written notice thereof from the Company; or

(f) by the Lenders acting together if, prior to the Closing Date, the Lenders decide in their sole discretion to terminate this Agreement, the Restructuring Transactions and the other transactions contemplated hereby due to the pendency of a potential transaction involving the Company and its Subsidiaries.

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Section 8.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and have no further effect, without any liability or obligation on the part of any Party hereto or any of their respective officers, directors, managers, partners, members, employees and agents, other than the provisions of Sections 6.1(c), 8.2 and 8.3, Articles IX, Article X and Article XI, which shall survive any such termination, and except to the extent that such termination results from a material breach by a Party of any of its representations, warranties, covenants or agreements set forth in this Agreement or any of the Restructuring Documents. Nothing in this Section 8.2 shall relieve either Party of (x) liability for common law fraud or (y) liability resulting from any willful breaches of this Agreement prior to the termination hereof.

Section 8.3. Notice of Termination. Termination of this Agreement by any Party shall be by delivery of a written notice to the other Parties. Such notice shall state the termination provision in this Agreement that such terminating Party is claiming provides a basis for termination of this Agreement. Termination of this Agreement pursuant to the provisions of Section 8.1 shall be effective upon and as of the date of delivery of such written notice as determined pursuant to Section 11.2.

Section 8.4. NYSE American Listing. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that no party to this Agreement shall have a right to terminate this Agreement solely upon the occurrence of the Company being delisted from the NYSE American; provided that the Company shall have used its reasonable best efforts to cause the Common Stock to be quoted on one or more over-the-counter interdealer quotation services satisfactory to the Lenders immediately following such delisting.

Article IX

INDEMNIFICATION

Section 9.1. Indemnification. Except as prohibited by Applicable Law, the Company shall indemnify and hold harmless each of the Indemnified Parties, for all costs, expenses, loss, damage or liability incurred or suffered by any such Indemnified Party arising from or related in any way to any and all causes of action whether known or unknown, whether for tort, contract, violations of federal or state securities laws or otherwise, including any claims or causes of action, whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted (collectively, “Losses”), to the extent such Losses are based in whole or in part upon any act or omission, transaction or other occurrence or circumstances arising from or related in any way to the Company, the Restructuring Transactions, this Agreement and the Restructuring Documents, including those arising from or related in any way to: (i) any action or omission of any such Indemnified Party in such Indemnified Party’s capacity as director, officer, manager, employee, attorney, other professional, and agent to the Company; (ii) any disclosure made or not made by any Indemnified Party to any current or former holder of any such indebtedness of or any such Equity Interest in the Company; and (iii) any action taken or not taken in connection with the negotiations, formulation, solicitation or preparation of documents, agreements or instruments prepared in connection with, or in furtherance of, the Restructuring Transactions and the other transactions contemplated hereunder; provided that the foregoing indemnity shall not apply to any Losses arising from or relating to any act or omission of an Indemnified Party that constitutes fraud, willful misconduct or gross negligence. In the event that any such Indemnified Party becomes involved in any action, proceeding or investigation brought by or against any Indemnified Party, as a result of matters to which the foregoing “Indemnification” may relate, the Indemnified Party shall promptly notify the Company and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party to notify the Company in accordance with the foregoing shall not relieve the Company of its obligations except to the extent that the Company is materially prejudiced by such failure to notify. The Company shall not be liable for any settlement of any claim or action effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Party from and against any Losses (to the extent stated above) by reason of such settlement or judgment.

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Article X

MUTUAL RELEASES

Section 10.1. Mutual Releases.

(a) AS OF THE CLOSING DATE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES (IN SUCH CAPACITY, THE “RELEASING PARTIES”) SHALL CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER RELEASE THE OTHER PARTIES, THE COMPANY AND THEIR RESPECTIVE AFFILIATES, SUCCESSORS AND ASSIGNS (THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, EQUITY INTERESTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES, AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED ON BEHALF OF THE COMPANY, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT SUCH PARTY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE RESTRUCTURING TRANSACTIONS, THE PURCHASE, SALE OR RESCISSION OF THE PURCHASE OR SALE, OF ANY SECURITY OF THE COMPANY, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR EQUITY INTEREST THAT IS TREATED IN THIS AGREEMENT OR THE AGREEMENTS CONTEMPLATED BY THIS AGREEMENT, THE RESTRUCTURING OF DEBT OF THE COMPANY OR EQUITY INTERESTS PRIOR TO OR DURING THE RESTRUCTURING TRANSACTIONS, THE NEGOTIATION, FORMULATION, OR PREPARATION OF THIS AGREEMENT, THE RESTRUCTURING DOCUMENTS OR OTHER DOCUMENTS OR ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE RELATED TO ANY OF THE FOREGOING AND TAKING PLACE ON OR BEFORE THE CLOSING DATE; PROVIDED, HOWEVER, THAT THE RELEASES PURSUANT TO THIS SECTION 10.1 SHALL NOT APPLY (I) WITH RESPECT TO A RELEASED PARTY, TO ANY CLAIMS OR LIABILITIES ARISING OUT OF OR RELATING TO ANY ACT OR OMISSION OF SUCH RELEASED PARTY THAT CONSTITUTES FRAUD, WILLFUL MISCONDUCT, GROSS NEGLIGENCE OR A CRIMINAL ACT TO THE EXTENT SUCH ACT OR OMISSION IS DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED FRAUD, WILLFUL MISCONDUCT, GROSS NEGLIGENCE OR A CRIMINAL ACT (II) TO ANY CONTRACT, AGREEMENT, ARRANGEMENT OR UNDERSTANDING, WRITTEN OR ORAL, BETWEEN ANY ONE OR MORE OF THE COMPANY AND/OR THE RELEASED PARTIES, ON ONE HAND, AND ANY ONE OR MORE OF THE RELEASING PARTIES, ON THE OTHER HAND, TO THE EXTENT NOT RELATED TO THE RESTRUCTURING TRANSACTIONS OR ANY CLAIM OR EQUITY INTEREST THAT IS THE SUBJECT OF ANY ACTION OR TREATMENT UNDER, OR PURSUANT TO ANY PROVISION OF, THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS CLAUSE (II) SHALL NOT IN ANY WAY LIMIT OR AFFECT THE RELEASES GRANTED TO THE LENDERS OR, IN THEIR CAPACITIES AS SUCH, THEIR DIRECTORS, OFFICERS, SHAREHOLDERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS, AFFILIATES, PARENTS, SUBSIDIARIES, PREDECESSORS, SUCCESSORS, HEIRS, EXECUTORS AND ASSIGNEES, ATTORNEYS, FINANCIAL ADVISORS, INVESTMENT BANKERS, ACCOUNTANTS AND OTHER PROFESSIONALS OR REPRESENTATIVES.

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(b) NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, NOTHING HEREIN SHALL BE DEEMED TO AND NOTHING HEREIN SHALL RELEASE ANY POST-CLOSING OBLIGATIONS OF ANY PARTY UNDER THIS AGREEMENT (INCLUDING UNDER ARTICLE IX, SECTION 6.3(C) OR SECTION 11.3 OF THIS AGREEMENT), THE RESTRUCTURING DOCUMENTS OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE RESTRUCTURING DOCUMENTS) EXECUTED TO IMPLEMENT THE RESTRUCTURING TRANSACTIONS AND THIS AGREEMENT.

(c) NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, NOTHING HEREIN SHALL BE DEEMED TO AND NOTHING HEREIN SHALL RELEASE ANY CLAIM ARISING UNDER THE EXISTING CREDIT AGREEMENT, AS AMENDED BY THE CREDIT AGREEMENT AMENDMENT, OR THE LOAN DOCUMENTS (AS SUCH TERM IS DEFINED IN THE EXISTING CREDIT AGREEMENT).

Article XI

MISCELLANEOUS

Section 11.1. Waiver of Punitive Damages. Except in respect of any action based on fraud, gross negligence or willful misconduct, to the extent permitted by Applicable Law, none of the Parties hereto shall assert, and each hereby waives, any claim against the other Parties (including their respective Affiliates, partners, stockholders, members, directors, officers, agents, employees and controlling Persons), on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Restructuring Transactions, this Agreement or any Restructuring Document.

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Section 11.2. Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, including via email (except that if the day of delivery is not a Business Day, then the next Business Day), (ii) when transmitted via telecopy (or other facsimile device) on a Business Day during normal business hours to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (iii) the day following the day (except that if such day is not a Business Day, then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below, or at such other address as such Party may specify by written notice to the other Party:

i. if to the Lenders, to: the Lenders, c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, NY 10022, Attention: Matthew Rizzo, Partner, and Michael Eggenberg, Managing Director, with a copy (which copy shall not constitute notice) to: Covington & Burling LLP, 620 Eighth Avenue, The New York Times Building, New York, NY 10018, Attention: Peter Schwartz, Esq.; and

ii. if to the Company, to: Xtant Medical Holdings, Inc., 600 Cruiser Lane, Belgrade, MT 59714, Attention: Sean Browne, Chief Executive Officer, with a copy (which copy shall not constitute notice) to: (a) Fox Rothschild LLP, Campbell Mithun Tower - Suite 2000, 222 South Ninth Street, Minneapolis, MN 55402, Attention: Amy Culbert, Esq.

Section 11.3. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void; provided, however, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement (and the rights, duties and obligations of the Parties to this Agreement) will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 11.4. No Waiver of Remedies; Remedies Cumulative. No failure or delay on the part of any Party in exercising any right, power or privilege hereunder and no course of dealing between the Company, its Subsidiaries and any other Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies that the Parties would otherwise have. No notice to or demand on the Company or its Subsidiaries in any case shall entitle the Company or its Subsidiaries to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other Parties hereto to any other or further action in any circumstances without notice or demand.

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Section 11.5. Counterpart. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart thereof.

Section 11.6. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 11.7. Governing Law; Submission to Jurisdiction; Venue.

(a) THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(b) If any action, proceeding or litigation shall be brought in order to enforce any right or remedy under this Agreement, each Party hereby consents and will submit, and will cause each of its respective Subsidiaries to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting in the State of New York, borough of Manhattan. Each Party hereby irrevocably waives, and will cause each of its respective Subsidiaries to waive, any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which it or they may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction. Each Party further agrees that it shall not, and shall cause each of its respective Subsidiaries not to, bring any action, proceeding or litigation arising out of this Agreement in any state or federal court other than any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York.

(c) Each Party irrevocably consents, and will cause each of its respective Subsidiaries to consent, to the service of process of any of the applicable aforementioned courts in any such action, proceeding or litigation by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 11.2, such service to become effective thirty (30) days after such mailing.

(d) EACH PARTY HERETO HEREBY WAIVES, AND WILL CAUSE EACH OF ITS RESPECTIVE SUBSIDIARIES TO WAIVE, ANY AND ALL RIGHTS IT OR ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT.

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Section 11.8. Severability. If any provision of this Agreement becomes or is determined by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the remaining provisions (or portion of the provision) shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid, unenforceable or void provisions (or portions thereof).

Section 11.9. Entirety. This Agreement, together with the Restructuring Documents, represents the entire agreement of the parties hereto and thereto, and supersedes all previous and contemporaneous negotiations, promises, covenants, understandings, agreements and representations, oral or written, if any, on such subjects or relating to this Agreement, the Restructuring Documents or the transactions contemplated herein or therein, all of which have become merged and integrated into this Agreement. All Schedules and Exhibits attached to this Agreement or referenced herein constitute a part of this Agreement and are incorporated herein for all purposes.

Section 11.10. No Third-Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties to this Agreement any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including any partner, member, shareholder, director, officer, employee or other beneficial owner of any party, in its own capacity as such or in bringing a derivative action on behalf of a party) shall have any standing as a third-party beneficiary with respect to this Agreement or the transactions contemplated by this Agreement.

Section 11.11. Amendments and Waivers of Terms. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Lenders or, in the case of a waiver, by the party against whom the waiver is to be effective.

Section 11.12. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

Section 11.13. Survival. The representations and warranties herein shall survive the Closing and the delivery of any Resulting Shares hereunder. Any certificate signed by any officer of the Company and delivered to the Lenders shall be deemed a representation and warranty by the Company to all other Parties as to the matters covered thereby.

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Section 11.14. Nature of Lenders’ Obligations. Each of the Parties agrees and acknowledges that (i) each Lender is entering into this Agreement on behalf of such Lender, and not on behalf of any other Lender, (ii) the representations, warranties, covenants and other obligations of each Lender hereunder are several and not joint, such that no Lender shall be liable or otherwise responsible for any representations, warranties, covenants or other obligations of any other Lender, or any breach or violation thereof, (iii) the relationship of the Lenders to each other shall not be deemed a partnership, joint venture or similar arrangement and shall not create a presumption that the Lenders are in any way acting in concert or as a group with each other with respect to the Restructuring Transactions and (iv) there are no commitments among or between the Lenders, arising from or in connection with this Agreement. Each Lender shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Restructuring Documents, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement and in each other Restructuring Documents is between the Company, on the one hand, and a Lender, solely, on the other hand, and not between the Company, on the one hand, and the Lenders, collectively, on the other hand, and not between and among the Lenders. No prior history, pattern or practice of sharing confidences among or between the Company and the Lenders shall in any way affect or negate the foregoing understandings and agreements.

Section 11.15. Reservation of Rights; Settlement Discussions. Except as expressly provided in this Agreement, nothing contained in this Agreement is intended to, nor shall it, in any manner, waive, limit, impair or restrict the ability of each Lender to protect and preserve its rights, remedies and interest, including any claims that such Lender may have against the Company. Without limiting the foregoing: (i) if the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties hereto fully reserve any and all of their respective rights and remedies under the Existing Credit Agreement and Applicable Law, except with respect to the provisions of this Agreement that survive termination of this Agreement as set forth in Section 8.2; (ii) nothing herein shall be deemed an admission of any kind; and (iii) pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any action or proceeding other than an action or proceeding to enforce the terms of this Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

XTANT MEDICAL HOLDINGS, INC.

By:	/s/ Sean E. Browne
Name:	Sean E. Browne
Title:	President and Chief Executive Officer

[Signature Page to Restructuring and Exchange Agreement]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

ORBIMED ROYALTY OPPORTUNITIES II, LP

By	OrbiMed ROF II LLC,
its	General Partner

By	OrbiMed Advisors LLC,
its	Managing Member

By:	/s/ W. Carter Neild
Name:	W. Carter Neild
Title:	Member

ROS ACQUISITION OFFSHORE LP

By	OrbiMed Advisors LLC, solely in
its	capacity as Investment Manager

By:	/s/ W. Carter Neild
Name:	W. Carter Neild
Title:	Member

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EXHIBIT A

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF XTANT MEDICAL HOLDINGS, INC.

Xtant Medical Holdings, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), pursuant to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY that:

FIRST: The Board of Directors of the Corporation (the “Board of Directors”), at a meeting held on August 7, 2020, duly adopted resolutions setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, declaring said amendment to be advisable and proposing that said amendment be submitted to the stockholders of the Corporation for their consideration and approval. The resolution setting forth the proposed amendment is substantially as follows:

RESOLVED, FURTHER, that the Board of Directors hereby approves, subject to approval by the Corporation’s stockholders, an amendment to Section 1 of Article IV of the Corporation’s Amended and Restated Certification of Incorporation, as amended, so that it would state in its entirety as follows:

ARTICLE IV: AUTHORIZED STOCK

“1. Total Authorized. The total number of shares of all classes of stock which the Corporation shall have authority to issue:

COMMON STOCK: Three Hundred Million (300,000,000) with a par value of $0.000001 (USD)

PREFERRED STOCK: Ten Million (10,000,000) with a par value of $0.000001 (USD)”

SECOND: The stockholders of the Corporation duly approved and adopted the foregoing amendment by written consent in accordance with the provisions of Section 228 of the DGCL.

THIRD: The Board of Directors and stockholders of the Corporation duly approved and adopted the foregoing amendment in accordance with the provisions of Section 242 of the DGCL.

FOURTH: The foregoing amendment shall become effective immediately upon filing.

FIFTH: All other provisions of the Amended and Restated Certificate of Incorporation, as amended, of the Corporation not specifically modified, amended and/or superseded by the Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Sean E. Browne, its President and Chief Executive Officer, thereunto duly authorized, this ____ day of ________________ 2020.

XTANT MEDICAL HOLDINGS, INC.

By:
Sean E. Browne
Its:	President and Chief Executive Officer

EXHIBIT B

Terms of Credit Agreement Amendment

(a)	Extinguish loans in an aggregate principal amount equal to the Exchanging Loans outstanding under the Existing Facility on the Closing Date, immediately prior to the Closing, together with all accrued and unpaid interest on the Exchanging Loans.

(b)	Add loans in an aggregate principal amount equal to the prepayment fee in respect of the Exchanging Loans, payable under Section 3.2 of the Existing Credit Agreement, which loans shall not be subject to the prepayment fee under Section 3.2 of the Existing Credit Agreement (as amended by the Credit Agreement Amendment) when prepaid or repaid.

(c)	Remove the availability of the Additional Delayed Draw Loans (as defined in the Existing Credit Agreement) and reduce the Additional Second Delayed Draw Commitment Amount (as defined in the Existing Credit Agreement) to $5,000,000.

(d)	Provide that beginning October 1, 2020 through the maturity date of the Existing Credit Agreement, interest payable in cash will accrue on the loans thereunder at a rate per annum equal to the sum of (i) 7.00% plus (ii) the higher of (x) the LIBO Rate (as such term is defined in the Existing Credit Agreement) and (y) 1.00%.

(e)	Eliminate the Revenue Base financial covenant.

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

[●], 2020

ORBIMED ROYALTY OPPORTUNITIES II, LP

ROS ACQUISITION OFFSHORE LP

c/o OrbiMed Advisors LLC,

601 Lexington Avenue, 54th Floor

New York, NY 10022

Ladies and Gentlemen:

Xtant Medical Holdings, Inc., a Delaware corporation (the “Company”), proposes to issue to the undersigned (the “Exchange Parties”) shares of common stock of the Company, $0.000001 par value per share (the “Common Stock”), upon the exchange of the Loans (as defined below) in accordance with the terms set forth in the Restructuring and Exchange Agreement among the Company, OrbiMed Royalty Opportunities II, LP and ROS Acquisition Offshore LP, dated August 7, 2020 (the “Restructuring Agreement”). To induce the Exchange Parties to enter into the Restructuring Agreement and to satisfy the Company’s obligations thereunder, the Lenders (as defined below) will have the benefit of this registration rights agreement (this “Agreement”) pursuant to which the Company agrees with the Exchange Parties for the benefit of the Exchange Parties and for the benefit of the holders (the “Holders”) from time to time of the Registrable Securities (as defined below), as follows:

1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Affiliate” has the meaning set forth in Rule 405 under the Securities Act.

“Broker-Dealer” means any broker or dealer registered as such under the Exchange Act.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Date” means the date hereof.

“Company” has the meaning set forth in the preamble hereto.

“Commission” means the Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the preamble hereto.

“Control” has the meaning set forth in Rule 405 under the Securities Act, and the terms “controlling” and “controlled” shall have meanings correlative thereto.

“Deferral Period” has the meaning indicated in Section 3(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Parties” has the meaning set forth in the preamble hereto.

“FINRA Rules” means the Conduct Rules and the By-Laws of the Financial Industry Regulatory Authority, Inc.

“Holder” has the meaning set forth in the preamble hereto.

“Lenders” means OrbiMed Royalty Opportunities II, LP and ROS Acquisition Offshore LP.

“Losses” has the meaning set forth in Section 5(d).

“Majority Holders” means, on any date, Holders of a majority of the Registrable Securities.

“Managing Underwriters” means the investment bank(s) and manager(s) that administer an underwritten offering, if any, conducted pursuant to Section 6.

“Loans” means the Loans as defined in that certain Second Amended and Restated Credit Agreement, dated as of March 29, 2019, by and among Bacterin International, Inc., X-spine Systems, Inc., the Company, in its capacity as a guarantor, Xtant Medical, Inc., in its capacity as a guarantor, and the Lenders, as amended by the First Amendment to Second Amended and Restated Credit Agreement, dated as of April 1, 2020, by and among Bacterin International, Inc., X-spine Systems, Inc., the Company, in its capacity as a guarantor, Xtant Medical, Inc., in its capacity as a guarantor, and the Lenders.

“Notice and Questionnaire” means a written notice delivered to the Company substantially in the form attached as Annex A hereto.

“Notice Holder” means, on any date, any Holder that has delivered a completed Notice and Questionnaire to the Company on or before such date.

“Private Placement” has the meaning set forth in the Restructuring Agreement.

“Prospectus” means a prospectus included in the Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

“Registrable Securities” means the Common Stock issued to the Exchange Parties pursuant to the transactions described in the Restructuring Agreement upon exchange of Loans and any securities for which such shares have been exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event; provided, however, that each such security will cease to constitute Registrable Securities upon the earliest to occur of (i) such security being sold pursuant to a registration statement that is effective under the Securities Act; and (ii) such security ceasing to be outstanding.

“Restructuring Agreement” has the meaning set forth in the preamble hereto.

“SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shelf Registration Period” has the meaning set forth in Section 2(b).

“Shelf Registration Statement” means a “shelf” registration statement of the Company prepared pursuant to Section 2 that covers the resale, from time to time pursuant to Rule 415 under the Securities Act (or any successor thereto), of some or all of the Registrable Securities on an appropriate form under the Securities Act, including all post-effective and other amendments and supplements to such registration statement, the related Prospectus, all exhibits thereto and all material incorporated by reference therein (including, without limitation, the Initial Registration Statement, any New Registration Statement and any Remainder Registration Statement).

“Underwriter” means any underwriter of Registrable Securities for an offering thereof under the Shelf Registration Statement.

2. Shelf Registration. (a) The Company will, no later than the ninetieth (90th) day after the Closing Date, file with the Commission a Shelf Registration Statement (which, initially, will be on Form S-1 and, as soon as the Company is eligible, will be on Form S-3) providing for the registration of the offer and sale, from time to time on a continuous or delayed basis, of the Registrable Securities by the Holders in accordance with the methods of distribution elected by such Holders, pursuant to Rule 415 (or any successor thereto) under the Securities Act (the “Initial Registration Statement”) and will use its best efforts to cause such Initial Registration Statement to become effective under the Securities Act no later than the one hundred and eightieth (180th) day after the Closing Date; provided, that if the Commission has notified the Company that it will not review or has no comments to such Initial Registration Statement within one hundred and ten (110) days after the Closing Date, the Company will use its best efforts to cause such Initial Registration Statement to become effective under the Securities Act no later than the one hundred and twentieth (120th) day after the Closing Date. Notwithstanding the registration obligations set forth in this Section 2, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission and/or (ii) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or, if the Company is ineligible to register the Registrable Securities on Form S-3, or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, the Securities Act Rules Compliance and Disclosure Interpretations Question 612.09. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Shelf Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Shelf Registration Statement will first be reduced by securities to be included other than Registrable Securities, and second be reduced by Registrable Securities applied to the Holders on a pro rata basis based on the total number of unregistered Common Shares held by such Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Common Shares held by such Holders. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by the Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”).

(b) The Company will use its best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act, in order to permit the related Prospectus to be usable by Holders for a period (the “Shelf Registration Period”) from the date the Shelf Registration Statement becomes effective to, and including, the date upon which no Registrable Securities are outstanding and constitute “restricted securities” (as defined in Rule 144 under the Securities Act).

(c) The Company will cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act; and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d) Subject to applicable law, the Company will provide written notice to the Holders of the anticipated effective date of the Shelf Registration Statement at least ten (10) Business Days before such anticipated effective date. Each Holder, in order to be named in the Shelf Registration Statement at the time of its initial effectiveness, will be required to deliver a Notice and Questionnaire and such other information as the Company may reasonably request in writing, if any, to the Company on or before the fifth (5th) day before the anticipated effective date of the Shelf Registration Statement as provided in the notice. Subject to Section 3(i), from and after the effective date of the Shelf Registration Statement, the Company will, as promptly as is practicable after the date a Holder’s Notice and Questionnaire is delivered, but in no event after the tenth (10th) day after such date, (i) file with the Commission an amendment to the Shelf Registration Statement or prepare and, if permitted or required by applicable law, file a supplement to the Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that such Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus, and so that such Holder is permitted to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law (except that the Company will not be required to file more than one supplement or post-effective amendment in any thirty (30) day period in accordance with this Section 2(d)(i)) and, in the case of a post-effective amendment to the Shelf Registration Statement, the Company will use its best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is practicable; (ii) provide such Holder, upon request, copies of any documents filed pursuant to Section 2(d)(i); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i); provided, however, that if such Notice and Questionnaire is delivered during a Deferral Period, then the Company will so inform the Holder delivering such Notice and Questionnaire and will take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(i). Notwithstanding anything to the contrary herein, the Company need not name any Holder that is not a Notice Holder as a selling securityholder in the Shelf Registration Statement or Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to this Section 2(d) (whether or not such Holder was a Notice Holder at the effective date of the Shelf Registration Statement) will be named as a selling securityholder in the Shelf Registration Statement or Prospectus in accordance with this Section 2(d).

3. Registration Procedures. The following provisions will apply in connection with the Shelf Registration Statement.

(a) The Company will:

(i) furnish to the Exchange Parties and to counsel for the Notice Holders, not less than five (5) Business Days before the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereto and each amendment or supplement, if any, to the Prospectus (other than amendments and supplements that do nothing more than name Notice Holders and provide information with respect thereto and other than filings by the Company under the Exchange Act) and will use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Exchange Parties reasonably propose within three (3) Business Days of the delivery of such copies to the Exchange Parties; and

(ii) include information regarding the Notice Holders and the methods of distribution they have elected for their Registrable Securities provided to the Company in Notices and Questionnaires as necessary to permit such distribution by the methods specified therein.

(b) The Company will ensure that:

(i) the Shelf Registration Statement and any amendment thereto, and any Prospectus and any amendment or supplement thereto, comply in all material respects with the Securities Act; and

(ii) the Shelf Registration Statement and any amendment thereto do not, when each becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Company will advise the Exchange Parties, the Notice Holders and any Underwriter that has provided in writing to the Company a telephone or email or other address for notices, and confirm such advice in writing, if requested (which notice pursuant to clauses (ii) to (v), inclusive, below will be accompanied by an instruction to suspend the use of the Prospectus until the Company has remedied the basis for such suspension):

(i) when the Shelf Registration Statement and any amendment thereto have been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for any amendment or supplement to the Shelf Registration Statement or the Prospectus or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the institution or threatening of any proceeding for that purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Common Stock included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires any change in the Shelf Registration Statement or the Prospectus so that they do not contain any untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d) The Company will use its best efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as practicable the withdrawal thereof.

(e) Upon request, the Company will furnish, in electronic or physical form, to each Notice Holder, without charge, one copy of the Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if a Notice Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(f) During the Shelf Registration Period, the Company will promptly deliver to each Exchange Party, each Notice Holder, and any sales or placement agents or underwriters acting on their behalf, without charge, as many copies of the Prospectus (including the preliminary Prospectus, if any) relating to the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. Subject to the restrictions set forth in this Agreement, the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the foregoing in connection with the offering and sale of the Registrable Securities.

(g) Before any offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company will arrange for the qualification of the Registrable Securities for sale under the laws of such U.S. jurisdictions as any Notice reasonably requests and will maintain such qualification in effect so long as required; provided, however, that in no event will the Company be obligated by this Agreement to qualify to do business or as a dealer of securities in any jurisdiction where it is not then so qualified or to take any action that would subject it to taxation or service of process in suits in any jurisdiction where it is not then so subject. If, at any time during the Shelf Registration Period, the Registrable Securities are not “covered securities” within the meaning of Section 18 of the Securities Act, then the Company will arrange for such qualification (subject to the proviso of the immediately preceding paragraph) in each U.S. jurisdiction of residence of each Notice Holder.

(h) Upon the occurrence of any event contemplated by subsections (c)(ii) to (v), inclusive, above, the Company will promptly (or within the time period provided for by Section 3(i) hereof, if applicable) prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus or file any other required document so that the Shelf Registration Statement and the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(i) Upon the occurrence or existence of any pending corporate development, public filings with the Commission or any other material event that, in the reasonable judgment of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the Prospectus, the Company will give notice (without notice of the nature or details of such events) to the Notice Holders that the availability of the Shelf Registration Statement is suspended and, upon receipt of any such notice, each Notice Holder agrees: (i) not to sell any Registrable Securities pursuant to the Shelf Registration Statement until such Notice Holder receives copies of the supplemented or amended Prospectus provided for in Section 3(i), or until it is advised in writing by the Company that the Prospectus may be used; and (ii) to hold such notice in confidence. Except in the case of a suspension of the availability of the Shelf Registration Statement and the Prospectus solely as the result of filing a post-effective amendment or supplement to the Prospectus to add additional selling securityholders therein, the period during which the availability of the Shelf Registration Statement and any Prospectus is suspended (the “Deferral Period”) will not exceed an aggregate of (A) thirty (30) days (or, if the Shelf Registration Statement is on Form S-1 (or any successor thereto), sixty (60) days) in any calendar quarter; or (B) sixty (60) days (or, if the shelf registration statement is on Form S-1 (or any successor thereto), ninety (90) days) in any calendar year.

(j) The Company will comply with all applicable rules and regulations of the Commission and will make generally available to its securityholders an earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act as soon as practicable after the effective date of the Shelf Registration Statement and in any event no later than forty five (45) days after the end of the twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement.

(k) The Company may require each Holder of Registrable Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement in order to comply with the Securities Act. The Company may exclude from the Shelf Registration Statement the Registrable Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving a request from the Company for such information.

(l) Subject to Section 6, the Company will enter into customary agreements (including, if requested by the Majority Holders, an underwriting agreement in customary form that, for the avoidance of doubt, will provide for customary representations and warranties, legal opinions, comfort letters and other documents and certifications) and take all other necessary actions in order to expedite or facilitate the registration or the disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain customary indemnification provisions and procedures.

(m) Subject to Section 6, for persons who are or may be “underwriters” with respect to the Registrable Securities within the meaning of the Securities Act and who make appropriate requests for information to be used solely for the purpose of taking reasonable steps to establish a due diligence or similar defense in connection with the proposed sale of such Registrable Securities pursuant to the Shelf Registration, the Company will:

(i) make reasonably available during business hours for inspection by the Holders, any Underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders or any such Underwriter all relevant financial and other records and pertinent corporate documents of the Company and its subsidiaries; and

(ii) cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such Underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement as is customary for similar due diligence examinations.

(n) In the event that any Broker-Dealer underwrites any Registrable Securities or participates as a member of an underwriting syndicate or selling group or “participates in an offering” (within the meaning of the FINRA Rules) thereof, whether as a Holder or as an underwriter, placement, sales agent or broker or dealer in respect thereof, or otherwise, the Company will, upon the reasonable request of such Broker-Dealer, comply with any reasonable request of such Broker-Dealer in complying with the FINRA Rules.

(o) The Company will use its best efforts to take all other steps necessary to effect the registration of the offer and sale of the Registrable Securities covered by the Shelf Registration Statement.

4. Registration Expenses. The Company will bear all expenses incurred in connection with the performance of its obligations under Sections 2 and 3. The Company will reimburse the Exchange Parties and the Holders for the reasonable fees and disbursements of one firm or counsel (which may be a nationally recognized law firm experienced in securities matters designated by the Majority Holders) to act as counsel for the Holders in connection therewith.

5. Indemnification and Contribution.

(a)  The Company agrees to indemnify and hold harmless each Holder, the directors, officers, employees, Affiliates and agents of each Holder and each person who controls any Holder within the meaning of the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the party claiming indemnification specifically for inclusion therein.

The Company also agrees to provide customary indemnities to, and to contribute as provided in Section 5(d) to Losses of, any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided herein with respect to the Holders.

(b) Each Holder of securities covered by the Shelf Registration Statement (including each Exchange Party that is a Holder, in such capacity) severally and not jointly agrees to indemnify and hold harmless the Company, each of the Company’s directors, each of the Company’s officers who sign the Shelf Registration Statement and each person who controls the Company within the meaning of the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be acknowledged by each Notice Holder that is not an Exchange Party in such Notice Holder’s Notice and Questionnaire and will be in addition to any liability that any such Notice Holder may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 5 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof, but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b), as applicable, above unless and to the extent it has been materially prejudiced through the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b), as applicable, above. If any action is brought against an indemnified party and it has notified the indemnifying party thereof, the indemnifying party will be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case, the indemnifying party will not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties, except as set forth below); provided, however, that such counsel will be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party will have the right to employ separate counsel (including local counsel), and the indemnifying party will bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party has reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party has not employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party has authorized the indemnified party to employ separate counsel at the expense of the indemnifying party. The indemnifying party will not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one (1) separate law firm (in addition to any local counsel) for all indemnified persons. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party will have a several, and not joint, obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending such losses, claims, damages, liabilities or actions) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the offering of the Registrable Securities and the Shelf Registration Statement that resulted in such Losses; provided, however, that in no case will any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Shelf Registration Statement that resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, then the indemnifying party and the indemnified party will contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions, or alleged statements or omissions, that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company will be deemed to be equal to the total net proceeds from the offering of the Notes (before deducting expenses). Benefits received by any Holder will be deemed to be equal to the value of having the offer and sale of such Holder’s Registrable Securities registered under the Securities Act pursuant to the Shelf Registration Statement and hereunder. Benefits received by any underwriter will be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus relating to the Shelf Registration Statement that resulted in such Losses. Relative fault will be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission or alleged untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding anything to the contrary in this Section 5(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls a Holder within the meaning of the Securities Act or the Exchange Act and each director, officer, employee, Affiliate and agent of such Holder will have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of the Securities Act or the Exchange Act, each officer of the Company who signed the Shelf Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 5(d).

(e) The provisions of this Section 5 will remain in full force and effect, regardless of any investigation made by or on behalf of any Exchange Party or Holder or the Company or any of the indemnified persons referred to in this Section 5, and will survive the sale by a Holder of securities covered by the Shelf Registration Statement.

6. Underwritten Registrations. (a) Notwithstanding anything to the contrary herein, in no event will the method of distribution of Registrable Securities take the form of an underwritten offering without the prior written consent of the Company. Consent may be conditioned on waivers of any of the obligations in Section 3, 4 or 5.

(b) If any Registrable Securities are to be sold in an underwritten offering, the Managing Underwriters will be selected by the Company, subject to the prior written consent of the Majority Holders, which consent will not be unreasonably withheld.

(c) No person may participate in any underwritten offering pursuant to the Shelf Registration Statement unless such person: (i) agrees to sell such person’s Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

7. No Inconsistent Agreements. The Company has not entered into, and agrees not to enter into, any agreement with respect to its securities that is inconsistent with the registration rights granted to the Holders herein.

8. Rule 144A and Rule 144. So long as any Registrable Securities remain outstanding, the Company will file the reports required to be filed by it under Rule 144A(d)(4) under the Securities Act and the reports required to be filed by it under the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of such Holder’s Registrable Securities pursuant to Rules 144 and 144A of the Securities Act. The Company covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act pursuant to Rule 144 or Rule 144A (including, without limitation, satisfying the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding anything to the contrary in this Section 8, nothing in this Section 8 will be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

9. Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of a majority of the Registrable Securities; provided, however, that this Section 9 may not be amended, qualified, modified or supplemented, and waivers of or consents to departures from this Section 9 may not be given, unless the Company has obtained the written consent of each Exchange Party and each Holder.

10. Notices. All notices and other communications provided for or permitted hereunder will be made in writing by hand-delivery, first-class mail, telex, telecopier, email or air courier guaranteeing overnight delivery:

(a) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of the Notice and Questionnaire.

(b) if to any Exchange Party, initially at the address thereof set forth above; and

(c) if to the Company, initially at its address set forth in the Restructuring Agreement.

All such notices and communications shall be deemed to have been duly given when received.

11. Remedies. Each Holder, in addition to being entitled to exercise all rights provided to it herein or in the Restructuring Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders, and the indemnified persons referred to in Section 5. The Company hereby agrees to extend the benefits of this Agreement to any Holder, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

13. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

14. Headings. The section headings used herein are for convenience only and shall not affect the construction or interpretation hereof.

15. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT THE TRANSACTION CONTEMPLATED HEREBY.

16. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof will not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties will be enforceable to the fullest extent permitted by law.

17. Common Stock Held by the Company, Etc. Whenever the consent or approval of Holders of a specified percentage of securities is required hereunder, securities held by the Company or its Affiliates (other than subsequent Holders thereof if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such securities) will not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Very truly yours,

Company:

Xtant Medical Holdings, Inc.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EXCHANGE PARTIES:

ORBIMED ROYALTY OPPORTUNITIES II, LP

By	OrbiMed ROF II LLC,
its General Partner

By	By OrbiMed Advisors LLC,
its Managing Member

By:
Name:
Title:

ROS ACQUISITION OFFSHORE LP

By	OrbiMed Advisors LLC, solely in its
capacity as Investment Manager

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

ANNEX A

SELLING SECURITY HOLDER NOTICE AND QUESTIONNAIRE

The undersigned beneficial holder of Registrable Securities of Xtant Medical Holdings, Inc. (the ‘‘Company’’) understands that the Company has filed, or intends to file, with the Securities and Exchange Commission (the ‘‘Commission’’) a registration statement (the ‘‘Shelf Registration Statement’’) for the registration and resale, under Rule 415 under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the ‘‘Registration Rights Agreement’’), dated _______________, 2020, among the Company and the Exchange Parties party thereto. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Rights Agreement.

Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally must be named as a selling security holder in the related prospectus or prospectus supplement(s), deliver a prospectus and any applicable prospectus supplement(s) to the purchasers of the Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below). Beneficial owners that do not complete this Notice and Questionnaire and deliver it to the Company as provided below will not be named as selling security holders in the prospectus and will not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement. Beneficial owners are encouraged to complete, execute and deliver this Notice and Questionnaire as soon as possible before the effectiveness of the Shelf Registration Statement so that they may be named as selling security holders in the prospectus forming part of the Shelf Registration Statement at the time it initially becomes effective. A beneficial owner of Registrable Securities wishing to include its Registrable Securities in the Shelf Registration Statement must deliver to the Company a properly completed and signed Notice and Questionnaire.

The Company has agreed to pay additional interest pursuant to the Registration Rights Agreement under certain circumstances as set forth therein.

Certain legal consequences arise from being named as a selling security holder in the Shelf Registration Statement and the related prospectus or prospectus supplement(s). Accordingly, holders and beneficial owners of Registrable Securities should consult their legal counsel regarding the consequences of being named or not being named as a selling security holder in the Shelf Registration Statement and the related prospectus or prospectus supplement(s).

NOTICE

The undersigned beneficial owner (the ‘‘Selling Security Holder’’) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the‘‘Exchange Act’’), from and against certain claims and losses arising in connection with statements or omissions concerning the undersigned made in the Shelf Registration Statement or the related prospectus or prospectus supplement(s) in reliance upon the information provided by the undersigned.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1. Selling Security Holder information:

(a)	Full legal name of Selling Security Holder:

(b)	Full legal name of registered holder (if not the same as (a) above) through which the Registrable Securities listed in Item 3 below are held:

(c)	Full legal name of Depository Trust Company participant (if applicable and if not the same as (b) above) through which the Registrable Securities listed in Item 3 below are held:

(d)	Taxpayer identification or social security number of Selling Security Holder:

2.	Mailing address for notices to Selling Security Holder:

Telephone:

Fax:

E-mail address:

Contact person:

3.	Beneficial ownership of Registrable Securities:

State the number of shares of Registrable Securities beneficially owned by you.

Number of shares:

4.	Beneficial ownership of other securities of the Company owned by the Selling Security Holder:

Except as set forth below in this Item 4, the undersigned is not the beneficial owner of any securities of the Company other than the Registrable Securities listed in Item 3 above.

	(a)	Type and amount of other securities beneficially owned by the Selling Security Holder:

	(b)	CUSIP No(s). of the other securities listed in (a) beneficially owned:

5.		Relationships with the Company:

	(a)	Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or had any other material relationship with the Company (or its predecessors or affiliates) during the past three years?

	[ ]	Yes.

	[ ]	No.

	(b)	If your response to (a) above is ‘‘Yes,’’ please state the nature and duration of your relationship with the Company:

6.	Plan of distribution:

Except as set forth below, the undersigned (including its donees, pledges, transferees and other successors in interest) intends to distribute the Registrable Securities listed in Item 3 above pursuant to the Shelf Registration Statement only as follows (if at all):

Such Registrable Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters, broker-dealers or agents, the Selling Security Holder will be responsible for underwriting discounts or commissions or agents’ commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (1) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (2) in the over-the-counter market, (3) otherwise than on such exchanges or services or in the over-the-counter market or (4) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of the hedging positions they assume. The undersigned may also sell Registrable Securities short and deliver Registrable Securities to close out short positions or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities. The Selling Security Holder may pledge or grant a security interest in some or all of the Registrable Securities owned by it, and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Registrable Securities from time to time pursuant to the Shelf Registration Statement. The Selling Security Holder also may transfer, donate, pledge or otherwise dispose of shares in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling Security Holder for purposes of the Shelf Registration Statement to the extent permitted by the rules and regulations of the Securities and Exchange Commission.

State any exceptions here:

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the

Registrable Securities without the prior agreement of the Company.

The Company hereby advises each Selling Security Holder of the following Compliance and Disclosure

Interpretation of the Division of Corporation Finance of the Commission:

An issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock ‘‘against the box’’ and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.

By returning this Notice and Questionnaire, the Selling Security Holder will be deemed to be aware of the foregoing interpretation.

7.	Broker-dealers and their affiliates:

The Company may have to identify the Selling Security Holder as an underwriter in the Shelf Registration Statement or related prospectus or prospectus supplement(s) if:

	●	the Selling Security Holder is a broker-dealer and did not receive the Registrable Securities as compensation for underwriting activities; or

	●	the Selling Security Holder is an affıliate of a broker-dealer and either (1) did not acquire the Registrable Securities in the ordinary course of business; or (2) at the time of its purchase of the Registrable Securities, had an agreement or understanding, directly or indirectly, with any person to distribute the Registrable Securities.

Persons identified as underwriters in the Shelf Registration Statement or related prospectus or prospectus supplement(s) may be subject to additional potential liabilities under the Securities Act and should consult their legal counsel before submitting this Notice and Questionnaire.

(a)	Are you a broker-dealer registered pursuant to Section 15 of the Exchange Act?

[ ] Yes.

[ ] No.

(b)	If your response to (a) above is ‘‘Yes,’’ did you receive the securities listed in Item 3 above as compensation for underwriting activities?

[ ] Yes.

[ ] No.

If your response to (b) above is ‘‘Yes,’’ please describe the circumstances:

(c)	Are you an ‘‘affiliate’’ of a broker-dealer that is registered pursuant to Section 15 of the Exchange
Act?

[ ] Yes.

[ ] No.

For the purposes of this Item 7(b), an ‘‘affiliate’’ of a registered broker-dealer includes any company that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer.

(d)	If your response to (c) above is ‘‘Yes,’’ please answer the following three questions:

(i) Please describe the nature of your affiliation with a registered broker-dealer:

(ii) Did you acquire the securities listed in Item 3 above in the ordinary course of business?

[ ] Yes.

[ ] No.

(iii) At the time of your purchase of the securities listed in Item 3 above, did you have any agreements or understandings, directly or indirectly, with any person to distribute the securities?

[ ] Yes.

[ ] No.

If your response to (iii) above is ‘‘Yes,’’ please describe such agreements or understandings:

8.	Nature of beneficial ownership:

The purpose of this section is to identify the ultimate natural persons or publicly held entities that exercises sole or shared voting or dispositive power over the Registrable Securities.

	(a)	Is the Selling Security Holder a natural person?

[ ] Yes.

[ ] No.

	(b)	Is the Selling Security Holder required to file, or is it a wholly owned subsidiary of an entity that is required to file, periodic and other reports (for example, Forms 10-K, 10-Q and 8-K) with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act?

[ ] Yes.

[ ] No.

	(c)	Is the Selling Security Holder an investment company, or a subsidiary of an investment company, registered under the Investment Company Act of 1940, as amended?

[ ] Yes.

[ ] No.

	(d)	If the Selling Security Holder is a subsidiary of such an investment company, please identify the investment company:

	(e)	If you answered ‘‘No’’ to questions (a), (b) and (c) above, please identify the controlling person(s) of the Selling Security Holder (the ‘‘Controlling Entity’’). If the Controlling Entity is not a natural person or a publicly held entity, please identify each controlling person(s) of such Controlling Entity. This process should be repeated until you reach natural persons or a publicly held entity that exercise sole or shared voting or dispositive power over the Registrable Securities:

***PLEASE NOTE THAT THE COMMISSION REQUIRES THAT THESE NATURAL PERSONS AND ENTITIES BE NAMED IN THE PROSPECTUS***

9.	Securities received from named selling security holder:

	(a)	Did you receive your Registrable Securities listed above in Item 3 as a transferee from one or more selling security holders previously identified in the Shelf Registration Statement?

[ ] Yes.

[ ] No.

	(b)	If your response to (a) above is ‘‘Yes,’’ please answer the following two questions:

		(i)	Did you receive such Registrable Securities listed above in Item 3 from the named selling security holder(s) prior to the effectiveness of the Shelf Registration Statement?

[ ] Yes.

[ ] No.

		(ii)	Identify below the names of the selling security holder(s) from whom you received the Registrable Securities listed above in Item 3 and the date on which such securities were received.

If you need more space for your responses, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Notice and Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the above questions.

ACKNOWLEDGEMENTS

The undersigned acknowledges its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offer or sale of Registrable Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The Selling Security Holder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein. Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Security Holder against certain liabilities.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to provide any additional information the Company may reasonably request and to promptly notify the Company of any inaccuracies or changes in the information provided that may occur at any time while the Shelf Registration Statement remains effective. All notices hereunder to the Company pursuant to the Registration Rights Agreement will be made in writing by hand-delivery, first-class mail or air courier guaranteeing overnight delivery to the address specified below.

If the Selling Security Holder transfers all or any portion of the Registrable Securities listed in Item 3 above after the date on which such information is provided to the Company, the Selling Security Holder will notify the transferee(s) at the time of transfer of its or their rights and obligations under the Registration Rights Agreement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to questions above and the inclusion of such information in the Shelf Registration Statement and the related prospectus or prospectus supplement(s) and in any related state securities or Blue Sky applications. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus and prospectus supplement(s) and of any such application.

Once this Notice and Questionnaire is executed by the Selling Security Holder and received by the Company, the terms of this Notice and Questionnaire and the representations and warranties contained herein will be binding on, will inure to the benefit of, and will be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the Selling Security Holder with respect to the Registrable Securities beneficially owned by the Selling Security Holder and listed in Item 3 above. This Notice and Questionnaire will be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial owner:

By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO THE COMPANY AT:

Xtant Medical Holdings, Inc.

600 Cruiser Lane

Belgrade, MT 59714

Attention: Sean E. Browne

Chief Executive Officer

EXHIBIT D

Form of the Company Stockholder Approval

WRITTEN CONSENT

OF

THE STOCKHOLDERS

OF

XTANT MEDICAL HOLDINGS, INC.

August 7, 2020

The undersigned stockholders of Xtant Medical Holdings, Inc., a Delaware corporation (the “Company”), representing a majority of the outstanding shares of common stock, par value $0.000001 per share (the “Common Stock”), of the Company as of the date first above written (the “Record Date”), and acting by written consent without a meeting pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”) and Section 1.10 of the Company’s Second Amended and Restated Bylaws (the “Bylaws”), do hereby consent to the adoption of the following resolutions and direct that this Written Consent be filed with the minutes of the proceedings of the stockholders of the Company.

Approval of Charter Amendment in Connection with Debt Restructuring

WHEREAS, the Company has entered into a Restructuring and Exchange Agreement (the “Restructuring Agreement”) with OrbiMed Royalty Opportunities II, LP (“Royalty Opportunities”) and ROS Acquisition Offshore LP (“ROS” and together with Royalty Opportunities, the “Lenders”), which together hold all of the Company’s outstanding indebtedness under the Company’s credit facility and together own approximately 70% of the outstanding Common Stock of the Company (the “Majority Stockholders”), pursuant to which the parties thereto agreed, subject to the terms and conditions set forth therein, to take certain actions as set forth therein and as described in more detail below (collectively, the “Restructuring Transactions”) in furtherance of a restructuring of the Company’s outstanding indebtedness under that certain Second Amended and Restated Credit Agreement, dated as of March 29, 2019, by and among the Company, Bacterin International, Inc., Xtant Medical, Inc., X-spine Systems, Inc., and the Lenders, as amended (the “Second A&R Credit Agreement”), so that the Company may regain compliance with continued listing requirements of the NYSE American (the “Debt Restructuring”).

WHEREAS, the proposed Restructuring Transactions include, among other actions:

●	an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to increase the number of authorized shares of Common Stock from 75 million to 300 million (the “Charter Amendment”);

●	the exchange by the Company of shares of Common Stock for $40.8 million of the aggregate outstanding principal amount of the Loans (as defined in the Second A&R Credit Agreement) outstanding under the Second A&R Credit Agreement, as well as, without duplication, $21.1 million of the outstanding amount of PIK Interest (as defined in the Second A&R Credit Agreement), plus all other accrued and unpaid interest on the Exchanging Loans (as defined in the Restructuring Agreement) outstanding as of the Closing Date (as defined in the Restructuring Agreement), at an exchange price of $1.07 per share (the “Exchange Price”), representing the average closing price of the Common Stock over the 10 trading days immediately prior to the parties entering into the Restructuring Agreement, and resulting in the issuance of an aggregate of approximately 57.8 million shares of Common Stock to the Lenders (the “Share Issuance”);

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●	the execution of an amendment to the Second A&R Credit Agreement by the parties thereto to change certain provisions therein, including extinguishing loans in an aggregate principal amount equal to the Exchanging Loans outstanding thereunder together with all accrued and unpaid interest thereon, adding loans in an aggregate principal amount equal to the prepayment fee payable thereunder in respect of the Exchanging Loans, reducing the amount of credit availability thereunder, reducing the interest rate and eliminating certain financial covenants; and

●	the launch by the Company of a rights offering to allow stockholders of the Company to purchase up to an aggregate of $15 million of Common Stock at the same price per share as the Exchange Price used to exchange the Exchanging Loans into Common Stock as part of the Debt Restructuring and Share Issuance.

WHEREAS, at a special meeting of the Board held on August 7, 2020, the Board deemed it advisable and in the best interest of the Company to approve and adopt the Charter Amendment, subject to approval by the Company’s stockholders, and approved the Charter Amendment, subject to approval thereof by the Company’s stockholders.

WHEREAS, pursuant to Section 242 of the DGCL, the Charter Amendment must be approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s Common Stock.

WHEREAS, in accordance with Section 228 of the DGCL and Section 1.10 of the Bylaws, unless otherwise restricted by the Charter, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of stockholders are recorded.

WHEREAS, pursuant to Section 228 of the DGCL and Section 1.10 of the Bylaws, prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

WHEREAS, pursuant to the terms of the Restructuring Agreement, the Board directed management of the Company to solicit and obtain on behalf of the Board the written consent from the Majority Stockholders, which together hold a majority of the outstanding shares of the Common Stock as of the Record Date, in accordance with Section 228 of the DGCL and Section 1.10 of the Bylaws, in favor of the Charter Amendment, in substantially the form attached as Exhibit A to the Restructuring Agreement.

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NOW, THEREFORE, BE IT RESOLVED, that the undersigned hereby approve an amendment to Section 1 of Article IV of the Charter so that it would state in its entirety as follows:

ARTICLE IV: AUTHORIZED STOCK

“1. Total Authorized. The total number of shares of all classes of stock which the Corporation shall have authority to issue:

COMMON STOCK: Three Hundred Million (300,000,000) with a par value of $0.000001 (USD)

PREFERRED STOCK: Ten Million (10,000,000) with a par value of $0.000001 (USD)”

RESOLVED, FURTHER, that after the expiration of the 20-day period required under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the DGCL, the President and Chief Executive Officer and the Vice President, Finance and Chief Financial Officer of the Company, and each of them acting alone (each, an “Authorized Officer” and collectively, the “Authorized Officers”), are hereby authorized to execute the Charter Amendment, in substantially the form as Exhibit A to the Restructuring Agreement, and to cause the same to be filed with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL.

RESOLVED, FURTHER, that notwithstanding approval of the Charter Amendment by the stockholders of the Company, at any time prior to the effectiveness of the filing of the Charter Amendment with the Secretary of State of the State of Delaware and until the Charter Amendment becomes effective in accordance with the provisions of the DGCL, the Board shall have the authority in its sole discretion to abandon the Charter Amendment for any reason and without further action by the stockholders, if permitted under the terms of the Restructuring Agreement.

Approval of Share Issuance in Connection with Debt Restructuring for Purposes of Section 713(a) of the NYSE American company Guide

WHEREAS, the issuance of Common Stock in connection with the Share Issuance requires stockholder approval pursuant to Section 713(a) of the NYSE American Company Guide, as such issuance will be in an amount exceeding 20% of the Company’s outstanding Common Stock, as determined before such issuance.

WHEREAS, pursuant to Section 713(a) of the NYSE American Company Guide, the Share Issuance must be approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s Common Stock.

WHEREAS, at a special meeting of the Board held on August 7, 2020, the Board deemed it advisable and in the best interest of the Company to approve the Share Issuance, subject to approval by the Company’s stockholders, and approved the Share Issuance, subject to approval thereof by the Company’s stockholders.

WHEREAS, in accordance with Section 228 of the DGCL and Section 1.10 of the Bylaws, unless otherwise restricted by the Charter, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of stockholders are recorded.

3

WHEREAS, pursuant to Section 228 of the DGCL and Section 1.10 of the Bylaws, prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

WHEREAS, pursuant to the terms of the Restructuring Agreement, the Board directed management of the Company to solicit and obtain on behalf of the Board the written consent from the Majority Stockholders, which together hold a majority of the outstanding shares of the Common Stock as of the Record Date, in accordance with Section 228 of the DGCL and Section 1.10 of the Bylaws, in favor of the Share Issuance.

NOW, THEREFORE, BE IT RESOLVED, that the undersigned hereby approve the Share Issuance.

RESOLVED, FURTHER, that after expiration of the 20-day period required under Rule 14c-2 promulgated under the Exchange Act, the Authorized Officers, and each of them acting alone, are hereby authorized to effectuate the Share Issuance.

RESOLVED, FURTHER, that notwithstanding approval of the Share Issuance by the stockholders of the Company, at any time prior to the effectiveness of the Share Issuance pursuant to and in accordance with the terms of the Restructuring Agreement, the Board shall have the authority in its sole discretion to abandon the Share Issuance for any reason and without further action by the stockholders, if permitted under the terms of the Restructuring Agreement.

Authorizing Resolutions

RESOLVED, that the appropriate officers of the Company, or any one of them, are hereby authorized, empowered and directed, in the name of and on behalf of the Company, to take all reasonable steps as may be necessary, proper, advisable or required from time to time in order to carry out the purpose and intent of these resolutions.

RESOLVED, FURTHER, that wherever in these resolutions any officer of the Company is authorized to take any action he or she deems necessary, proper, advisable or required, the signing or execution by such officer of any instrument or the taking of any such action by him or her shall be conclusive evidence that he or she deems the same to be necessary, proper, advisable or required.

RESOLVED, FURTHER, that all of the acts or instruments of the officers of the Company heretofore performed or executed on behalf of the Company that are consistent with the purpose and intent of these resolutions are hereby in all respects authorized, adopted, approved, ratified and confirmed.

[Remainder of page intentionally left blank; signature page follows]

4

IN WITNESS WHEREOF, the undersigned stockholders of the Company, representing a majority of the outstanding shares of Common Stock of the Company as of the Record Date, do hereby execute this Written Consent on the date set forth below each such undersigned’s name. This Written Consent may be executed in counterparts, with each an original and all of which together shall constitute one and the same instrument. A signature delivered by facsimile or other electronic transmission shall be deemed an original signature and shall be valid and binding to the same extent as if it was an original.

ORBIMED ROYALTY OPPORTUNITIES II, LP

By	OrbiMed ROF II LLC,
its	General Partner

By	OrbiMed Advisors LLC,
its	Managing Member

By:
Name:
Title:

Date: August 7, 2020

ROS ACQUISITION OFFSHORE LP

By OrbiMed Advisors LLC, solely in its
capacity as Investment Manager

By:
Name:
Title:

Date: August 7, 2020

REPRESENTING A MAJORITY OF THE
OUTSTANDING COMMON STOCK OF
XTANT MEDICAL HOLDINGS, INC.

[Signature Page to Stockholder Written Consent Approving Charter Amendment and Share Issuance]

5

ANNEX C

Confidential Special Committee of the Board of Directors Xtant Medical Holdings, Inc. 600 Cruiser Lane Belgrade, MT 59714	August 7, 2020

Ladies and Gentlemen:

Xtant Medical Holdings, Inc. (the “Company”) has engaged Duff & Phelps, LLC (“Duff & Phelps”) to serve as an independent financial advisor to the special committee (the “Special Committee”) of the board of directors (the “Board of Directors”) of the Company (solely in their capacity as members of the Special Committee) to provide an opinion (the “Opinion”), as of the date hereof, as to the fairness, from a financial point of view, of the Exchange Price (defined below) for the Exchanging Loans (defined below), to the Unaffiliated Stockholders (defined below) of the Company in connection with the contemplated transaction described below (the “Proposed Transaction”).

Description of the Proposed Transaction

It is Duff & Phelps’ understanding that the Proposed Transaction involves the exchange, pursuant to a Restructuring and Exchange Agreement (the “Restructuring Agreement”) among the Company and the Lenders (as defined in the Restructuring Agreement), by the Lenders of the Exchanging Loans (as defined in the Restructuring Agreement) for a number of shares of common stock of the Company equal to the principal amount of the Exchanging Loans plus all accrued and unpaid interest on the Exchanging Loans at the Closing (as defined in the Restructuring Agreement) divided by an exchange price (the “Exchange Price”) equal to the average closing price of the Company’s common stock over the 10 trading days immediately prior to the date of the Restructuring Agreement.

It is Duff & Phelps’ further understanding that the Exchanging Loans consist of approximately $61.9 million of outstanding principal and accrued and unpaid interest, including paid-in-kind interest, and that the prepayment fee in respect of the Exchanging Loans payable under the Existing Credit Agreement (as defined in the Restructuring Agreement) will be deemed to be a loan made on the Closing Date (as defined in the Restructuring Agreement) that will become indebtedness to the Company after the close of the Proposed Transaction.

Duff & Phelps, LLC 10100 Santa Monica Blvd. Suite 1100 Los Angeles, CA 90067	+1 424 249 1650	www.duffandphelps.com

Xtant Medical Holdings, Inc.

August 7, 2020

It is Duff & Phelps’ further understanding that the Lenders are affiliates of OrbiMed Advisors LLC (“OrbiMed”), and that OrbiMed, together with investment funds affiliated with OrbiMed, beneficially own (including warrants) over 70% of the Company’s common stock prior to the consummation of the Proposed Transaction. The stockholders of the Company unaffiliated with the Lenders are referred to herein as the “Unaffiliated Stockholders.”

Scope of Analysis

In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its Opinion included, but were not limited to, the items summarized below:

1.	Reviewed the following documents:

a.	The Company’s annual reports and audited financial statements on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the years ended December 31, 2016 through 2019 and the Company’s unaudited interim financial statements for the quarter ended June 30, 2020, included in the Company’s Form 10-Q filed with the SEC;

b.	Unaudited segment and pro forma financial information for the Company for the fiscal years ended December 31, 2016 through 2019 and the six months ended June 30, 2020, which Company’s management identified as being the most current financial statements available;

c.	Financial projections for the Company, provided to us by management of the Company, for the years ending December 31, 2020 through 2024;

d.	Board of Directors meeting presentations dated between January 7, 2020 and June 4, 2020;

e.	The Second Amended and Restated Credit Agreement dated as of March 29, 2019 by and among Bacterin International, Inc. and X-Spine Systems, Inc. as the Borrower and ROS Acquisition Offshore LP and all subsequent amendments (the “Existing Credit Agreement”);

f.	A draft of the Restructuring Agreement dated August 5, 2020 (the “Draft Restructuring Agreement”); and

g.	Other internal documents relating to the history, current operations, and probable future outlook of the Company.

2.	Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company;

3.	Reviewed the historical trading price and trading volume of the Company’s common stock and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

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August 7, 2020

4.	Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant; and

5.	Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with the Company’s consent:

1.	Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not independently verify such information;

2.	Relied upon the fact that the Special Committee, the Board of Directors and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken;

3.	Assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Duff & Phelps expresses no opinion with respect to such projections or the underlying assumptions;

4.	Assumed that information supplied and representations made by Company management are substantially accurate regarding the Company and the Proposed Transaction;

5.	Assumed that the final, executed Restructuring Agreement and other agreements reviewed by Duff & Phelps in draft form will conform in all material respects to the Draft Restructuring Agreement reviewed by us;

6.	Assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

7.	Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Restructuring Agreement without any amendments thereto or any waivers of any terms or conditions thereof; and

8.	Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.

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Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Company, or the Proposed Transaction.

Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise). Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Company, or any alternatives to the Proposed Transaction, (ii) structure or negotiate the terms or the effect of the Exchange Price of the Exchanging Loans or any part of the Proposed Transaction and, therefore, Duff & Phelps has assumed that the terms of the Proposed Transaction, including, without limitation, the Exchange Price for the Exchanging Loans, are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Restructuring Agreement with respect to the Proposed Transaction, or (iii) advise the Special Committee, the Board of Directors or any other party with respect to alternatives to the Proposed Transaction or the relative merits of the Proposed Transaction.

Duff & Phelps is not expressing any opinion as to the market price or value of the Company’s common stock (or anything else) after the announcement or the consummation of the Proposed Transaction. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the consideration to be received by the public shareholders of the Company in the Proposed Transaction, or with respect to the fairness of any such compensation.

This Opinion is furnished solely for the use and benefit of the Special Committee in connection with its consideration of the Proposed Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ express consent other than the Board of Directors if requested by the Special Committee. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any aspect of the Proposed Transaction other than the Exchange Price for the Exchanging Loans or any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how the Special Committee, the Board of Directors or any stockholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, and (iv) does not indicate that the Exchange Price for the Exchanging Loans is the best price or terms possibly attainable under any circumstances. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This letter should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

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August 7, 2020

This Opinion is solely that of Duff & Phelps, and Duff & Phelps’ liability in connection with this letter shall be limited in accordance with the terms set forth in the engagement letter between Duff & Phelps and the Company dated July 6, 2020 (the “Engagement Letter”). This letter is confidential, and its use and disclosure is strictly limited in accordance with the terms set forth in the Engagement Letter.

Disclosure of Prior Relationships

Duff & Phelps has acted as financial advisor to the Special Committee and will receive a fee for its services. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in this Opinion or whether or not the Proposed Transaction is successfully consummated. Pursuant to the terms of the Engagement Letter, a portion of Duff & Phelps’ fee was payable upon execution of the Engagement Letter the remainder became payable upon Duff & Phelps’ stating to the Special Committee that it is prepared to deliver its Opinion. In addition, the Company has agreed to reimburse us for certain of our expenses and indemnify us against certain liabilities arising out of our engagement. Duff & Phelps has also performed certain cyber security, business intelligence and legal management consulting services for OrbiMed and for these engagements Duff & Phelps received customary fees, expense reimbursement and indemnification. In addition, in January 2018 Duff & Phelps rendered a fairness opinion to the Board of Directors and the Special Strategic Committee of the Board of Directors as to the fairness of the exchange rate of certain notes held by OrbiMed into common stock of the Company, from a financial point of view, to the public holders of common stock of the Company.

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion as of the date hereof that the Exchange Price for the Exchanging Loans in connection with the Proposed Transaction is fair, from a financial point of view, to the Unaffiliated Stockholders of the Company (without giving effect to any impact of the Proposed Transaction on any particular stockholder other than in its capacity as a stockholder).

This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.

Respectfully submitted,

Duff & Phelps, LLC